Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                             NAMCO SECURITIES CORP.
             (Exact name of Registrant as specified in its Charter)

                                    Delaware
                            (State of Incorporation)

                                   59-3515057
                     (I.R.S. Employer Identification Number)

                   6200 Courtney Campbell Causeway, Suite 300
                              Tampa, Florida 33607
                                 (813) 636-5500
   (Address and telephone number of Registrant's principal executive offices)

                                  Richard Mirro
                             NAMCO Securities Corp.
                   6200 Courtney Campbell Causeway, Suite 300
                              Tampa, Florida 33607
                                 (813) 636-5500
            (Name, address and telephone number of agent for service)

                                ----------------

                                   Copies to:
                           Paul D. Tvetenstrand, Esq.
                             Thacher Proffitt & Wood
                             Two World Trade Center
                            New York, New York 10048

================================================================================
         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                            CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED            PROPOSED
                                                                       MAXIMUM            MAXIMUM
                                                                      OFFERING           AGGREGATE          AMOUNT OF
                                                   AMOUNT               PRICE             OFFERING        REGISTRATION
  TITLE OF SECURITIES BEING REGISTERED        TO BE REGISTERED      PER UNIT (1)         PRICE (1)             FEE
Mortgage Pass-Through Certificates and
Mortgage-Backed Notes, issued in series         $1,000,000.00           100%            $1,000,000.00        $278.00

(1) Estimated solely for the purpose of calculating the registration fee.



                           --------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.


================================================================================

                                EXPLANATORY NOTE

    This Registration Statement includes (i) a basic prospectus, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates consisting of senior and subordinate certificate classes ("Version 1"), (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates which provides for credit support in the form of a financial guaranty insurance policy and overcollateralization ("Version 2") and (iv) an illustrative form of prospectus supplement for use in an offering of Mortgage- Backed Notes ("Version 3").

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.




                              Subject to Completion
                   Preliminary Prospectus Dated March 18, 1999

                             NAMCO SECURITIES CORP.
                                     COMPANY

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT.

The Offered Securities will represent interests only in the trust created for the Offered Securities and will not represent ownership interests in or obligations of NAMCO Securities Corp., NAMCO Asset Management Inc. or any of their affiliates.

This prospectus may be used to offer and sell the securities offered hereby only if accompanied by the prospectus supplement for the Offered Securities.
--------------------------------------------------------------------------------


THE OFFERED SECURITIES

The Company proposes to establish one or more trusts to issue and sell from time to time one or more classes of Offered Securities, which shall be Mortgage Pass-Through Certificates or Mortgage-Backed Notes. Each series of Securities will be secured by the assets of a trust. Each series of Offered Securities will be paid only by the assets of such trust.

THE TRUST FUND

Each series of Securities will be secured by a trust fund consisting primarily of a segregated pool of one- to four-family residential mortgage loans, including:

     o mortgage loans secured by first and junior liens on the related mortgage property;

     o    home equity revolving lines of credit;

     o mortgage loans where the borrower has little or no equity in the related mortgaged property; and

     o manufactured housing conditional sales contracts and installment loan agreements or interests therein;

in each case acquired by the Company from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, and currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities or by overcollateralization.

The Offered Securities may be offered to public through different methods as described in "Methods of Distribution" in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March __, 1999.


                                                      TABLE OF CONTENTS

Caption                                                                                                       Page
-------                                                                                                       ----

INTRODUCTION.....................................................................................................3
         General  ...............................................................................................3

THE MORTGAGE POOLS...............................................................................................4
         General  ...............................................................................................4
         The Mortgage Loans......................................................................................6
         Underwriting Standards.................................................................................10
         Qualifications of Originators and Sellers..............................................................11
         Representations by Sellers.............................................................................11

SERVICING OF MORTGAGE LOANS.....................................................................................14
         General  ..............................................................................................14
         The Master Servicer....................................................................................14
         Collection and Other Servicing Procedures; Mortgage
                  Loan Modifications............................................................................15
         Subservicers...........................................................................................16
         Special Servicers......................................................................................16
         Realization Upon or Sale of Defaulted Mortgage Loans
                   .............................................................................................16
         Servicing and Other Compensation and Payment of
                  Expenses; Spread..............................................................................18
         Evidence as to Compliance..............................................................................19

DESCRIPTION OF THE SECURITIES...................................................................................20
         General  ..............................................................................................20
         Form of Securities.....................................................................................22
         Assignment of Trust Fund Assets........................................................................23
         Certificate Account....................................................................................25
         Distributions..........................................................................................28
         Distributions of Interest and Principal on the Securities
                   .............................................................................................29
         Pre-Funding Account....................................................................................30
         Distributions on the Securities in Respect of Prepayment
                  Premiums......................................................................................30
         Allocation of Losses and Shortfalls....................................................................30
         Advances ..............................................................................................30
         Reports to Securityholders.............................................................................31

DESCRIPTION OF CREDIT ENHANCEMENT...............................................................................33
         General  ..............................................................................................33
         Subordinate Securities.................................................................................34
         Overcollateralization..................................................................................34
         Financial Guaranty Insurance Policy....................................................................34
         Mortgage Pool Insurance Policies.......................................................................35
         Letter of Credit.......................................................................................36
         Special Hazard Insurance Policies......................................................................36
         Reserve Funds..........................................................................................37
         Maintenance of Credit Enhancement......................................................................38
         Reduction or Substitution of Credit Enhancement........................................................40

PURCHASE OBLIGATIONS............................................................................................40

PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
         CLAIMS THEREUNDER......................................................................................41
         General  ..............................................................................................41
         Primary Mortgage Insurance Policies....................................................................41
         Hazard Insurance Policies..............................................................................42
         FHA Insurance..........................................................................................43
         VA Mortgage Guaranty...................................................................................44

THE COMPANY.....................................................................................................44

THE AGREEMENTS..................................................................................................44
         General  ..............................................................................................44
         Certain Matters Regarding the Master Servicer and the
                  Company.......................................................................................45
         Events of Default and Rights Upon Event Default........................................................46
         Amendment..............................................................................................49
         Termination; Retirement of Securities..................................................................50
         The Trustee............................................................................................51
         Duties of the Trustee..................................................................................51
         Certain Matters Regarding the Trustee..................................................................51
         Resignation and Removal of the Trustee.................................................................52

YIELD CONSIDERATIONS............................................................................................52

MATURITY AND PREPAYMENT CONSIDERATIONS..........................................................................54

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.........................................................................56
         Single Family Loans....................................................................................56
         Cooperative Loans......................................................................................56
         Tax Aspects of Cooperative Ownership...................................................................57
         Contracts..............................................................................................58
         Foreclosure on Mortgages and Certain Contracts.........................................................59
         Foreclosure on Shares of Cooperatives..................................................................61
         Repossession with respect to Contracts.................................................................62
         Rights of Redemption...................................................................................63
         Anti-Deficiency Legislation and Other Limitations on
                  Lenders.......................................................................................63
         Environmental Legislation..............................................................................65
         Consumer Protection Laws with respect to Contracts
                   .............................................................................................66
         Enforceability of Certain Provisions...................................................................66
         Subordinate Financing..................................................................................67
         Installment Contracts..................................................................................68
         Applicability of Usury Laws............................................................................68
         Alternative Mortgage Instruments.......................................................................69
         Formaldehyde Litigation with respect to Contracts......................................................69
         Soldiers' and Sailors' Civil Relief Act of 1940........................................................70
         Forfeitures in Drug and RICO Proceedings...............................................................70
         Junior Mortgages.......................................................................................70
         Negative Amortization Loans............................................................................71

FEDERAL INCOME TAX CONSEQUENCES.................................................................................71
         General  ..............................................................................................71
         REMICS   ..............................................................................................72
         Notes    ..............................................................................................87
         Grantor Trust Funds....................................................................................87

STATE AND OTHER TAX CONSEQUENCES................................................................................96

ERISA CONSIDERATIONS............................................................................................96
         Representation from Plans Investing in Notes with
                  "Substantial Equity Features" or Certain
                  Certificates.................................................................................100
         Tax Exempt Investors..................................................................................101
         Consultation with Counsel.............................................................................101

LEGAL INVESTMENT MATTERS.......................................................................................102

USE OF PROCEEDS................................................................................................103

METHODS OF DISTRIBUTION........................................................................................103

LEGAL MATTERS..................................................................................................104

FINANCIAL INFORMATION..........................................................................................104

RATING   ......................................................................................................104

AVAILABLE INFORMATION..........................................................................................105

REPORTS TO SECURITYHOLDERS.....................................................................................105

INCORPORATION OF CERTAIN INFORMATION BY
         REFERENCE.............................................................................................105

INDEX OF PRINCIPAL DEFINITIONS.................................................................................106


                                  INTRODUCTION

GENERAL

         The mortgage pass-through certificates ("Certificates") or mortgage-backed notes ("Notes") offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Securities of each series, together with any other mortgage pass-through certificates or mortgage-backed notes of such series, are collectively referred to herein as the "Securities."

         Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of Notes will represent indebtedness of, a trust fund (with respect to any series, the "Trust Fund") to be established by NAMCO Securities Corp. (the "Company"). Each Trust Fund will consist primarily of a segregated pool (a "Mortgage Pool") of one- to four-family and/or junior mortgage loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans") or interests therein (which may include Mortgage Securities as defined herein), acquired by the Company from one or more affiliated or unaffiliated institutions (the "Sellers"). See "The Company" and "The Mortgage Pools." The Mortgage Loans may include sub-prime mortgage loans. The Mortgage Loans and other assets in each Trust Fund, which may only include, if applicable, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described herein (collectively, the "Trust Fund Assets") will be held in trust for the benefit of the holders of the related series of Securities (the "Securityholders") pursuant to (i) with respect to each series of Certificates, a pooling and servicing agreement or other agreement (in either case, a "Pooling Agreement") or (ii) with respect to each series of Notes, an indenture (an "Indenture"), in each case as more fully described herein and in the related Prospectus Supplement. Information regarding the Offered Securities of a series, and the general characteristics of the Mortgage Loans and other Trust Fund Assets in the related Trust Fund, will be set forth in the related Prospectus Supplement.

         Each series of Securities will include one or more classes. Each class of Securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the Securities, to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans and the other Trust Fund Assets in the related Trust Fund in the manner described herein under "Description of the Securities" and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The Company's only obligations with respect to a series of Securities will be pursuant to certain representations and warranties made by the Company, except as provided in the related Prospectus Supplement. The master servicer (the "Master Servicer") for any series of Securities will be named in the related Prospectus Supplement. The principal obligations of the Master Servicer will be pursuant to its contractual servicing obligations (which include its limited obligation to make certain advances in the event of delinquencies in payments on the related Mortgage Loans). See "Description of the Securities."

         If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of Securities or by Overcollateralization (as defined herein). See "Description of Credit Enhancement."

         The rate of payment of principal of each class of Securities entitled to a portion of principal payments on the Mortgage Loans in the related Mortgage Pool and the Trust Fund Assets will depend on the priority of payment of such class and the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases of Mortgage Loans) on such Mortgage Loans and other Trust Fund Assets.

A rate of principal payment slower or faster than that anticipated may affect the yield on a class of Securities in the manner described herein and in the related Prospectus Supplement. See "Yield Considerations."

         With respect to each series of Certificates, one or more separate elections may be made to treat the related Trust Fund or a designated portion thereof as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of the related series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" herein.

         The Offered Securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement.

         There will be no secondary market for the Offered Securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the Offered Securities will develop or, if it does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.


                               THE MORTGAGE POOLS

GENERAL

         Each Mortgage Pool will consist primarily of Mortgage Loans, minus the Spread, if any, or any other interest retained by the Company or any affiliate of the Company. The Mortgage Loans may consist of Single Family Loans and Contracts, each as described below.

         The Mortgage Loans (other than the Contracts) will be evidenced by promissory notes ("Mortgage Notes") and secured by mortgages, deeds of trust or other similar security instruments ("Mortgages") that, in each case, create a first or junior lien on the related Mortgagor's fee or leasehold interest in the related Mortgaged Property. The Mortgaged Properties for such loans may consist of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other individual dwelling units (a "Single Family Property" and the related loans, "Single Family Loans"), which in each case may be owner-occupied or may be a vacation, second or non-owner-occupied home. If specified in the related Prospectus Supplement relating to a series of Securities, the Mortgage Loans may contain cooperative apartment loans ("Cooperative Loans") evidenced by promissory notes ("Cooperative Notes") secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, "Mortgage Loans" includes Cooperative Loans, "Mortgaged Properties" includes shares in the related cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" includes Cooperative Notes and "Mortgages" includes a security agreement with respect to a Cooperative Note.

         The "Contracts" will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The Mortgage Loans will not be guaranteed or insured by the Company or any of its affiliates. However, if so specified in the related Prospectus Supplement, the Mortgage Loans may be insured by the Federal Housing Administration (the "FHA" and such loans, "FHA Loans") or by the Veterans Administration (the "VA" and such loans, "VA Loans"). See "Description of Primary Insurance Policies--FHA Insurance" and "-- VA Insurance."

         A Mortgage Pool may include Mortgage Loans that are delinquent as of the date the related series of Securities is issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency and any other information relevant for a prospective purchaser to make an investment decision. No Mortgage Loan in a Mortgage Pool shall be 90 days or more delinquent. Mortgage Loans which are more than 30 and less than 90 days delinquent included in any Mortgage Pool will have detailed delinquency data relating to them included in the related Prospectus Supplement.

         Certain Mortgage Loans may be "sub-prime" mortgage loans. Such Mortgage Loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Such mortgagors may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers.

         Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among those purchased by the Company, either directly or through its affiliates, from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers not affiliated with the Company ("Unaffiliated Sellers") or from NAMCO, the parent of the Company, and their respective affiliates ("Affiliated Sellers"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "Sellers"). If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Unaffiliated Sellers, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

         Under certain circumstances, the Mortgage Loans to be included in a Mortgage Pool will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Securities (a "Designated Seller Transaction"). Such Securities may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Mortgage Pool composed of Mortgage Loans acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Company or, unless it is the Seller, NAMCO or any of their affiliates will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

         If specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include mortgage pass-through certificates evidencing interests in Mortgage Loans ("Mortgage Securities"), as described herein. The Mortgage Securities may have been issued previously by the Company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into such trusts, and selling beneficial interests in such trusts. Such Mortgage Securities will be generally similar to Securities offered hereunder. However, any Mortgage Securities included in a Trust Fund will (i) either have been (a) previously registered under the Securities Act, or (b) eligible for sale under Rule 144(k) under the Exchange Act; and (ii) be acquired in bona fide secondary market transactions. As to any such series of Securities, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Mortgage Loans underlying such Mortgage Securities will be described together with any other Mortgage Loans included in the Mortgage Pool relating to such series.

THE MORTGAGE LOANS

         Each of the Mortgage Loans will be a type of mortgage loan described or referred to below, with any variations described in the related Prospectus
Supplement:

          o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

          o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

          o Fully-amortizing adjustable-rate mortgage loans ("ARM Loans") having an original or modified term to maturity of not more than approximately 30 years with a related interest rate (a "Mortgage Rate") which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index*. The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan generally not later than six to ten years subsequent to the initial payment date;

          o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with Mortgage Rates which generally adjust initially on the payment date referred to in the related Prospectus Supplement, and on each of certain periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related Prospectus Supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the related Prospectus Supplement. If an adjustment to the Mortgage Rate on a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the

--------
     * The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes: (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco,
(v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) any other index described in the related Prospectus Supplement.

               principal balance of such Mortgage Loan;

          o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such mortgage loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

          o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loan; or

          o Mortgage loans ("Balloon Loans") having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a payment (a "Balloon Payment") of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term.

         If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Single Family Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of such Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any such Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         If so specified in the related Prospectus Supplement, a Mortgage Loan may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Penalty").

         Certain information, including information regarding loan-to-value ratios (each, a "Loan-to-Value Ratio") at origination of the Mortgage Loans underlying each series of Securities, will be supplied in the related Prospectus Supplement. In the case of most Mortgage Loans, the "Loan-to-Value Ratio" at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination (or, if appropriate, at the time of an appraisal subsequent to origination), plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property securing a Single Family Loan generally will be equal to the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal). In the case of certain refinanced, modified or converted Single Family Loans, the "Value" of the related Mortgaged Property will be equal to the lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements. Certain Mortgage Loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of such negative amortization. For purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured Homes are less likely than other types of housing to experience appreciation in value and more likely to experience depreciation in value over time.

         The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter. In addition, certain or all of the Single Family Loans secured by junior liens may have Loan-to-Value Ratios in excess of 80% and as high as 150% and will not be insured by a Primary Insurance Policy (such Mortgage Loans, "High LTV Loans").

         If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Company, the related Master Servicer, the applicable Seller or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or the related Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

         If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Securities--Payments on Mortgage Loans; Deposits to Certificate Account." Generally, the Mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period.

         The Prospectus Supplement for each series of Securities will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the Master Servicer with respect to Mortgage Loans similar to those included in the Trust Fund. Such information generally will be provided when such Seller and/or Master Servicer have a seasoned portfolio of Mortgage Loans.

         The Prospectus Supplement for each series of Securities will contain information as to the type of Mortgage Loans that will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a series of Securities will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to the following:

          o    the aggregate principal balance of the Mortgage Loans,

          o    the type of property securing the Mortgage Loans,

          o    the original or modified terms to maturity of the Mortgage Loans,

          o the range of principal balances of the Mortgage Loans at origination or modification,

          o the earliest origination or modification date and latest maturity date of the Mortgage Loans,

          o    the Loan-to-Value Ratios of the Mortgage Loans,

          o the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans,

          o if any of the Mortgage Loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin

          o    the geographical distribution of the Mortgage Loans,

          o    the number of Buydown Mortgage Loans, if applicable, and

          o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of Securities and will be filed, together with the related Pooling Agreement, with respect to each series of Certificates, or the related Servicing Agreement, Trust Agreement and Indenture, with respect to each series of Notes, with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in the Current Report on Form 8-K. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the Mortgage Loans or Mortgage Securities deviate from the characteristics of the Mortgage Loans or Mortgage Securities set forth in the related Prospectus Supplement.

         The Company will cause the Mortgage Loans constituting each Mortgage Pool (or Mortgage Securities evidencing interests therein) to be assigned, without recourse, to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series. Except to the extent that servicing of any Mortgage Loan is to be transferred to a Special Servicer, the Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, directly or through other mortgage servicing institutions ("Subservicers"), pursuant to a Pooling Agreement, with respect to each series of Certificates, or a servicing agreement (a "Servicing Agreement"), with respect to each series of Notes, and will receive a fee for such services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling Agreement or Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling Agreement or Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Subservicers and Sellers, as more fully described herein under "--Representations by Sellers" below, "Servicing of Mortgage Loans--Subservicers," and "Description of the Securities--Assignment of Trust Fund Assets," and, if and to the extent set forth in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans as described herein under "Description of the Securities--Advances") or pursuant to the terms of any Mortgage Securities.

UNDERWRITING STANDARDS

         Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans, as well as Mortgage Loans underlying Mortgage Securities, will generally have been originated in accordance with underwriting standards acceptable to the Company and generally described below. Any Mortgage Loan not directly underwritten by the Company or its affiliates will be reunderwritten by the Company or its affiliates, except in the case of a Designated Seller's transaction, in which case each Mortgage Loan will be underwritten by the Designated Seller or an affiliate thereof. The reunderwriting standards of the Company or its affiliates for such Mortgage Loans generally will be in accordance with the same standards as those for Mortgage Loans directly underwritten, with any variations described in the related Prospectus Supplement.

         The underwriting standards to be used in originating the Mortgage Loans are primarily intended to assess the creditworthiness of the Mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral for the Mortgage Loan.

         The primary considerations in underwriting a Single Family Loan or Contract are the Mortgagor's employment stability and whether the Mortgagor has sufficient monthly income available (i) to meet the Mortgagor's monthly obligations on the proposed Mortgage Loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the Mortgage Loan is another critical factor. In addition, a Mortgagor's credit history and repayment ability, as well as the type and use of the Mortgaged Property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related Mortgagor. Such Mortgage Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property.

         It is expected that each prospective Mortgagor will complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments.

         Mortgaged Properties generally will be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of Mortgaged Properties secured by Single Family Loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. All appraisals are required to be on forms acceptable to the Federal National Mortgage Association ("FNMA") and/or the Federal Home Loan Mortgage Corporation ("FHLMC").

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market.

         With respect to any FHA Loan or VA Loans the Mortgage Loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Insurance" herein.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each Mortgage Loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act of 1934, as amended (the "Housing Act").

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the Mortgage Loans and/or Mortgage Securities sold by such Seller and evidenced by a series of Securities. In the case of Mortgage Loans, such representations and warranties will generally include, among other things, that as to each such Mortgage Loan:

          o any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Company;

          o with respect to each Mortgage Loan other than a Contract or a Cooperative Loan, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Company or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the lien status of the mortgage;

          o the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buydown Mortgage Loan;

          o there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions);

          o the related Mortgaged Property is free from damage and in good repair;

          o there are no delinquent tax or assessment liens against the related Mortgaged Property;

          o such Mortgage Loan is not more than 90 days' delinquent as to any scheduled payment of principal and/or interest;

          o if a Primary Insurance Policy is required with respect to such Mortgage Loan, such Mortgage Loan is the subject of such a policy; and

          o such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

If the Mortgage Loans include Cooperative Loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of Mortgage Securities, such representations and warranties will generally include, among other things, that as to each such Mortgage
Security: (i) such Mortgage Security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and
(ii) the Seller has good title to such Mortgage Security. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the Securityholders in a Mortgage Loan or Mortgage Security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan or Mortgage Security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any Mortgage Loan or Mortgage Security as to which such a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a Mortgage Loan or Mortgage Security will have been made as of the date on which such Mortgage Loan or Mortgage Security was purchased from the Seller by or on behalf of the Company; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Securities. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Mortgage Security by the Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Mortgage Security, as the case may be. The only representations and warranties to be made for the benefit of holders of Securities in respect of any related Mortgage Loan or Mortgage Security relating to the period commencing on the date of sale of such Mortgage Loan or Mortgage Security by the Seller to or on behalf of the Company will be certain limited representations of the Company and the Master Servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

         The Company will assign to the Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it purchased a Mortgage Loan or Mortgage Security from a Seller insofar as such agreement relates to the representations and warranties made by such Seller in respect of such Mortgage Loan or Mortgage Security and any remedies provided for with respect to any breach of such representations and warranties. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan or Mortgage Security which materially and adversely affects the interests of the Securityholders therein within a specified period after having discovered or received notice of such breach, then, such Seller will be obligated to purchase such Mortgage Loan or Mortgage Security at a price (the "Purchase Price") set forth in the related Pooling Agreement or Servicing Agreement which Purchase Price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related Mortgage Rate or pass-through rate, as applicable (net of any portion of such interest payable to such Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and the Spread, if any).

         As to any Mortgage Loan required to be purchased by a Seller as provided above, rather than repurchase the Mortgage Loan, the Seller, if so specified in the related Prospectus Supplement, will be entitled, at its sole option, to remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"); however, with respect to a series of Certificates for which no REMIC election is to be made, such substitution must be effected within 120 days of the date of the initial issuance of the related series of Certificates. With respect to a Trust Fund for which a REMIC election is to be made, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the related series of Certificates, and may not be made if such substitution would cause the Trust Fund, or any portion thereof, to fail to qualify as a REMIC or result in a prohibited transaction tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

          o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the Master Servicer in the month of substitution for distribution to the Securityholders),

          o have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

          o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

          o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and

          o comply with all of the representations and warranties made by such Affiliated Seller as of the date of substitution.

The related purchase agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. No Seller will have any option to substitute for a Mortgage Security that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The Master Servicer will be required under the applicable Pooling Agreement or Servicing Agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Trustee and the Securityholders, following such practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the applicable Seller fails to honor such obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans and/or Mortgage Securities, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans and/or Mortgage Securities. Any such settlement could lead to losses on the Mortgage Loans and/or Mortgage Securities which would be borne by the related Securities. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan or

Mortgage Security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the Company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a Mortgage Loan or Mortgage Security and neither the Company nor any other entity has assumed the representations and warranties, such repurchase obligation of the Seller will not become an obligation of the Company or any other party. The foregoing obligations will constitute the sole remedies available to Securityholders or the Trustee for a breach of any representation by a Seller or for any other event giving rise to such obligations as described above.

         Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan or Mortgage Security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such purchase obligations. Such a default by a Seller is not a default by the Company or by the Master Servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the Company or the Master Servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the Company or the Master Servicer may have a purchase or substitution obligation. Any Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of Securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any Mortgage Loan or Mortgage Security in connection with a breach of such representations and warranties, the identity of such person will be specified in the related Prospectus Supplement.


                           SERVICING OF MORTGAGE LOANS

GENERAL

         The Mortgage Loans and Mortgage Securities included in each Mortgage Pool will be serviced and administered pursuant to either a Pooling Agreement or a Servicing Agreement. Forms of Pooling Agreements and a form of Servicing Agreement have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement or Servicing Agreement will vary depending upon the nature of the related Mortgage Pool. The following summaries describe certain material servicing-related provisions that may appear in a Pooling Agreement or Servicing Agreement for a Mortgage Pool that includes Mortgage Loans. The related Prospectus Supplement will describe any servicing-related provision of such a Pooling Agreement or Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Mortgage Pool includes Mortgage Securities, will summarize all of the material provisions of the related Pooling Agreement or Servicing Agreement that govern the administration of such Mortgage Securities and identify the party responsible for such administration.

         With respect to any series of Securities as to which the related Mortgage Pool includes Mortgage Securities, the servicing and administration of the Mortgage Loans underlying such Mortgage Securities will be pursuant to the terms of such Mortgage Securities. It is expected that Mortgage Loans underlying any Mortgage Securities in a Mortgage Pool would be serviced and administered generally in the same manner as Mortgage Loans included in a Mortgage Pool, however, there can be no assurance that such will be the case, particularly if such Mortgage Securities are issued by an entity other than the Company or any of its affiliates. The related Prospectus Supplement will describe any material differences between the servicing described below and the servicing of Mortgage Loans underlying the Mortgage Securities in any Mortgage Pool.

THE MASTER SERVICER

         The master servicer (the "Master Servicer"), if any, for a series of Securities will be named in the related Prospectus Supplement and may be NAMCO or another affiliate of the Company. The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under a Pooling Agreement or a Servicing Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The Master Servicer for any Mortgage Pool, directly or through Subservicers, will be obligated under the Pooling Agreement or Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Securityholders, in accordance with applicable law and the terms of such Pooling Agreement or Servicing Agreement, such Mortgage Loans and any instrument of credit enhancement included in the related Trust Fund, and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related Mortgaged Properties are located. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with the terms of the related Pooling Agreement or Servicing Agreement, including the servicing standard specified therein and generally described in the preceding paragraph (as such may be more particularly described in the related Prospectus Supplement, the "Servicing Standard"), and do not impair recovery under any instrument of credit enhancement included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

         Under a Pooling Agreement or a Servicing Agreement, a Master Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. In the case of Single Family Loans and Contracts, a Master Servicer may, among other things, grant a period of temporary indulgence to a Mortgagor or may enter into a liquidating plan providing for repayment by such Mortgagor of delinquent amounts within a specified period from the date of execution of the plan. However, the Master Servicer must first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for such Mortgage Loan.

         Certain of the Mortgage Loans in a Mortgage Pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. In any case in which property subject to a Single Family Loan or Contract is being conveyed by the Mortgagor, the Master Servicer will in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If the Master Servicer is prevented from enforcing such due-on-sale or due-on-encumbrance clause under applicable law or if the Master Servicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale or due-on-encumbrance clause, the Master Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan subject to certain specified conditions. The original Mortgagor may be released from liability on a Single Family Loan or Contract if the Master Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. The Master Servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA Loans contain no such clause and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

         In the case of Single Family Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Securityholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions, if applicable. The Master Servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Securityholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

         The Master Servicer for any Mortgage Pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting Mortgage Rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing Mortgage Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans in such Mortgage Pool. The Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SUBSERVICERS

         A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Subservicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement or Servicing Agreement unless otherwise provided in the related Prospectus Supplement. The Master Servicer will be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement or Servicing Agreement is sufficient to pay such fees. Each Subservicer will be entitled to reimbursement for certain expenditures which it makes, generally to the same extent as would the Master Servicer for making the same expenditures. See "--Servicing and Other Compensation and Payment of Expenses; Spread" below and "Description of the Securities--The Certificate Account."

SPECIAL SERVICERS

         If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Pooling Agreement or Servicing Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the Master Servicer will be required, in a manner consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans in the related Mortgage Pool as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection therewith, the Master Servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related Trust Fund. In addition, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to the related Securityholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the Pooling Agreement or Servicing Agreement).

         The Master Servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Mortgaged Property securing a Single Family Loan if it has received notice or has actual knowledge that such property may be contaminated with or affected by hazardous wastes or hazardous substances; however, no environmental testing generally will be required. The Master Servicer will not be liable to the Securityholders of the related series if, based on its belief that no such contamination or effect exists, the Master Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

         With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to holders of Securities of the related series, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan. With respect to certain series of Securities, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof. In addition, a Pooling Agreement or Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of credit enhancement and/or the holder or holders of certain classes of Securities of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Securityholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. Furthermore, a Pooling Agreement or a Servicing Agreement may authorize the Master Servicer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery to Securityholders on a present value basis than would liquidation of the related Mortgaged Property.

         In the event that title to any Mortgaged Property is acquired in foreclosure, deed in lieu of foreclosure or otherwise, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Securityholders of the related series. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an "REO Mortgage Loan") will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Mortgage Loan"). For purposes of calculations of amounts distributable to Securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund.

         If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the Master Servicer generally will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property.

         If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. If so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan and a draw under such credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted Mortgage Loan or an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; SPREAD

         The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for a series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it on a monthly or other periodic basis from collections of interest on such Mortgage Loan in the related Trust Fund at the time such collections are deposited into the applicable Certificate Account. This portion of the servicing fee will be calculated with respect to each Mortgage Loan by multiplying such fee by the principal balance of such Mortgage Loan. In addition, the Master Servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate

Account. Any additional servicing compensation will be described in the related Prospectus Supplement. Any Subservicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

         In addition to amounts payable to any Subservicer, the Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Pooling Agreement or Servicing Agreement, including, if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee and the Security Registrar, and payment of expenses incurred in enforcing the obligations of Subservicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Sellers under certain limited circumstances. In addition, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related Prospectus Supplement, the Master Servicer will be entitled to receive interest on amounts advanced to cover such reimbursable expenses for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and the Master Servicer will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Pooling Agreement or Servicing Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for a series of Securities will specify whether there will be any Spread retained. Any such Spread will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool and will not be part of the related Trust Fund. Any such Spread will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling Agreement or Servicing Agreement. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Spread and the holders of classes of Securities entitled to payments of interest as provided in the related Prospectus Supplement and the applicable Pooling Agreement or Servicing Agreement.

         If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from Mortgagor prepayments during such period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each Pooling Agreement and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling Agreement or Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

         Each Pooling Agreement and Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling Agreement or Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement or Servicing Agreement.

         Copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Securityholders without charge upon written request to the Master Servicer or Trustee.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Securities will be issued in series. Each series of Certificates (or, in certain instances, two or more series of Certificates) will be issued pursuant to a Pooling Agreement, similar to one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. Each series of Notes (or, in certain instances, two or more series of Notes) will be issued pursuant to an Indenture between the related Issuer and the Trustee, similar to the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Such Trust Fund will be created pursuant to an Owner Trust Agreement (the "Owner Trust Agreement"; an Owner Trust Agreement, Servicing Agreement, Indenture or Pooling Agreement, an "Agreement") between the Company and the Owner Trustee. Each Indenture, along with the related Servicing Agreement and Owner Trust Agreement, will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The following summaries (together with additional summaries under "The Agreements" below) describe certain material provisions relating to the Securities common to each Agreements.

         Certificates of each series covered by a particular Pooling Agreement will evidence specified beneficial ownership interests in a separate Trust Fund created pursuant to such Pooling Agreement. Each series of Notes covered by a particular Indenture will evidence indebtedness of a separate Trust Fund created pursuant to the related Owner Trust Agreement. A Trust Fund will consist of, to the extent provided in the Pooling Agreement or Owner Trust Agreement:

          o such Mortgage Loans (and the related mortgage documents) or interests therein (including any Mortgage Securities) underlying a particular series of Securities as from time to time are subject to the Pooling Agreement or Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan;

          o such assets including, without limitation, all payments and collections in respect of the Mortgage Loans or Mortgage Securities due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below;

          o any property acquired in respect of Mortgage Loans in the Trust Fund, whether through foreclosure of such Mortgage Loans or by deed in lieu of foreclosure or otherwise;

          o hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of Mortgage Loans in the Trust Fund and certain proceeds of such policies;

          o certain rights of the Company under any Mortgage Loan Purchase Agreement, including in respect of any representations and warranties therein; and

          o any combination, as and to the extent specified in the related Prospectus Supplement, of a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit,

               Purchase Obligation, Special Hazard Insurance Policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement."

         If provided in the related Prospectus Supplement, the original principal amount of a series of Securities may exceed the principal balance of the Mortgage Loans or Mortgage Securities initially being delivered to the Trustee. Cash in an amount equal to such difference will be deposited into a separate trust account (the "Pre- Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Loans or Mortgage Securities for the related Trust Fund. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related series of Securities at the time and in the manner set forth in the related Prospectus Supplement.

         Each series of Securities may consist of any one or a combination of the following:

          o    a single class of Securities;

          o two or more classes of Securities, one or more classes of which will be senior ("Senior Securities") in right of payment to one or more of the other classes ("Subordinate Securities"), and as to which certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities, as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series");

          o two or more classes of Securities, one or more classes ("Strip Securities") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

          o two or more classes of Securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any such class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Mortgage Pool, and which classes may include one or more classes of Securities ("Accrual Securities") with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or

          o other types of classes of Securities, as described in the related Prospectus Supplement.

With respect to any series of Notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. As to each series, all Securities offered hereby (the "Offered Securities") will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the Offered Securities of each series may be provided by a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit, Purchase Obligation, Reserve Fund, Overcollateralization, and currency or interest rate exchange agreements as described under "Description of Credit Enhancement," by the subordination of one or more other classes of Securities as described under "Subordination" or by any combination of the foregoing.

         If so specified in the Prospectus Supplement relating to a series of Certificates, one or more elections may be made to treat the related Trust Fund, or a designated portion thereof, as a REMIC. If such an election is made with respect to a series of Certificates, one of the classes of Certificates in such series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence such residual interests. All other classes of Certificates in such series will constitute "regular interests" in the related REMIC, as defined in the Code and will be designated as such. As to each series of Certificates as to which a REMIC election is to be made, the Master Servicer, Trustee or other specified person will be obligated to take certain specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the Offered Securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar (the "Security Registrar") named in the related Prospectus Supplement. With respect to each series of Certificates or Notes, the Security Registrar will be referred to as the "Certificate Registrar" or "Note Registrar," respectively. No service charge will be made for any registration of exchange or transfer of Offered Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Securityholder" or "Holder" as used herein refers to the entity whose name appears on the records of the Security Registrar (consisting of or including the "Security Register") as the registered holder of a Security.

         If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"). As to any such class of Securities ("DTC Registered Securities"), the record Holder of such Securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Intermediaries") have indirect access to DTC's clearance system.

         No person acquiring an interest in any DTC Registered Securities (each such person, a "Beneficial Owner") will be entitled to receive a Security representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (ii) the Company elects in its sole discretion to discontinue the registration of such Securities through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Holders of the related Securities for purposes of the related Pooling Agreement or Indenture, and Beneficial Owners will be able to exercise their rights as owners of such Securities only indirectly through DTC, Participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Securities, may be limited because of the lack of physical certificates or notes evidencing such Securities and because DTC may act only on behalf of Participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the Trustee or other specified person to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Securities. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of DTC Registered Securities under the Pooling Agreement or Indenture only at the direction of one or more Participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Holders of Securities of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of Securities, the Company will assign, or cause to be assigned, to the related Trustee (or its nominee), without recourse, the Mortgage Loans or Mortgage Securities being included in the related Trust Fund, together with, all principal and interest received on or with respect to such Mortgage Loans or Mortgage Securities after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Company or any of its affiliates may retain the Spread, if any, for itself or transfer the same to others. The Trustee will, concurrently with such assignment, deliver the Securities of such series to or at the direction of the Company in exchange for the Mortgage Loans and/or Mortgage Securities in the related Trust Fund. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement or Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan in the related Trust Fund as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, the Company will, as to each Mortgage Loan (other than Mortgage Loans underlying any Mortgage Securities and other than Contracts), deliver, or cause to be delivered, to the related Trustee (or to the custodian described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office) or, in the case of a Cooperative Loan, on the related financing statement, an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form (or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements), together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement or Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage
Note is not delivered to the Trustee if the Company delivers, or causes to be delivered, to the related Trustee (or the custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement or Servicing Agreement because of a delay caused by the public recording office, the Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording within one year. The Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement or Servicing Agreement because such Mortgage or assignment has been lost, the Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan. In addition, unless specified in the related Prospectus Supplement, the Company will, as to each Contract, deliver, or cause to be delivered, the original Contract endorsed, without recourse, to the order of the Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Securityholders to the Contracts, the Company will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral. The Company will, as to each Mortgage Security included in a

Mortgage Pool, deliver, or cause to be delivered, to the related Trustee (or the custodian) a physical certificate or note evidencing such Mortgage Security, registered in the name of the related Trustee (or its nominee), or endorsed in blank or to the related Trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the Trustee (or its nominee).

         The Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the related Securityholders, and generally will review such documents within 90 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Pooling Agreement or Indenture, and within the time period specified in the related Pooling Agreement or Indenture in the case of all other documents delivered. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will be required to promptly so notify the Master Servicer, the Company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the Trustee, and such omission or defect materially and adversely affects the interests of Securityholders in the affected Mortgage Loan or Mortgage Security, then, the related Seller will be obligated to purchase such Mortgage Loan or Mortgage Security from the Trustee at its Purchase Price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for such Mortgage Loan or Mortgage Security). The Trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected Mortgage Loan or Mortgage Security as described above. The Company will not be obligated to purchase or substitute for such Mortgage Loan or Mortgage Security if the Seller defaults on its obligation to do so. This purchase or substitution obligation constitutes the sole remedy available to the related Securityholders and the related Trustee for omission of, or a material defect in, a constituent document. Any affected Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund.

         The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans and/or Mortgage Securities in any Mortgage Pool, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans and/or Mortgage Securities, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Securities will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Company or the Master Servicer.

         With respect to the Mortgage Loans in a Mortgage Pool, except in the case of a Designated Seller Transaction or as to Mortgage Loans underlying any Mortgage Securities, the Company will make certain representations and warranties as to the types and geographical concentrations of such Mortgage Loans and as to the accuracy, in all material respects, of certain identifying information furnished to the related Trustee in respect of each such Mortgage Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Mortgage Rate and maturity). Upon a breach of any such representation which materially and adversely affects the interests of the Securityholders in a Mortgage Loan, the Company will be obligated to cure the breach in all material respects, to purchase the Mortgage Loan at its Purchase Price or, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution by Affiliated Sellers as described above under "The Mortgage Pools--Representations by Sellers." However, the Company will not be required to repurchase or substitute for any Mortgage Loan in connection with a breach of a representation and warranty if the substance of any such breach also constitutes fraud in the origination of the related Mortgage Loan. This purchase or substitution obligation constitutes the sole remedy available to Securityholders or the Trustee for such a breach of representation by the Company. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

         Pursuant to the related Pooling Agreement or Servicing Agreement, the Master Servicer for any Mortgage Pool, either directly or through Subservicers, will service and administer the Mortgage Loans included in such Mortgage Pool and assigned to the related Trustee as more fully set forth under "Servicing of Mortgage Loans." The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Pooling Agreement or Servicing Agreement.

CERTIFICATE ACCOUNT

         General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans and/or Mortgage Securities constituting such Trust Fund (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Securities of the related series. A Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement or the related Servicing Agreement and Indenture ("Permitted Investments"). Any Permitted Investments shall not cause the Company to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of Securities, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for the related Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date with respect to the Mortgage Loans and/or Mortgage Securities in such Trust Fund (other than payments due on or before the Cut-off Date):

          o all payments on account of principal, including principal prepayments, on the Mortgage Loans;

          o all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee, and further net of any Spread;

          o    all payments on the Mortgage Securities;

          o all proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of Securities as described under "Description of Credit Enhancement";

          o    any advances made as described under "--Advances" below;

          o any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Securityholders, as described below;

          o all proceeds of any Mortgage Loan or Mortgage Security purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the

               Company, a Seller or any other person pursuant to the terms of the related Pooling Agreement or Servicing Agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above, "The Agreements--Termination" and "Purchase Obligations" (all of the foregoing, also "Liquidation Proceeds");

          o any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread";

          o to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

          o any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          o any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement or the related Servicing Agreement and Indenture and described herein or in the related Prospectus Supplement.

         With respect to each Buydown Mortgage Loan, the Master Servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth herein with respect to the Certificate Account. The terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Company will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the Seller, distributions to Securityholders may be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related Trust Fund.

         If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will be required to withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Master Servicer generally will be required to withdraw from the Buydown Account and deposit in the Certificate Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Insurer, the insurer under the Mortgage Pool Insurance

Policy (the "Pool Insurer") or any other insurer), the Master Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the Primary Insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

         Withdrawals. With respect to each series of Securities, the Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for the related Trust Fund for any of the following purposes:

          o to make distributions to the related Securityholders on each Distribution Date;

          o to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "--Advances" below in respect of Mortgage Loans in the Trust Fund, such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans;

          o to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans and properties;

          o to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the Trust Fund or, if and to the extent so provided by the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Securities of the related series;

          o if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause
               (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          o to reimburse the Master Servicer, the Company, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Company";

          o if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

          o to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

          o to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          o to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

          o if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

          o to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

          o to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement or the related Servicing Agreement and Indenture for the benefit of the related Securityholders;

          o to pay to itself, the Company, a Seller or any other appropriate person all amounts received with respect to each Mortgage Loan purchased, repurchased or removed from the Trust Fund pursuant to the terms of the related Pooling Agreement or the related Servicing Agreement and Indenture and not required to be distributed as of the date on which the related Purchase Price is determined;

          o to make any other withdrawals permitted by the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement; and

          o to clear and terminate the Certificate Account upon the termination of the Trust Fund.

DISTRIBUTIONS

         Distributions on the Securities of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Securities and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Loans and/or Mortgage Securities and any other assets included in the related Trust Fund that are available for distribution to the Securityholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

         Distributions on the Securities of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Securities are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has provided the Trustee or other person required to make such payments with wiring instructions no later than five business days prior to the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Securityholder holds Securities in the requisite amount or denomination specified therein), or by check mailed to the address of such Securityholder as it appears on the Security Register;

provided, however, that the final distribution in retirement of any class of Securities will be made only upon presentation and surrender of such Securities at the location specified in the notice to Securityholders of such final distribution. Payments will be made to each Certificateholder in accordance with such holder's Percentage Interest in a particular class. The "Percentage Interest" represented by a Security of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Security by the aggregate initial amount or notional balance of all the Securities of such class.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of Securities of each series (other than certain classes of Strip Securities and certain REMIC Residual Certificates that have no Security Interest Rate) may have a different Security Interest Rate, which may be fixed, variable or adjustable, or any combination of two or more such rates. The related Prospectus Supplement will specify the Security Interest Rate or, in the case of a variable or adjustable Security Interest Rate, the method for determining the Security Interest Rate, for each class. The related Prospectus Supplement will specify whether interest on the Securities of such series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the Securities of any class (other than any class of Securities that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Securities"), and other than any class of Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the principal balance thereof on each Distribution Date. With respect to each class of Securities (other than certain classes of Strip Securities and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Security Interest Rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the Mortgage Loans and/or Mortgage Securities in the related Trust Fund or (ii) equal to the principal balances of one or more other classes of Securities of the same series. Reference to such a notional amount with respect to a class of Strip Securities is solely for convenience in making certain calculations and does not represent the right to receive any distribution of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the Securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related Mortgage Loans or application of the Relief Act with respect to such Mortgage Loans. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any Deferred Interest on or in respect of the related Mortgage Loans will result in a corresponding increase in the principal balance of such class.

         As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Securities will be made on each Distribution Date to the holders of the class or classes of Securities of such series entitled thereto until the principal balance(s) of such Securities have been reduced to zero. In the case of a series of Securities which includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other


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



provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities), shall be as set forth in the related Prospectus Supplement. Distributions of principal with respect to one or more classes of Securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Loans and/or Mortgage Securities in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Loans and/or Mortgage Securities. In addition, distributions of principal with respect to one or more classes of Securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Loans and/or Mortgage Securities in the related Trust Fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related Prospectus Supplement, the Pooling Agreement or other agreement may provide for the transfer by the Sellers of additional Mortgage Loans to the related Trust after the Closing Date. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer, and will be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Pre-Funding Account (a "Pre-Funding Account"). If a Pre- Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Securities of the related series will be deposited in such account to be released as additional Mortgage Loans are transferred. A Pre-Funding Account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the related Securities. The related Agreement or other agreement providing for the transfer of additional Mortgage Loans generally will provide that all such transfers must be made within up to three months (with respect to any series of Certificates) or up to one year (with respect to any series of Notes) after the Closing Date, and that amounts set aside to fund such transfers (whether in a Pre- Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement. To the extent amounts in any Pre-Funding Account have not been used to purchase additional Mortgage Loans, holders of the Securities may receive an additional prepayment, which may affect their yield to maturity. In addition, Securityholders may not be able to reinvest amount received from any Pre-Funding Account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         If so provided in the related Prospectus Supplement, prepayment premiums received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Securities of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the Mortgage Loans and/or Mortgage Securities in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of Securities of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more such classes of Securities, or may be effected simply by a prioritization of payments among such classes of Securities.

ADVANCES


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



         If and to the extent provided in the related Prospectus Supplement, and subject to any limitations specified therein, the related Master Servicer may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Securities for such Distribution Date, an amount up to the aggregate of any payments of interest (and, if specified in the related Prospectus Supplement, principal) that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. No notice will be given to the Certificateholders of such advances. A "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the Master Servicer's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including amounts which would otherwise be payable as principal to the Offered Securities.. No advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Securityholders.

         If advances have been made from excess funds in a Certificate Account, the Master Servicer that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If any person other than the Master Servicer has any obligation to make advances as described above, the related Prospectus Supplement will identify such person.

         If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Pooling Agreement or Servicing Agreement and described in such Prospectus Supplement.

         As specified in the related Prospectus Supplement with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, the advancing obligations with respect to the underlying Mortgage Loans will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling Agreement or Servicing Agreement, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

         With each distribution to Securityholders of a particular class of Offered Securities, the related Master Servicer or Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Pooling Agreement or the related Servicing Agreement or Indenture, which generally will include the following as applicable except as otherwise provided therein:



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



          o    the amount, if any, of such distribution allocable to principal;

          o    the amount, if any, of such distribution allocable to interest;

          o the amount, if any, of such distribution allocable to prepayment premiums;

          o with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Distribution Date;

          o the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer);

          o the aggregate amount of advances included in the distributions on such Distribution Date, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          o the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool on, or as of a specified date shortly prior to, such Distribution Date;

          o the number and aggregate principal balance of any Mortgage Loans in the related Mortgage Pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          o the book value of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

          o the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

          o the amount of coverage under any Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

          o the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts;

          o in the case of Securities benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date; and

          o with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Pooling Agreement and specified in the related Prospectus Supplement.

         In the case of information furnished pursuant to the first three clauses above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Securities or per a specified portion of such minimum denomination. In addition to the information described above, reports to Securityholders will contain such other information as is set forth in the applicable Pooling Agreement or the applicable Servicing Agreement or Indenture, which may include, without limitation, prepayments, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee will furnish a report to each holder of record of a class of Offered Securities at any time during such


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



calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to subclauses (i)-(iii) above for such calendar year or, in the event such person was a holder of record of a class of Securities during a portion of such calendar year, for the applicable portion of such a year.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         Unless otherwise provided in the applicable Prospectus Supplement, credit support with respect to the Offered Securities of each series may be comprised of one or more of the following components. Each component will have limitations and will provide coverage with respect to certain losses on the related Mortgage Loans (as more particularly described in the related Prospectus Supplement, "Realized Losses") that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (as defined below) (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit support for the Offered Securities of any series is exhausted, the holders thereof will bear all further risks of loss not otherwise insured against.

         As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or a Letter of Credit, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Letter of Credit or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Financial Guaranty Insurance Policy or Letter of Credit and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit or mortgage repurchase bond. In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination of one or more classes of Subordinate Securities to provide credit support to one or more classes of Senior Securities, or in the form of Overcollateralization, or in the form of a specified entity's agreement to repurchase certain Mortgage Loans or fund certain losses pursuant to a Purchase Obligation, which obligations may be supported by a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable Prospectus Supplement.

         The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the Offered Securities of each series will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement or Indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit support for the Offered Securities of one series may cover the Offered Securities of one or more other series.


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



         The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

         In general, references to "Mortgage Loans" under this "Description of Credit Enhancement" section are to Mortgage Loans in a Trust Fund. However, if so provided in the Prospectus Supplement for a series of Securities, any Mortgage Securities included in the related Trust Fund and/or the related underlying Mortgage Loans may be covered by one or more of the types of credit support described herein. The related Prospectus Supplement will specify, as to each such form of credit support, the information indicated below with respect thereto, to the extent such information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Securities in a series and the circumstances under which such subordination will be available. The Offered Securities of any series may include one or more classes of Subordinate Securities.

         If the Mortgage Loans and/or Mortgage Securities in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Securities of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Loans and/or Mortgage Securities prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Loans and/or Mortgage Securities within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

OVERCOLLATERALIZATION

         If so specified in the related Prospectus Supplement, interest collections on the Mortgage Loans may exceed interest payments on the Securities for the related Payment Date (such excess referred to as "Excess Interest"). Such Excess Interest may be deposited into a Reserve Fund or applied as a payment of principal on the Securities. To the extent Excess Interest is applied as principal payments on the Securities, the effect will be to reduce the principal balance of the Securities relative to the outstanding balance of the Mortgage Loans, thereby creating "Overcollateralization" and additional protection to the Securityholders, as specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, Overcollateralization may also be provided as to any series of Securities by the issuance of Securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related Mortgage Loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Financial Guaranty Insurance Policy") may be obtained and maintained for a class or series of Securities. The issuer of the Financial Guaranty Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Financial Guaranty Insurance Policy will be filed with the related Current Report on Form 8-K.

         A Financial Guaranty Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Securities that an amount equal to the full amount of payments due to such holders will be received by the Trustee or its agent on behalf of such holders for payment on each Payment Date. The specific terms of any Financial Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. A


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



Financial Guaranty Insurance Policy may have limitations and generally will not insure the obligation of the Sellers or the Master Servicer to purchase or substitute for a defective Mortgage Loan and will not guarantee any specific rate of principal prepayments. The Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Financial Guaranty Insurance Policy.

MORTGAGE POOL INSURANCE POLICIES

         Any Mortgage Pool Insurance Policy obtained by the Company for each Trust Fund will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. As set forth under "Maintenance of Credit Enhancement," the Master Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the related Trustee and the related Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

         Each Mortgage Pool Insurance Policy will generally provide that no claims may be validly presented thereunder unless, among other things, (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, (ii) hazard insurance on the property securing such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer on behalf of the related Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related Primary Insurance Policy. Securityholders will experience a shortfall in the amount of interest payable on the related Securities in connection with the payment of claims under a Mortgage Pool Insurance Policy because the Pool Insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which such claim is paid. In addition, the Securityholders will also experience losses with respect to the related Securities in connection with payments made under a Mortgage Pool Insurance Policy to the extent that the Master Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a Mortgage Pool Insurance Policy, as those amounts will not be covered by payments under such policy and will be reimbursable to the Master Servicer from funds otherwise payable to the Securityholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any (see "Special Hazard Insurance Policies" below for risks which are not covered by such policies), from the related hazard insurance policy or applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (y) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

         A Mortgage Pool Insurance Policy (and certain Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Seller or other persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of Securityholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools--Representations by Sellers." However, such an event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the Company or Master Servicer.

         The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related series of Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer, Special Servicer or Subservicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by holders of the related series of Securities. In addition, unless the Master Servicer could determine that an advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Master Servicer would not be obligated to make an advance respecting any such delinquency since the advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source. See "Description of the Securities--Advances."

         Since each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and will therefore be borne by the related Securityholders.

LETTER OF CREDIT

         If any component of credit enhancement as to the Offered Securities of any series is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the related Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans or, if specified in the related Prospectus Supplement, support an entity's obligation pursuant to a Purchase Obligation to make certain payments to the related Trustee with respect to one or more components of credit enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit may permit draws only in the event of certain types of losses and shortfalls. The Letter of Credit may also provide for the payment of advances which the Master Servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the Letter of Credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Company for a Trust Fund will be issued by the insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related series of Securities from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies ("Special Hazard Losses"). See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination, waste by the Mortgagor and certain other risks. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Prospectus Supplement and will be subject to reduction as described in such related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

         Subject to the foregoing limitations, a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, Special Servicer or the Subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the Special Hazard Insurance Policy unless hazard insurance on the property securing a defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the Special Hazard Insurer). If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render presentation of a claim in respect of such Mortgage Loan under the related Mortgage Pool Insurance Policy unnecessary. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the insurer under a Special Hazard Insurance Policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

         As and to the extent set forth in the applicable Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Securities may be provided, in whole or in part, by a type of Special Hazard Instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Company.

RESERVE FUNDS

         If so provided in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Securities, from the Spread or otherwise. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Securities, Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. In addition, with respect to any series of Securities as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a

Reserve Fund. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. The related Prospectus Supplement will disclose whether any such Reserve Fund is part of the related Trust Fund. If set forth in the related Prospectus Supplement, a Reserve Fund may provide coverage to more than one series of Securities.

         In connection with the establishment of any Reserve Fund, the Reserve Fund will be structured so that the Trustee will have a perfected security interest for the benefit of the Securityholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and corresponding payments to the Securityholders which could adversely affect the yield to investors on the related Securities.

         Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement.

CASH FLOW AGREEMENTS

         If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Trust Fund Assets on one or more classes of Securities. The principal terms of any such guaranteed investment contract or other agreement (any such agreement a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the Prospectus Supplement for a series of Bonds.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable Prospectus Supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a Financial Guaranty Insurance Policy has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep such Financial Guaranty Insurance Policy in full force and effect throughout the term of the applicable Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or until such Financial Guaranty Insurance Policy is replaced in accordance with the terms of the applicable Pooling Agreement. The Master Servicer will agree to pay the premiums for each Financial Guaranty Insurance Policy on a timely basis. In the event the Insurer ceases to be a qualified insurer as described in the related Prospectus Supplement, or fails to make a required payment under the related Financial Guaranty Insurance Policy, the Master Servicer will have no obligation to replace the Insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related Securityholders.

         If a Mortgage Pool Insurance Policy has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep such Mortgage Pool Insurance Policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or until such Mortgage Pool Insurance Policy is replaced in accordance with the terms of the applicable Pooling Agreement or Servicing Agreement. The Master Servicer will agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis. In the event the Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under the laws of the state of its incorporation and each state having jurisdiction over the insurer in connection with the Mortgage Pool Insurance Policy and approved as an insurer by FHLMC, FNMA or any successor entity) because it ceases to be qualified under any such law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy, provided that, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by FHLMC, FNMA or any successor entity, the Master Servicer will be obligated to review, not less often than monthly, the financial condition of the Pool Insurer with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related Securityholders.

         If a Letter of Credit or alternate form of credit enhancement has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep or cause to be kept such Letter of Credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling Agreement or Indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable Prospectus Supplement, if a Letter of Credit obtained for a series of Securities is scheduled to expire prior to the date the final distribution on such Securities is made and coverage under such Letter of Credit has not been exhausted and no substitution has occurred, the Trustee will draw the amount available under the Letter of Credit and maintain such amount in trust for such Securityholders.

         In lieu of the Master Servicer's obligation to maintain a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit as provided above, the Master Servicer may obtain a substitute Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit. If the Master Servicer obtains such a substitute Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement, it will maintain and keep such Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit in full force and effect as provided herein. Prior to its obtaining any substitute Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit, the Master Servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Securities that the substitution of such Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit for the existing credit enhancement will not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

         If a Special Hazard Instrument has been obtained for a series of Securities, the Master Servicer will also be obligated to exercise reasonable efforts to maintain and keep such Special Hazard Instrument in full force and effect throughout the term of the applicable Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If the Special Hazard Instrument takes the form of a Special Hazard Insurance Policy, such policy will provide coverage against risks of the type described herein under "Description of Credit Enhancement--Special Hazard Insurance Policies." The Master Servicer may obtain a substitute Special Hazard Instrument for the existing Special Hazard Instrument if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Securities that such substitution shall not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

         The Master Servicer, on behalf of itself, the Trustee and Securityholders, will provide the Trustee information required for the Trustee to draw under the Letter of Credit and will present claims to the provider of any Purchase Obligation, to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other Special Hazard Instrument, and, in respect of defaulted Mortgage Loans for which there is no Subservicer, to each Primary Insurer and take such reasonable steps as are necessary to permit recovery under such Letter of

Credit, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Master Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by the provider of the Purchase Obligation of its Purchase Obligation. As set forth above, all collections by the Master Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy or any Primary Insurance Policy and, where the related property has not been restored, any Special Hazard Instrument, are to be deposited in the related Certificate Account, subject to withdrawal as described above. All draws under any Letter of Credit are also to be deposited in the related Certificate Account. In those cases in which a Mortgage Loan is serviced by a Subservicer, the Subservicer, on behalf of itself, the Trustee and the Securityholders will present claims to the Primary Insurer, and all collections thereunder shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the Master Servicer for deposit in the related Certificate Account.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit or any related Primary Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit or any related Primary Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling Agreement or Indenture. Additionally, in most cases, such form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Securityholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of Securities may be downgraded to a corresponding level, and, the Master Servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of Securities. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating(s) of the related series of Securities are maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.


                              PURCHASE OBLIGATIONS

     With respect to certain types of Mortgage Loans to be included in any Mortgage Pool, if specified in the related Prospectus Supplement, the Mortgage Loans may be sold subject to a Purchase Obligation as described below that would become applicable on a specified date or upon the occurrence of a specified event. For example, with respect to certain types of ARM Loans as to which the Mortgage Rate is fixed for the first five years, a Purchase Obligation may apply on the first date that the Mortgage Rate of such Mortgage Loan is adjusted, and such obligation may apply to the Mortgage Loans or to the related Securities themselves, or to a corresponding Purchase Obligation of the Company or another person as specified in the related Prospectus Supplement. With respect to any Purchase Obligation, such obligation will be an obligation of an entity (which may include a bank or other financial institution or an insurance company) specified in the related Prospectus Supplement, and an instrument evidencing such obligation (a "Purchase Obligation") shall be delivered to the related Trustee for the benefit of the Securityholders of the related series.

         The specific terms and conditions applicable to any Purchase Obligation will be described in the related Prospectus Supplement, including the purchase price, the timing of and any limitations and conditions to any such purchase. Any Purchase Obligation will be payable solely to the Trustee for the benefit of the Securityholders of the related series and will be nontransferable. Each Purchase Obligation will be a general unsecured obligation of the provider thereof, and prospective purchasers of Offered Securities must look solely to the credit of such entity for payment under the Purchase Obligation.


                  PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         Each Mortgaged Property will be required to be covered by a hazard insurance policy (as described below) and, if required as described below, a Primary Insurance Policy. The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of Single Family Loans, certain Single Family Loans included in the related Mortgage Pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related Prospectus Supplement) may be required by the Company to be covered by a primary mortgage guaranty insurance policy (a "Primary Insurance Policy"). Such Primary Insurance Policy will insure against default on a Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Value of the related Mortgaged Property (or other percentage as described in the related Prospectus Supplement) at origination of such Mortgage Loan, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the Prospectus Supplement). In addition, with respect to such a securitization, the Company will represent and warrant that, to the best of the Company's knowledge, such Mortgage Loans are so covered. Such a Mortgage Loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the Mortgage Loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable Cut-off Date. Mortgage Loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based on the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination.

         While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer (a "Primary Insurer") will differ from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

         The Primary Insurer generally will be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

         For any Single Family Loan for which such coverage is required under the standard described above, the Master Servicer will maintain or cause each Subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Single Family Loan, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. In the event the Company gains knowledge that as of the Closing Date, a Mortgage Loan which required a Primary Insurance Policy did not have one, then the Master Servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer or, in the case of a Designated Seller Transaction, the Seller will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a series of Securities that is required to be kept in force under the applicable Pooling Agreement or Indenture unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated such series of Securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of such series of Securities. For further information regarding the extent of coverage under any Mortgage Pool Insurance Policy or Primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for their Mortgage Loan. Additionally, the Pooling Agreement or Servicing Agreement will require the Master Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

         As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate

Account. The Pooling Agreement or Servicing Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the applicable Certificate Account all sums which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling Agreement or Servicing Agreement requires the Master Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the Mortgage Loans, Mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Securityholders, is obligated to present claims under any Special Hazard Insurance Policy or other Special Hazard Instrument and any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Master Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer or the Subservicers by Mortgagors.

FHA INSURANCE

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan


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



term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

         The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the Company for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement. Any VA guaranty relating to Contracts underlying a series of Certificates will be described in the related Prospectus Supplement.


                                   THE COMPANY

         The Company is a limited purpose wholly-owned subsidiary of NAMCO Asset Management Inc. ("NAMCO"), which is a wholly-owned subsidiary of North American Mortgage Company. The Company was incorporated in the State of Delaware on June 8, 1998. The Company was organized for the purpose of serving as a private secondary mortgage market conduit. The Company does not have, nor is it expected in the future to have, any significant assets.

         The Company maintains its principal office at 6200 Courtney Campbell Causeway, Suite 300, Tampa, Florida 33607. Its telephone number is (813) 636-5500.


                                 THE AGREEMENTS

GENERAL

         Each series of Certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the


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parties to a Pooling Agreement will include the Company, the Trustee, the Master
Servicer and, in some cases, a Special Servicer. However, a Pooling Agreement that relates to a Trust Fund that includes Mortgage Securities may include a party solely responsible for the administration of such Mortgage Securities, and a Pooling Agreement that relates to a Trust Fund that consists solely of Mortgage Securities may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Securities of a series are issued will be identified in the related Prospectus Supplement. Each series of Notes will be issued pursuant to an Indenture. The parties to each Indenture will be the related Issuer and the Trustee. The Issuer will be created pursuant to an Owner Trust Agreement between the Company and the Owner Trustee.

         Forms of the Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement with respect to a series of Certificates or in either the Servicing Agreement or Indenture with respect to a series of Notes. The Prospectus Supplement for a series of Securities will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each series of Securities and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Company will provide a copy of the Agreement (without exhibits) that relates to any series of Securities without charge upon written request of a holder of a Security of such series addressed to it at its principal executive offices specified herein under "The Company".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

         The Pooling Agreement or Servicing Agreement for each series of Securities will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except (a) in connection with a permitted transfer of servicing or (b) upon appointment of a successor servicer reasonably acceptable to the Trustee and upon receipt by the Trustee of a letter from each Rating Agency generally to the effect that such resignation and appointment will not, in and of itself, result in a downgrading of the Securities. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's responsibilities, duties, liabilities and obligations under the Pooling Agreement or Servicing Agreement.

         Each Pooling Agreement and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Company, nor any director, officer, employee or agent of the Master Servicer or the Company will be under any liability to the Trust Fund or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Pooling Agreement and Servicing Agreement will further provide that the Master Servicer, the Company, and any director, officer, employee or agent of the Master Servicer or the Company is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or Servicing Agreement or the related series of Securities, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling Agreement and Servicing Agreement will provide that neither the Master Servicer nor the Company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling Agreement or Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement or Servicing Agreement and the rights


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and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Company, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

         Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the related Pooling Agreement or Servicing Agreement, provided that (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling Agreement or Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied and such person is reasonably satisfactory to the Company and the Trustee. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling Agreement or Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT DEFAULT

         POOLING AGREEMENT

         Events of Default under the Pooling Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for 5 days (or other time period described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling Agreement with respect to such series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations; and (iv) any failure of the Master Servicer to make certain advances as described herein under "Description of the Securities--Advances." Additional Events of Default will be described in the related Prospectus Supplement. A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling Agreement.

         So long as an Event of Default remains unremedied, either the Company or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Company or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement (other than any rights of the Master Servicer as Certificateholder) covering such Trust Fund and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee or, upon notice to the Company and with the Company's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the


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Master Servicer under the Pooling Agreement (unless otherwise set forth in the
Pooling Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling Agreement.

         No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for a reasonable time after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         The holders of Certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those Certificates affected by a default or Event of Default may waive such default or Event of Default (other than a failure by the Master Servicer to make an advance); provided, however, that (a) a default or Event of Default under clause
(i) or (iv) under "--Events of Default" above may be waived only by all of the holders of Certificates affected by such default or Event of Default and (b) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting Certificateholder.

         SERVICING AGREEMENT

         Unless otherwise provided in the related Prospectus Supplement for a series of Notes, a "Servicing Default" under the related Servicing Agreement generally will include: (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Notes or Equity Certificates of such series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

         So long as a Servicing Default remains unremedied, either the Company or the Trustee may, by written notification to the Master Servicer and to the Issuer or the Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.


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




         INDENTURE

         Unless otherwise provided in the related Prospectus Supplement for a series of Notes, an Event of Default under the Indenture generally will include:
(i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Company or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Company or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Company or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

         If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

         If following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

         No Noteholder or holder of an Equity Certificate generally will have any right under an Owner Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless (a) such holder previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity, (c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction


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inconsistent with such written request has been given to the Trustee during such
60 day period by the Holders of a majority of the Note Balances of such class. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes or Equity Certificates covered by such Agreement, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement,

          o    to cure any ambiguity,

          o to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

          o to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency,

          o if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions
               (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Company has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee,

          o to make any other provisions with respect to matters or questions arising under such Pooling Agreement which are not materially inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or

          o to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

         The Pooling Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling Agreement then outstanding.



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         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

         With respect to each series of Notes, each related Servicing Agreement or Indenture may be amended by the parties thereto without the consent of any of the holders of the Notes covered by such Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of Notes evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Notes in a manner other than as described in (i), without the consent of the holders of Notes of such class evidencing not less than 66% of the aggregate Voting Rights of such class or (iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Notes covered by such Agreement then outstanding. The Voting Rights evidenced by any Certificate will be the portion of the voting rights of all of the Notes in the related series allocated in the manner described in the related Prospectus Supplement.

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of Securities (other than certain limited payment and notice obligations of the Trustee and the Company, respectively) will terminate upon the payment to Securityholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreements following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan, REO Property and/or Mortgage Security subject thereto and (ii) the purchase by the Master Servicer or the Company or (A) if specified in the related Prospectus Supplement with respect to each series of Certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (B) if specified in the Prospectus Supplement with respect to each series of Notes, by the holder of the Equity Certificates, from the Trust Fund for such series of all remaining Mortgage Loans, REO Properties and/or Mortgage Securities. In addition to the foregoing, the Master Servicer or the Company will have the option to purchase, in whole but not in part, the Securities specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. With respect to any series of Certificates, no such purchase shall be made unless either (i) the aggregate principal balance of the Certificates as of such date is equal to or less than the percentage specified in the related Prospectus Supplement (which shall not be greater than 10%) of the aggregate principal balance of the Certificates as of the Closing Date or (ii) the aggregate principal balance of the Mortgage Loans as of such date is equal to or less than the percentage specified in the related Prospectus Supplement (which shall not be greater than 10%) of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. With respect to any Series of Notes, no such purchase shall be made unless the aggregate principal balance of the Notes as of such date is equal to or less than the percentage specified in the related Prospectus Supplement (which shall not be greater than 25%) of the aggregate principal balance of the Notes as of the Closing Date or a period specified in the related Prospectus Supplement (which shall not be shorter than seven years) has elapsed since the initial Distribution Date. Upon the purchase of such Securities or at any time thereafter, at the option of the Master Servicer or the Company, the assets of the Trust Fund may be sold, thereby effecting a retirement of the Securities and the termination of the Trust Fund, or the Securities so purchased may be held or resold by the Master Servicer or the Company. In no event, however, will the trust created by the Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling Agreement. Written notice of termination of the Pooling Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency


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



appointed by the Trustee which will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable Pooling Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Master Servicer because of such termination.

         Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Securities shall be made at the option of the Master Servicer, the Company or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that series, but the right of the Master Servicer, the Company or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Loans and/or Mortgage Securities in the Trust Fund for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Securityholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans and/or Mortgage Securities at the Cut-off Date for that series. The Prospectus Supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Securities. With respect to any series of Certificates, an optional purchase of the Mortgage Loans in the related Trust Fund may not result in such Certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall thereon. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the Trust or any certificateholder or noteholder as sellers of the assets of the Trust Fund.

THE TRUSTEE

         The Trustee under each Pooling Agreement and Indenture will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Company and its affiliates. The Trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.

DUTIES OF THE TRUSTEE

         The Trustee for each series of Securities will make no representation as to the validity or sufficiency of the related Agreements, the Securities or any underlying Mortgage Loan, Mortgage Security or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Securities or the underlying Mortgage Loans or Mortgage Securities, or any funds deposited into or withdrawn from the Certificate Account for such series or any other account by or on behalf of the Master Servicer or Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Securities will be required to perform only those duties specifically required under the related Pooling Agreement or Indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

         The Trustee for each series of Securities generally will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection


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with the Trustee's acceptance or administration of its trusts under the related
Pooling Agreement or Indenture; provided, however, that such indemnification will not extend to any loss, liability, cost or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                              YIELD CONSIDERATIONS

         The yield to maturity of an Offered Certificate will depend on the price paid by the holder for such Certificate, the Security Interest Rate on any such Certificate entitled to payments of interest (which Security Interest Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to reduce the principal balance of such Certificate (or notional amount thereof if applicable) and other factors.

         A class of Securities may be entitled to payments of interest at a fixed Security Interest Rate, a variable Security Interest Rate or adjustable Security Interest Rate, or any combination of such Security Interest Rates, each as specified in the related Prospectus Supplement. A variable Security Interest Rate may be calculated based on the weighted average of the Mortgage Rates (in each case, net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any Spread (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the month preceding the Distribution Date if so specified in the related Prospectus Supplement. As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Securities, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Securities (or the rate of reduction in the notional balance of Securities entitled only to payments of interest) and, in the case of Securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Securities will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of breaches of representations made in respect of such Mortgage Loans by the Company, the Master Servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of certain Strip Securities or a class of Securities having a Security Interest Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of Securities, a period of time will elapse between the date upon which payments on the related Mortgage Loans are due and the Distribution Date on which such payments are passed through to Securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Securityholders on or near the date they were due.

         In general, if a class of Securities is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of Securities is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than


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



that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities, Securities with a Security Interest Rate which fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

         The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by interest thereon for less than the full accrual period). However, interest accrued on any series of Securities and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Securityholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any Spread) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the related Mortgage Loan. If and to the extent that any such shortfall is allocated to a class of Offered Securities, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Securities will describe the manner in which any such shortfalls will be allocated among the classes of such Securities. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread".

         The Trust Fund with respect to any series may include Convertible Mortgage Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, Convertible Mortgage Loans may be subject to a greater rate of principal prepayments (or purchases by the related Subservicer or the Master Servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, Convertible Mortgage Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of such other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as Mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Mortgage Loans. If the related Subservicer or the Master Servicer purchases Convertible Mortgage Loans, a Mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the Securityholders, as described


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



herein. Alternatively, to the extent Subservicers or the Master Servicer fail to purchase Converting Mortgage Loans, the Mortgage Pool will include fixed-rate Mortgage Loans.

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Securities. In general, defaults on Single Family Loans are expected to occur with greater frequency in their early years. The rate of default on Single Family Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans, with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to certain Mortgage Loans including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the Mortgagor under each Mortgage Loan generally will be qualified, or the Mortgage Loan otherwise approved, on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, the periodic increase in the amount paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

         The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Securities will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. All of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the life and yield of the related series of Securities.

         With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial


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situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. None of the Company, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

         The extent of prepayments of principal of the Mortgage Loans may be affected by a number of factors, including, without limitation, solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located. In addition, the rate of principal payments on the Mortgage Loans may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which such provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will
(i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Securities.

         If the applicable Pooling Agreement for a series of Securities provides for a Pre-Funding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust Fund, as described under "Description of the Securities--Pre-Funding Account" herein, and the Trust Fund is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of Securities of such series. See "Yield and Prepayment Considerations."

         There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans or as to the relative importance of such factors.

         Under certain circumstances, the Master Servicer, the Company or a person specified in the related Prospectus Supplement (other than holder of any Class of Offered Certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a Trust Fund and effect early retirement of the related series of Securities. See "The Agreements--Termination; Retirement of Securities."




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                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

SINGLE FAMILY LOANS

         General. Each Single Family Loan will, and if applicable, Contracts (in each case other than Cooperative Loans), be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are herein referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of such loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under certain circumstances become subject to real estate title and recording laws. See "-- Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage, and, in certain deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

         If specified in the Prospectus Supplement relating to a series of Certificates, the Mortgage Loans and Contracts may include Cooperative Loans. Each debt instrument (a "Cooperative Note") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation (a "Cooperative") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         All Cooperative buildings relating to the Cooperative Loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible


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for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

CONTRACTS

         Except as set forth below, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         The Master Servicer will be required under the related Pooling Agreement or Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the Company.

         The Company will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Neither the Company, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Company or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Company or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company has


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failed to perfect or cause to be perfected the security interest assigned to the
Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re- registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Company did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Pooling Agreement or Servicing Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Company will obtain the representation of the related Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES AND CERTAIN CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.


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         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and such remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Certificates. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Single Family Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.



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FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay its obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition


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agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti- Deficiency Legislation and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         GENERAL. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

                     (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

                    (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

                   (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         LOUISIANA LAW. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and


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enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         SINGLE FAMILY PROPERTIES. The purposes of a foreclosure action in respect of a Single Family Property are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post- sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         SINGLE FAMILY LOANS. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-

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judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code) (the "Bankruptcy Code"), virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out of such junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act,



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Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act
and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         CONTRACTS. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "ENVIRONMENTAL LIEN"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.


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         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Secured Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related series.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract.

         Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the related Pooling Agreement or Servicing Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder. Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trust Fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS




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         TRANSFER OF SINGLE FAMILY PROPERTIES. Unless the related Prospectus
Supplement indicates otherwise, the Single Family Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

         TRANSFER OF MANUFACTURED HOMES. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

         LATE PAYMENT CHARGES AND PREPAYMENT RESTRICTIONS. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second,



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acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The Trust Fund Assets may also consist of installment sales contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the Installment Contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered



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if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum Mortgage Rates for ARM Loans, as set forth in the related Prospectus Supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a Mortgage Loan and a Contract will have represented that such Mortgage Loan or Contract was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and
(iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting such a claim, the related Securityholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and
(ii) the Master Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the



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manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan and certain Contracts (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan and certain Contracts), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan and related Contract, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans and Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans and Contracts, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances or by any Letter of Credit or any other form of credit enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan and Contract which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans and Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the Mortgage Loans or Contracts may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan or Contract to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinitiates or satisfies the defaulted



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senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure such default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any such notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Securities offered hereunder. This discussion has been prepared based on the advice of, and to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Thacher Proffitt & Wood, counsel to the Company. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the



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authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice
(i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

         The following discussion addresses securities of three general types:
(i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee, the Master Servicer or another specified party (the "REMIC Administrator") will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, (ii) notes representing indebtedness of a trust fund as to which no REMIC election will be made and (iii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no REMIC election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Securityholder" or a "holder" are to the beneficial owner of a Security.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

         CLASSIFICATION OF REMICS. On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, for federal income tax purposes, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.





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


         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Code.

         TIERED REMIC STRUCTURES. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the Company, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

         GENERAL. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC
Regular



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



Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

         Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the


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



stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its


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"adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

         MARKET DISCOUNT. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this


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paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES



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         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "-Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation


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



of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

         A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in


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a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.



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         EXCESS INCLUSIONS.  Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to


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satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual
Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

         The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         MARK-TO-MARKET RULES. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by


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one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

         SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual


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Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.



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         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partnership).

         For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

         TERMINATION. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related Prospectus Supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (i) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (ii) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish


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the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non- individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related Prospectus Supplement.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual


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Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Except as stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

NOTES

         On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of Notes, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion to the effect that, assuming compliance with all provisions of the Indenture, Owner Trust Agreement and certain related documents, for federal income tax purposes (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The following discussion is based in part upon the OID Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes. For purposes of this tax discussion, references to a "Noteholder" or a "holder" are to the beneficial owner of a Note.

         STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (i) income reportable on the Notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the Notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS. On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate."


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A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related Prospectus Supplement, counsel to the Company will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the Company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         grantor trust strip certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Company will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . .
 .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and


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



expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Company, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997


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or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.



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         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

         The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Master Servicer or the Trustee in preparing information returns to the Certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by such pools, it is intended to base information reports and returns to the IRS and Certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by such pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base such reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.


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         In addition to its regular reports, the Master Servicer or the Trustee, except as provided in the related Prospectus Supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

         Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

         Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

         PREMIUM. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to


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Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of such provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.



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



         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month.



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         Assuming that a prepayment assumption were used, if the Contingent
Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. The Master Servicer or the Trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Master Servicer or the Trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer or the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trust Fund's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

         Except as disclosed in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer or the Trustee.

        BACKUP WITHHOLDING. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.



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         FOREIGN INVESTORS. In general, the discussion with respect to REMIC
Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.


                              ERISA CONSIDERATIONS

         Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code, collectively "Parties in Interest"), unless a statutory or administrative exemption is available with respect to any such transaction.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Securities, if the Mortgage Loans and other assets included in a Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss.2510.3-101 (the "DOL Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a


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"publicly-offered security" that is "widely held," both as defined in the DOL
Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a Certificate or a Note with "substantial equity features"), and, because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Trust Fund). Without regard to whether the Notes are characterized as equity interests, the purchase, sale and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan. Neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee is a fiduciary of the investing Plan. If the Mortgage Loans and other assets included in the Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of Securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available.

         The DOL issued an individual prohibited transactions exemption ("Exemption") to certain underwriters, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) the underwriter, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Securities.

         The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Securities of the same trust. Third, the Securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Company, the Master Servicer, the Special Servicer, any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Securities. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the

Company pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

         The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Securities evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Securities by or on behalf of a Plan or with Plan Assets; and (iii) Securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of Securities in the initial issuance of such Securities or the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan or with Plan Assets or the continued holding of Securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Securities is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan or with Plan Assets and (3) the continued holding of Securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by
Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through
(D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or


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



by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Securities.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which will extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment will generally allow Mortgage Loans supporting payments to Certificateholders, and having a value equal to no more than 25% of the total principal amount of the Certificates being offered by a Trust Fund, to be transferred to such Trust Fund within a period no longer than 90 days or three months following the Closing Date ("Pre-Funding Period") instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemption, provided that the following general conditions are met:

                  (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must be less than or equal to: (i) 40% for transactions occurring on or after January 1, 1992 but prior to May 23, 1997 and (ii) 25% for transactions occurring on or after May 23, 1997;

                  (2) all additional Mortgage Loans transferred to the related Trust Fund after the Closing Date ("Subsequent Mortgage Loans") must meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust Fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

                  (3) the transfer of such Subsequent Mortgage Loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

                  (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust Fund on the Closing Date;

                  (5) for transactions occurring on or after May 23, 1997, either:

                       (i) the characteristics of the Subsequent Mortgage Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or

                       (ii)an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Exemption Rating Agency rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust Fund as of the Closing Date;

                  (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Accounts falls below the minimum level specified in the Agreement or an event of default occurs;

                  (7) amounts transferred to any Pre-Funding Accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the Certificates and must:



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                       (i) be direct obligations of, or obligations fully
         guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

                       (ii)have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

                  (8) the Prospectus or Prospectus Supplement must describe the duration of the Pre-Funding Period;

                  (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The Trustee, as legal owner of the Trust Fund, must enforce all the rights created in favor of Certificateholders of the Trust Fund, including employee benefit plans subject to ERISA.

         In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ("Class Exemptions"), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued proposed regulations ("Proposed 401(c) Regulations") on December 22, 1997 which propose guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH "SUBSTANTIAL EQUITY FEATURES" OR CERTAIN CERTIFICATES

         Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Securities, such as Notes with "substantial equity features," Subordinate Securities, REMIC Residual Certificates, any Securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies transfers of any such Securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustees and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee (or Indenture Trustee in the case of transfer of Notes) and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee (or the Indenture Trustee in the case of the transfer of Notes) or the Master Servicer, that the purchase of such Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Company, the Trustee (or the Indenture Trustee in the case of the transfer of Notes) or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

         In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustees or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following statements are correct: (i) the transferee is an insurance company, (ii) the source of funds used to purchase such Securities is an "insurance company general account" (as such term is defined in PTCE 95-60),
(iii) the conditions set forth in PTCE 95-60 have been satisfied and (iv) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95- 60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Securities.

         An opinion of counsel or certification will not be required with respect to the purchase of DTC registered Securities. Any purchaser of a DTC registered Security will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by a Tax-Exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Securities. Neither the Company, the Trustees, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Securities are an appropriate investment for Plans generally or any particular Plan.

         Before purchasing the Securities, a fiduciary of a Plan or other Plan Asset Investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, one of the Class Exemptions or Section 401(c) of ERISA would be satisfied and (b) in the case of a Certificate purchased under the Exemption, the Certificate constitutes a "certificate" for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, one of the Class Exemptions or Section 410(c) of ERISA, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the Securities on behalf of a Plan.

                            LEGAL INVESTMENT MATTERS

         Each class of Certificates offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related Prospectus Supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Offered Securities will be treated as high-risk under the Policy Statement.

         The predecessor to the Office of Thrift Supervision ("OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Certain classes of Certificates offered hereby, including any class that is not rated in one of the two highest rating categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Certificates will be identified in the related Prospectus Supplement. Prospective investors in such classes of Certificates, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Securities or to purchase any class of Offered Securities representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Offered Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of Certificates will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans and/or Mortgage Securities in the respective Mortgage Pools and to pay other expenses. The Company expects that it will make additional sales of securities similar to the Offered Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

         The Company intends that Offered Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Securities of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

                  1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

                  2. By placements by the Company with institutional investors through dealers; and

                  3. By direct placements by the Company with institutional investors.

         If underwriters are used in a sale of any Offered Securities (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of the Offered Securities of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Offered Securities, underwriters may receive compensation from the Company or from purchasers of such Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Securities may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the

Company and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

         It is anticipated that the underwriting agreement pertaining to the sale of Offered Securities of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Offered Securities of such series.

         The Company anticipates that the Certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Offered Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of such Certificates. Holders of Offered Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                  LEGAL MATTERS

         Certain legal matters, including certain federal income tax matters, in connection with the Securities of each series will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York.


                              FINANCIAL INFORMATION

         A new Trust fund will be formed with respect to each series of Securities, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

         It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov). The Company does not intend to send any financial reports to Securityholders.

         This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.


                           REPORTS TO SECURITYHOLDERS

         The Master Servicer or another designated person will be required to provide periodic unaudited reports concerning each Trust Fund to all registered holders of Offered Securities of the related series with respect to each Trust Fund as are required under the Exchange Act and the rules and regulations of the Commission thereunder. See "Description of the Securities--Reports to Securityholders."

         The Company intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Company from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Company fulfills its reporting obligations as described in its written request. If such request is granted, the Company will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Securities referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Securityholders expected for each series, the Company anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company with respect to a Trust Fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Securities of the related series. The Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to NAMCO Securities Corp., 6200 Courtney Campbell Causeway, Suite 300, Tampa, Florida 33607, or by telephone at (813) 636-550. The Company has determined that its financial statements will not be material to the offering of any Offered Securities.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            Page
                                                                            ----

401(c) Regulations...........................................................100
Accrual Certificates......................................................21, 29
Accrued Certificate Interest..................................................29
Affiliated Sellers.............................................................5
Agreement         ............................................................20
ARM Loans         .............................................................6
Available Distribution Amount.................................................28
Average Interest Rate.........................................................99
Balloon Loans     .............................................................7
Balloon Payment   .............................................................7
Bankruptcy Code   ............................................................64
Bankruptcy Loss   ............................................................33
Beneficial Owner  ............................................................22
Buydown Account   .............................................................9
Buydown Agreement ............................................................26
Buydown Funds     .............................................................9
Buydown Mortgage Loans.........................................................9
Buydown Period    .............................................................9
Cash Flow Agreement...........................................................38
Certificate Account...........................................................25
Certificate Registrar.........................................................22
Certificates      .............................................................3
Class Exemptions  ...........................................................100
Closing Date      ............................................................74
Code              ............................................................71
Commission        ...........................................................105
Committee Report  ............................................................74
Company           .............................................................3
Conservation Act  ............................................................65
Contingent Payment Regulations................................................94
Contracts         .............................................................4
Contributions Tax ............................................................84
Convertible Mortgage Loan......................................................8
Cooperative Loans .............................................................4
Cooperative Note  ............................................................56
Cooperative Notes .............................................................4
Crime Control Act ............................................................70
Defaulted Mortgage Loss.......................................................33
Deferred Interest .............................................................6
Deleted Mortgage Loan.........................................................13
Designated Seller Transaction..................................................5
Determination Date............................................................28
DOL               ............................................................96
DOL Regulations   ............................................................96
DTC               ............................................................22
DTC Registered Securities.....................................................22
Due Period        ............................................................31
ERISA             ............................................................96
ERISA Permitted Investments..................................................100
ERISA Plans       ............................................................96
Event of Default  ............................................................48

Excess Interest   ............................................................34
Exchange Act      ...........................................................105
Excluded Plan     ............................................................98
Exemption Rating Agencies.....................................................97
Extraordinary Losses..........................................................33
FDIC              .............................................................5
FHA               .............................................................5
FHA Loans         .............................................................5
FHLMC             ............................................................11
Financial Guaranty Insurance Policy...........................................34
FNMA              ............................................................11
Fraud Loss        ............................................................33
FTC Rule          ............................................................66
Garn-St Germain Act...........................................................67
Grantor Trust Certificates....................................................72
Grantor Trust Fractional Interest Certificate.................................87
Grantor Trust Fund............................................................72
Grantor Trust Strip Certificate...............................................88
High LTV Loans    .............................................................8
Holder            ............................................................22
Housing Act       ............................................................11
Indenture         .............................................................3
Index             .............................................................6
Installment Contract..........................................................68
Insurance Proceeds............................................................25
Insurer           ............................................................34
Intermediaries    ............................................................22
IRS               ............................................................74
Issue Premium     ............................................................79
Letter of Credit  ............................................................36
Letter of Credit Bank.........................................................36
Liquidated Mortgage Loan......................................................18
Liquidation Proceeds......................................................25, 26
Loan-to-Value Ratio............................................................7
Lock-out Expiration Date.......................................................7
Lock-out Period   .............................................................7
Loss              ............................................................41
Manufactured Homes.............................................................4
Manufacturer's Invoice Price...................................................8
Master Servicer   .........................................................3, 14
Mortgage Loans    .............................................................3
Mortgage Notes    .............................................................4
Mortgage Pool     .............................................................3
Mortgage Rate     .............................................................6
Mortgage Securities............................................................5
Mortgages         .............................................................4
NAMCO             ............................................................44
Net Mortgage Rate ............................................................52
Nonrecoverable Advance........................................................31
Note Margin       .............................................................6
Note Registrar    ............................................................22
Notes             .............................................................3
Offered Certificates..........................................................21
Offered Securities.............................................................3
OID Regulations   ............................................................72

OTS               ...........................................................102
Overcollateralization.........................................................34
Participants      ............................................................22
Parties in Interest...........................................................96
Percentage Interest...........................................................29
Permitted Investments.........................................................25
Plan Assets       ............................................................96
Plans             ............................................................96
Policy Statement  ...........................................................102
Pool Insurer      ............................................................27
Pooling Agreement .........................................................3, 44
Pre-Funding Account.......................................................21, 30
Pre-Funding Limit ............................................................99
Pre-Funding Period............................................................99
Prepayment Assumption.....................................................74, 90
Prepayment Interest Shortfall.................................................53
Prepayment Penalty.............................................................7
Primary Insurance Policy......................................................41
Primary Insurer   ............................................................41
Prohibited Transactions Tax...................................................84
Prospectus Supplement..........................................................3
PTCE              ...........................................................100
PTCE 83-1         ...........................................................100
Purchase Obligation...........................................................41
Purchase Price    ............................................................12
Qualified Substitute Mortgage Loan............................................13
Realized Losses   ............................................................33
Record Date       ............................................................28
Related Proceeds  ............................................................31
Relief Act        ............................................................70
REMIC             .........................................................4, 72
REMIC Administrator...........................................................72
REMIC Certificates............................................................72
REMIC Provisions  ............................................................72
REMIC Regular Certificates....................................................72
REMIC Regulations ............................................................72
REMIC Residual Certificates...................................................72
REO Mortgage Loan ............................................................17
REO Property      ............................................................16
Reserve Fund      ............................................................37
RICO              ............................................................70
RTC               .............................................................5
Securities        .............................................................3
Securities Act    ......................................................104, 105
Security          ............................................................45
Security Register ............................................................22
Security Registrar............................................................22
Securityholder    ............................................................22
Securityholders   .............................................................3
Sellers           ..........................................................3, 5
Senior Certificates...........................................................21
Senior Liens      .............................................................7
Senior/Subordinate Series.....................................................21
Servicing Agreement...........................................................10
Servicing Default ............................................................47

Servicing Standard............................................................15
Single Family Loans............................................................4
Single Family Property.........................................................4
SMMEA             ...........................................................102
Special Hazard Instrument.....................................................33
Special Hazard Insurance Policy...............................................36
Special Hazard Insurer........................................................37
Special Hazard Loss...........................................................33
Special Hazard Losses.........................................................36
Special Servicer  ............................................................16
Strip Certificates............................................................21
Subordinate Certificates......................................................21
Subsequent Mortgage Loans.....................................................99
Subservicer       ............................................................16
Subservicers      ............................................................10
Tax Favored Plans ............................................................96
Tax-Exempt Investor..........................................................101
Tiered REMICs     ............................................................73
Title V           ............................................................68
Title VIII        ............................................................69
Trust Fund        .............................................................3
Trust Fund Assets .............................................................3
UBTI              ...........................................................101
UCC               ............................................................61
Unaffiliated Sellers...........................................................5
Underwriter       ............................................................97
United States person..........................................................86
VA                .............................................................5
VA Loans          .............................................................5
Value             .............................................................8

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   Subject to Completion, Dated March 18, 1999
                                                                     [Version 1]
Prospectus Supplement
(To Prospectus dated         , ____)

$_______________ (Approximate)

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-__

NAMCO SECURITIES CORP.
Depositor


Master Servicer


   You should consider carefully the risk factors beginning on page S-__ in this prospectus supplement.

   The certificates will represent interests only in a trust consisting primarily of mortgage loans and will not represent ownership interests in or obligations of any other entity.

   This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.


The Trust --

     o will consist primarily of a mortgage pool of one- to four-family fixed-rate residential mortgage loans; and

     o will be represented by ______ classes of certificates, ______ of which are offered hereby.

The Offered Certificates --

     o will represent senior, subordinate or residual interests in the trust and will receive distributions from the assets of the trust; and

     o  will receive monthly distributions commencing on ________, __ ____

Credit Enhancement --

     o the senior certificates will have credit enhancement in the form of subordination; and

     o the offered subordinate certificates will have credit enhancement in the form of subordination provided by certain classes of non-offered subordinate certificates and offered subordinate certificates with lower payment priorities;

[Name of Underwriter] (the "Underwriter") will offer the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, Class XS Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates (collectively, the "Offered Certificates") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of such certificates, before deducting expenses, will be approximately _____% of the initial principal balance of such certificates, plus accrued interest on such certificates. The Underwriter's commission will be any positive difference between the price it pays to the Depositor for such certificates and the amount it receives from the sale of such certificates to the public. See "Method of Distribution" herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                              [NAME OF UNDERWRITER]
                                   Underwriter

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:


     o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

     o this prospectus supplement, which describes the specific terms of this series of certificates.


NAMCO Securities Corp.'s principal offices are located at 6200 Courtney Campbell Causeway, Suite 300, Tampa, Florida 33607 and its phone number is (813) 636-5500.




                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----
                              PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT .........................................S-__
RISK FACTORS .............................................................S-__
USE OF PROCEEDS ..........................................................S-__
THE MORTGAGE POOL ........................................................S-__
YIELD ON THE CERTIFICATES ................................................S-__
DESCRIPTION OF THE CERTIFICATES ..........................................S-__
POOLING AND SERVICING AGREEMENT ..........................................S-__
FEDERAL INCOME TAX CONSEQUENCES ..........................................S-__
METHOD OF DISTRIBUTION ...................................................S-__
SECONDARY MARKET .........................................................S-__
LEGAL OPINIONS ...........................................................S-__
RATINGS ..................................................................S-__
LEGAL INVESTMENT .........................................................S-__
ERISA CONSIDERATIONS .....................................................S-__

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE CERTIFICATES OFFERED HEREBY AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS. Capitalized terms used but not defined herein have the meanings assigned to them in the prospectus. An Index of Principal Definitions is included at the end of the prospectus.

Title of Series...................NAMCO Securities Corp., Mortgage Pass-Through
                                  Certificates, Series ------.

Cut-off Date......................__________ __, ____.

Closing Date......................On or about __________ __, ____.

Depositor.........................NAMCO Securities Corp. (the "Depositor"), an
                                  indirect wholly-owned subsidiary of NAMCO
                                  Asset Management Inc. The Depositor will deposit the mortgage loans into the trust. See "The Depositor" in the prospectus.

Mortgage Loan Seller..............

Originator and Master Servicer....__________________. See "The Mortgage
                                  Pool--Underwriting Standards" and "Pooling and Servicing Agreement--The Originator and Master Servicer" herein.

Trustee...........................__________________. See "Pooling and Servicing
                                  Agreement--The Trustee" herein.

Distribution Dates................Distributions on the Offered Certificates will be made on the __th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in ______
                                  ____.

Offered Certificates..............The classes Offered Certificates and their pass-through rates and certificate principal balances or notional amounts are set forth in the table below.

             INITIAL CERTIFICATE   PASS-THROUGH                INITIAL CERTIFICATE     PASS-THROUGH
    CLASS    PRINCIPAL BALANCE(1)      RATE        CLASS       PRINCIPAL BALANCE(1)        RATE
A-1 ......       $_________          ____%       XS ......     $__________(2)           Variable(3)
A-2 ......       $_________          ____%       B-1 .....     $__________                 ____%
A-3 ......       $_________          ____%       B-2 .....     $__________                 ____%
A-4 ......       $_________          ____%       B-3 .....     $__________                 ____%
A-5 ......       $_________          ____%       R .......     $       100                 ____%
A-6 ......       $_________          ____%


____________________
(1)Approximate.
(2)Approximate Initial Notional Amount.
(3)Calculated as described herein.

THE TRUST

The Depositor will establish a trust with respect to the Series ____-_ Certificates, pursuant to a pooling and servicing agreement dated as of __________ __, ____ among the Depositor, the Master Servicer and the Trustee. There are _____ classes of certificates representing the trust. See "Description of the Certificates" herein.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the Offered Certificates will be made only from payments received in connection with the mortgage loans described below.

THE MORTGAGE LOANS

The trust will contain approximately _____ conventional, one- to four-family, fixed-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ____.


Range of mortgage rates        _____% to _____%.
(approximate):

Weighted average mortgage      ______%.
rate (approximate):

Weighted average remaining     ____ years and ___
term to stated maturity        months.
(approximate):

Range of principal balances    $__________ to
(approximate):                 $____________.

Average principal balance:     $_____________.

Range of loan-to-value         _____% to _____%.
ratios (approximate):

Weighted average               ______%.
loan-to-value ratio
(approximate):

For additional information regarding the mortgage loans, see "The Mortgage Pool" herein.

THE CERTIFICATES

OFFERED CERTIFICATES. The Offered Certificates will have the characteristics shown in the table above in this prospectus supplement. The pass-through rates on each class of Offered Certificates (other than the Class XS Certificates) are fixed and shown in the table above. The pass-through rate on the Class XS Certificates is variable and will be calculated for each distribution date as described under "Description of the Certificates--Pass-Through Rate" herein. The initial variable pass-through rate for the Class XS Certificates is approximately _____% per annum.

The Offered Certificates will be sold by the Depositor to the Underwriter on the closing date. [The Underwriter will sell the Class XS Certificates.]

The Offered Certificates will initially be represented by one or more global certificates registered in the name of CEDE & Co., as nominee of the Depository Trust Company in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess thereof. See "Description of the Certificates --Registration of the Book-Entry Certificates" herein.

The Class XS Certificates will be offered in registered, certificated form, generally in minimum denominations of $[10,000] and integral multiples of $[1,000] in excess thereof.

The Class R Certificates will be offered in registered, certificated form, in minimum denominations of $[20] and integral multiples thereof.

CLASS B-4 CERTIFICATES, CLASS B-5 CERTIFICATES AND CLASS B-6 CERTIFICATES. Such Certificates are not offered hereby. Such certificates have in the aggregate an initial certificate principal balance of approximately $____________, evidencing an aggregate initial undivided interest in the trust of approximately _____%. Such Certificates will be sold by the Depositor to _________________________ on the closing date.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of subordination as described below and under "Description of the Certificates--Allocation of Losses; Subordination" herein.

SUBORDINATION. The rights of the holders of the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates (the "Subordinate Certificates") to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of each class of Class A Certificates.

In addition, the rights of the holders of Subordinate Certificates with higher numerical class designations will be subordinated to the rights of holders of Subordinate Certificates with lower numerical class designations, to the extent described herein.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the mortgage loans as described below.

ALLOCATION OF LOSSES. Except as described below, if Subordinate Certificates remain outstanding, losses on the mortgage loans will be allocated first to the class of Subordinate Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses. If none of the Subordinate Certificates remain outstanding, losses on mortgage loans will generally be allocated to the Class A Certificates.

Not all losses will be allocated in the priority set forth above. Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, bankruptcy of a mortgagor or certain other extraordinary events will be allocated as described above only up to specified amounts. Losses of these types in excess of the specified amount will, in general, be allocated to all outstanding classes of certificates (other than the Class XS Certificates) pro rata in proportion to their remaining principal balances. Therefore, the Subordinate Certificates do not act as credit enhancement for such losses.


P&I ADVANCES

The Master Servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described herein. The Master Servicer is entitled to be reimbursed for such advances, and therefore such advances are not a form of credit enhancement. See "Description of the Certificates--P&I Advances" herein and "Description of the Securities--Advances in respect of Delinquencies" in the prospectus.

OPTIONAL TERMINATION

At its option, the Master Servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the Certificates, after the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in the trust has been reduced to less than [10%] of the aggregate principal balance of the mortgage loans as of __________ __, ____. See "Pooling and Servicing Agreement-- Termination" herein and "Description of the Securities-- Termination" in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

An election will be made to treat the trust as a real estate mortgage investment conduit for federal income tax purposes. See "Federal Income Tax Consequences--Characterization of Investments in REMIC Certificates" in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" herein and in the prospectus.

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive the following ratings from [______________ ("_____") and ___________ ("_________")]:


OFFERED
CERTIFICATES      [RA]         [RA]
------------      ----         ----
Class A-1         AAA          AAA
through Class
A-7

Class XS          AAA          AAA[r]

Class B-1         AA           AA

Class B-2         A            A

Class B-3         BBB          BBB

Class R           AAA          AAA

__________________
[(1) Not rated.]

A security rating does not address the frequency of prepayments on the mortgage loans, the corresponding effect on yield to investors or whether investors in the Class XS Certificates may fail to recover fully their initial investment. [The "r" symbol in certain _____________ ratings is attached to highlight certificates that __________ believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol should not be taken as an indication that a certificate will exhibit no volatility or variability in total return.]

The ratings on the Class R Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in excess of the initial certificate balance thereof and interest thereon. See "Yield on the Certificates" and "Ratings" herein and "Yield Considerations" in the prospectus.

LEGAL INVESTMENT

The Offered Certificates (other than the Class ___ and Class ___ Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. The Class ___ Certificates and the Class ___ Certificates will not constitute "mortgage related securities" for purposes of SMMEA. See "Legal Investment" herein and in the prospectus.

ERISA CONSIDERATIONS

The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption __-__, to the Underwriter. Such exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986 (the "Code") and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter. Such exemption generally applies to certificates such as the Class A Certificates and the Class XS Certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied.

Such exemption will only apply to the Class A Certificates and the Class XS Certificates. ACCORDINGLY, THE OTHER CLASSES OF CERTIFICATES MAY NOT BE ACQUIRED BY OR ON BEHALF OF A PLAN EXCEPT AS DESCRIBED HEREIN. See "ERISA Considerations" herein and in the prospectus.

                                  RISK FACTORS


     The Offered Certificates are not suitable investments for all investors. In particular, you should not purchase the Offered Certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such securities.

     The Offered Certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the accompanying prospectus supplement in the context of your financial situation.

     You should carefully consider, among other things, the following factors in connection with the purchase of the Offered Certificates:

[Appropriate Risk Factors as necessary]


THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide Offered Securityholders with liquidity of investment or that it will continue for the life of the Offered Certificates of any series. The prospectus supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any Offered Security in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The Offered Certificates will not be listed on any securities exchange.

THE OFFERED CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY

     The Offered Certificates will evidence an obligation of the related Issuer to remit certain payments to the registered holder thereof. The Offered Certificates will not represent an interest in or obligation of the company, the master servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Offered Certificates and the mortgage loans will be the obligations (if any) of the company pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's servicing obligations under the related servicing agreement (including, if and to the extent described in the related prospectus supplement, its limited obligation to make certain advances in the event of delinquencies on the mortgage loans) and, if and to the extent expressly described in the related prospectus supplement, certain limited obligations of the master servicer (i) in connection with a purchase obligation or an agreement to purchase or act as remarketing agent with respect to a convertible mortgage loan upon conversion to a fixed rate and (ii) to advance funds to mortgagors in respect of draws on revolving credit loans (if applicable). Neither the Offered Certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, by the company, the master servicer or any of their respective affiliates. Proceeds of the assets included in the related trust fund for each series of Offered Certificates (including the mortgage loans and any form of credit enhancement) will be the sole source of payments on the Offered Certificates, and there will be no recourse to the company, the master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

ANY CREDIT ENHANCEMENT WILL BE LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATES

     With respect to each series of Offered Certificates, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to herein, including: subordination of any subordinate securities of the same series; a financial guaranty insurance policy; a letter of credit; a purchase obligation; a mortgage pool insurance policy; a special hazard insurance policy; overcollateralization; a reserve fund; a cash flow agreement; or any combination thereof. See "Subordination" and "Description of Credit Enhancement" in the Prospectus. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Offered Certificates (or certain classes thereof). The company, the master servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Offered Certificates, if each applicable rating agency indicates that the then-current rating(s) thereof will not be adversely affected. The rating(s) of any series of Offered Certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis. Neither the company, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of Offered Certificates. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in the Prospectus.

THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME

     It is a condition to the issuance of the Offered Certificates that each class of Offered Certificates be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Offered Security, and, accordingly, there can be no assurance that the ratings assigned to any Offered Security on the date on which such Offered Certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related Offered Certificates may be adversely affected. See "Rating" herein and in the Prospectus.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER.

     Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in certain states, notice to any party having an interest of record in the real property, including junior lienholders. Certain states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of such statutes and judicial principles may be to delay and/or reduce distributions in respect of the Offered Certificates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure on Mortgage Loans" in the Prospectus

AN INVESTMENT IN SECURITIES SUCH AS THE OFFERED CERTIFICATES THAT ARE SECURED BY MORTGAGE LOANS AND/OR MANUFACTURED HOUSING CONDITIONAL SALES CONTRACTS AND INSTALLMENT LOAN AGREEMENTS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES AND CHANGES IN THE BORROWERS' FINANCIAL CONDITION.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to-value ratios will be affected by any decline in real estate values. Any decrease in the value of such mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the Offered Certificates.

CERTAIN OF THE MORTGAGE LOANS MAY BE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC

     Certain mortgage loans may be underwritten in accordance with underwriting standards which are primarily intended to provide single family mortgage loans for non-conforming credits. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. Accordingly, Mortgage loans underwritten under the originators' non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Certificates.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE VARIABLE PAYMENTS, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Certain of the types of loans which may be included in the mortgage pools may involve additional uncertainties not present in traditional types of loans. In the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. In the case of buydown loans, the increase in the monthly payment by the mortgagor during and following the buydown period may result in an increased risk of default on such buydown loan. Certain of the mortgage loans provide for escalating or variable payments by the mortgagor, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances, mortgagors may not be able to make their loan payments as such payments increase and thus the likelihood of default will increase.

     This is a consideration with respect to revolving credit loans, since additional draws may be made by the mortgagor in the future up to the applicable credit limit. Although revolving credit loans are generally subject to provisions whereby the credit limit may be reduced as a result of a material adverse change in the mortgagor's economic circumstances, the servicer or master servicer generally will not monitor for such changes and may not become aware of them until after the mortgagor has defaulted. Under extreme circumstances, a mortgagor may draw his entire credit limit in response to personal financial needs resulting from an adverse change in circumstances. For a series of Offered Certificates backed by the trust balances of revolving credit loans, even though the trust balance of a revolving credit loan will not increase as a result of draws after the Offered Certificates are issued, the foregoing considerations are relevant because such trust balance will share pro rata in any losses incurred on such revolving credit loan.

     Any risks associated with the variable payments of such mortgage loans may affect the yield to maturity of the Offered Certificates to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Certificates.

CERTAIN OF THE MORTGAGE LOANS MAY BE SECURED BY JUNIOR LIENS, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Certain mortgage loans may be secured by second liens on the related mortgaged properties. As to mortgage loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a mortgage loan secured by a junior mortgage may not foreclose on the mortgaged property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the master servicer or subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Offered Certificates, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

CERTAIN OF THE MORTGAGE LOANS MAY BE CONCENTRATED IN A PARTICULAR AREA, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of Offered Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any mortgage loan for which a breach of a representation or warranty exists will remain in the related trust fund in the event that a seller is unable, or disputes its obligation, to repurchase such mortgage loan and such a breach does not also constitute a breach of any representation made by any other person. In such event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. Any risks associated with mortgage loan concentration may affect the yield to maturity of the Offered Certificates to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Certificates.

CERTAIN OF THE MORTGAGE LOANS MAY PROVIDE FOR BALLOON PAYMENTS AT MATURITY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Certain of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the Offered Certificates to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Certificates.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the Offered Certificates to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Certificates.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE HIGH COMBINED LOAN-TO-VALUE RATIOS, SUCH THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Some or all of the mortgage loans included in any trust fund may be high loan-to-value loans, with combined loan-to-value ratios in excess of 100%. Such mortgage loans may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If such mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Certificates.

CERTAIN OF THE MORTGAGE LOANS MAY PROVIDE FOR REVOLVING LINES OF CREDIT, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     With respect to revolving credit loans, except for certain programs under which the draw period is less than the full term thereof, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amount of such mortgage loans prior to maturity, which amount may include substantial draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a revolving credit loan. The ability of a borrower to make such a payment may be dependent on the ability to obtain refinancing of the balance due on such revolving credit loan or to sell the related mortgaged property. Furthermore, revolving credit loans generally have adjustable rates that are subject to much higher maximum rates than typically apply to adjustable rate first mortgage loans, and which may be as high as applicable usury limitations. Mortgagors under revolving credit loans are generally qualified based on an assumed payment which reflects either the initial interest rate or a rate significantly lower than the maximum rate. An increase in the interest rate over the mortgage rate applicable at the time the revolving credit loan was originated may have an adverse effect on the ability of the mortgagor to pay the required monthly payment. In addition, an increase in prevailing market interest rates may reduce the borrower's ability to obtain refinancing and to pay the balance of a revolving credit loan at its maturity.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE BEEN UNDERWRITTEN BY SELLERS WHO ARE NOT AFFILIATED WITH THE COMPANY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Mortgage loans to be included in a mortgage Pool will have been purchased by the company, either directly or indirectly from sellers. Such mortgage loans will generally have been originated in accordance with underwriting standards acceptable to the company and generally described under "The Mortgage Pools--Underwriting Standards" herein and in the Prospectus. However, in some cases, particularly those involving unaffiliated sellers, the company may not be able to establish the underwriting standards used in the origination of the related mortgage loans. In those cases, the related prospectus supplement will include a statement to such effect and will reflect what, if any, reunderwriting of the related mortgage loans was done by the company or any of its affiliates. To the extent the mortgage loans cannot be reunderwritten or the underwriting criteria cannot be verified, the mortgage loans may suffer losses greater than they would had they been directly underwritten by the company or an affiliate thereof. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Certificates.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

     Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the mortgage loans and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus. To the extent such laws and regulations result in losses on the mortgage loans, the yield to maturity of the Offered Certificates, to the extent not covered by credit enhancement, may be affected.

THE RATE OF PREPAYMENTS ON THE TRUST FUND ASSETS AND THE PURCHASE PRICE YOU PAID FOR THE OFFERED CERTIFICATES MAY CAUSE YOUR YIELD TO BE LOWER THAN ANTICIPATED

     The yield to maturity of the Offered Certificates of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable rate loans to fixed interest rate loans or breaches of representations and warranties), or draws (if applicable) on the related mortgage loans and the price paid by Offered Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments (or draws if applicable) on the related mortgage loans. The yield to maturity on interest only Offered Certificates will be extremely sensitive to the rate of prepayments (or draws if applicable) on the related mortgage loans. In addition, the yield to maturity on certain other types of classes of Offered Certificates, including Offered Certificates with an accrual feature, Offered Certificates with an interest rate which fluctuates based on an index or inversely with an index or certain other classes in a series including more than one class of Offered Certificates, may be relatively more sensitive to the rate of prepayment (or draws if applicable) on the related mortgage loans than other classes of Offered Certificates. In addition, to the extent amounts in any funding account have not been used to purchase additional mortgage loans, holders of the Offered
Certificates may receive an additional prepayment. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     The yield to maturity of the Offered Certificates of any series, or the rate and timing of principal payments (or draws if applicable) on the related mortgage loans may be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the mortgage loans were originated. For example, revolving credit loans may provide for future draws to be made only in specified minimum amounts, or alternatively may permit draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new draws. Furthermore, revolving credit loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Offered Certificates backed by revolving credit loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

     For any series of Offered Certificates backed by revolving credit loans, provisions governing whether future draws on the revolving credit loans will be included in the trust fund will have a significant effect on the rate and timing of principal distributions on the Offered Certificates. For a series of Offered Certificates backed by the trust balances of revolving credit loans, the specific provisions applicable to the allocation of payments, draws and losses on the revolving credit loans between the trust balances and the excluded balances thereof will also have a significant effect on the rate and timing of principal distributions on the Offered Certificates. See "Description of the Mortgage Pools--Allocation of Revolving Credit Balances" in the Prospectus.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property with contaminated with or affected by hazardous wastes or hazardous substances, such mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Environmental Legislation" in the Prospectus To the extent such environmental risks result in losses on the mortgage loans, the yield to maturity of the Offered Certificates, to the extent not covered by credit enhancement, may be affected.

ERISA RESTRICTIONS MAY APPLY TO THE OFFERED CERTIFICATES, WHICH BY RESTRICTING THE MARKET, MAY AFFECT THE LIQUIDITY OF THE OFFERED CERTIFICATES

     Generally, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations" herein and in the Prospectus.


[THE UNDERWRITING STANDARDS OF THE MORTGAGE LOANS ARE NOT AS STRINGENT AS THOSE UNDERWRITTEN IN A MORE TRADITIONAL MANNER, OR UNDERWRITTEN TO THE STANDARDS OF FANNIE MAE AND FREDDIE MAC, WHICH MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATEHOLDERS

     The Originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While the Originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the Originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The Originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the Originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the Originator's loan-to-value ratio determination.

     As a result of such underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See "The Mortgage Pool--Underwriting Standards; Representations" herein].

[CERTAIN MORTGAGE LOANS HAVE HIGH LOAN-TO-VALUE RATIOS WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Approximately _____% of the mortgage loans, by aggregate principal balance as of _________ __, ____, had a loan-to-value ratio at origination in excess of 80%. No mortgage loan in the mortgage pool with a loan-to-value ratio at origination in excess of 80% will be covered by a primary mortgage insurance policy. No mortgage loan will have a loan-to-value ratio exceeding __% at origination. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. In addition, an overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. See "The Mortgage Pool--General" herein].

[CERTAIN MORTGAGE LOANS ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of _______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _________ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, have a first payment date occurring on or after _________ __, ____ and, therefore, such mortgage loans could not have been delinquent as of ________ __, ____].

[THE MORTGAGE LOANS ARE CONCENTRATED IN THE [STATE OF ___________], WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Approximately _____% of the mortgage loans, by aggregate principal balance of the mortgage loans as of __________ __, ____, are secured by mortgaged properties located in the State of _________. The aggregate principal balance of mortgage loans in the ________ zip code with the largest amount of such mortgage loans, by aggregate principal balance as of ________ __, ____, was approximately $_____________. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the mortgage loans may increase over historical levels of comparable type loans, and may increase substantially.

[THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY

     The certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, the Mortgage Loan Seller, the Trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, the Trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, the Master Servicer, the Mortgage Loan Seller, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS

     The rate and timing of distributions allocable to principal on the Class A Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on such certificates as provided herein. The rate and timing of distributions allocable to principal on the other classes of Offered Certificates, other than the Class XS Certificates, will depend in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on all of the mortgage loans and the allocation thereof to pay principal on such certificates as provided herein. As is the case with mortgage pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of such mortgage loan. See "The Mortgage Pool" herein.

     Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Class A Certificates at a time when reinvestment at such higher prevailing rates would be desirable. A decrease in the prepayment rates on all of the mortgage loans will result in a reduced rate of return of principal to investors in the other classes of Offered Certificates, other than the Class XS Certificates, at a time when reinvestment at such higher prevailing rates would be desirable.

     Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the related Class A Certificates, at time when reinvestment at comparable yields may not be possible. An increase in the prepayment rates on all of the mortgage loans will result in a greater rate of return of principal to investors in the other classes of Offered Certificates, other than the Class XS Certificates, at a time when reinvestment at comparable yields may not be possible.

     Prior to the distribution date in _______ ____, the Subordinate Certificates will be entitled to receive distributions allocable to principal based on a disproportionately small percentage of principal prepayments on the mortgage loans, and the Class A Certificates will be entitled to receive distributions allocable to principal based on a disproportionately large percentage (which may be 100%) of principal prepayments on the mortgage loans. To the extent that no principal prepayments or a disproportionately small percentage of such prepayments are distributed on the Subordinate Certificates, the subordination afforded to the Class A Certificates, in the absence of losses allocated to such certificates, will be increased.

     For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see "Yield on the Certificates" herein, including the table entitled "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption" herein].

[THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS

     The yield to maturity on the Offered Certificates, particularly the Class XS Certificates, will depend, in general, on:


     o    the applicable purchase price; and

     o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance or notional amount of such certificates, as well as other factors.

     The yield to investors on the Offered Certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

     In general, if the Offered Certificates, other than the Class XS Certificates, are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates, other than the Class XS Certificates, are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

     The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of ____% of the standard prepayment assumption, and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at such rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale. See "Yield on the Certificates" herein].

[THE MULTIPLE CLASS STRUCTURE OF THE OFFERED CERTIFICATES CAUSES THE YIELD OF CERTAIN CLASSES TO BE PARTICULARLY SENSITIVE TO CHANGES IN THE RATES OF PREPAYMENT OF THE RELATED MORTGAGE LOANS AND OTHER FACTORS

     CLASS XS CERTIFICATES: The Class XS Certificates will receive a portion of the interest payments only from mortgage loans that have net mortgage rates higher than ____%. Therefore, the yield on the Class XS Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans. Investors in the Class XS Certificates should be aware that mortgage loans with higher mortgage rates may prepay faster than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than ____% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class XS Certificates will be adversely affected. Investors in the Class XS Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than ____% could result in the failure of such investors to fully recover their investments.

     SUBORDINATE CERTIFICATES: The weighted average lives of, and the yield to maturity on, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by subordinate certificates with a higher numerical class designation (including covered by the Class B-4, Class B-5 and Class B-6 Certificates which are not offered hereby). Furthermore, as described herein, the timing of receipt of principal and interest by any class of subordinate certificates may be adversely affected by losses even if such class does not ultimately bear such loss].

[THE RESIDUAL CERTIFICATES WILL RECEIVE LIMITED DISTRIBUTIONS OF PRINCIPAL AND INTEREST AND MAY HAVE SIGNIFICANT TAX LIABILITIES

     Holders of the Class R Certificates are entitled to receive distributions of principal and interest as described herein, but the holders of such certificates are not expected to receive any distributions after the first distribution date. In addition, holders of such certificates will have tax liabilities with respect to their certificates during the early years of the term of the trust that substantially exceed the principal and interest payable thereon during or prior to such periods. See "Federal Income Tax Consequences" below and in the Prospectus and "Yield on the Certificates--Additional Yield Considerations Applicable Solely to the Residual Certificates" herein].

[VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

     Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

     o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Originator to damages and administrative enforcement.

     The Originator will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, it will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

[YEAR 2000 SYSTEMS RISK COULD AFFECT THE ABILITY OF THE MASTER SERVICER TO PERFORM ITS DUTIES

     As is the case with most companies using computers in their operations, the Master Servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the Master Servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. The Master Servicer is presently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the Master Servicer, or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the Master Servicer under the pooling and servicing agreement could be materially adversely affected].



                                THE MORTGAGE POOL


GENERAL

     References to percentages of the Mortgage Loans unless otherwise noted are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

     The Mortgage Pool will consist of approximately _____ conventional, one- to four-family, fixed-rate, fully-amortizing Mortgage Loans secured by first liens on residential real properties (the "Mortgaged Properties") and having an aggregate principal balance as of ________ __, ____ (the "Cut-off Date") of approximately $___________, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus __%. The Mortgage Loans have original terms to maturity of not greater than [30] years.

     The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting of one- to four-family dwelling units, townhouses, individual condominium units and individual units in planned unit developments. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from the Originator. See "--Underwriting Standards; Representations" herein. The Originator will act as the master servicer for the Mortgage Loans originated by it pursuant to the Agreement (in such capacity, the "Master Servicer").

     All of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date"). Each Mortgage Loan will contain a customary "due-on-sale" clause.

     Approximately _____% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain partial or full prepayments made within one year, five years or such other period as provided in the related Mortgage Note from the date of origination of such Mortgage Loan. The amount of the prepayment charge is as provided in the related Mortgage Note, and such prepayment charge will generally apply if, in any twelve-month period during the first year, five years or such other period as provided in the related Mortgage Note from the date of origination of such Mortgage Loan, the Mortgagor prepays an aggregate amount exceeding __% of the original principal balance of such Mortgage Loan. With respect to _____% of such Mortgage Loans, the amount of the prepayment charge will generally be equal to ___ months' advance interest calculated on the basis of the Mortgage Rate in effect at the time of such prepayment on the amount prepaid in excess of __% of the original principal balance of such Mortgage Loan for a period of five years and one year, respectively. The _____________ will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the Certificates. The Master Servicer may, in its discretion, waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the Mortgage Loans.

     The average principal balance of the Mortgage Loans at origination was approximately $______. No Mortgage Loan had a principal balance at origination of greater than approximately $_______ or less than approximately $______. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $______. No Mortgage Loan had a principal balance as of the Cut-off Date of greater than approximately $_______ or less than approximately $______.

     As of the Cut-off Date, the Mortgage Loans had Mortgage Rates ranging from approximately _____% per annum to approximately ______% per annum and the weighted average Mortgage Rate was approximately _____% per annum. The weighted average remaining term to stated maturity of the Mortgage Loans will be approximately __ years and __ months as of the Cut-off Date. None of the Mortgage Loans will have a first Due Date prior to ________ ____ or after _________ ____, or will have a remaining term to maturity of less than __ years and __ months or greater than __ years as of the Cut-off Date. The latest maturity date of any Mortgage Loan is ________ ____.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately ______%. No Loan-to-Value Ratio at origination was greater than approximately _____% or less than approximately ____%.

     The Mortgage Loans are expected to have as of the Cut-off Date the following characteristics listed on Appendix A hereto.


UNDERWRITING STANDARDS; REPRESENTATIONS

     All of the Mortgage Loans were originated by ________________ (in such capacity, the "Mortgage Loan Seller"), generally in accordance with the underwriting criteria specified in the Prospectus, except as described herein. [Description of differences with Prospectus description under the heading "Underwriting Standards; Representations"].


ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.



                            YIELD ON THE CERTIFICATES


DELAY IN DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     The effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because (i) on the first Distribution Date one month's interest is payable thereon even though __ days will have elapsed from the date on which interest begins to accrue thereon, (ii) on each succeeding Distribution Date the interest payable thereon is the interest accrued during the month preceding the month of such Distribution Date, which ends __ days prior to such Distribution Date and (iii) during each Interest Accrual Period (other than the first Interest Accrual Period), interest accrues on a Certificate Principal Balance or Notional Amount that is less than the Certificate Principal Balance or Notional Amount of such class actually outstanding for the first __ days of such Interest Accrual Period.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on such Mortgage Loan. See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus. The Master Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the Mortgage Loans master serviced by it, but only to the extent of its aggregate Servicing Fee for the related Due Period. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein. Accordingly, the effect of (i) any principal prepayments on the Mortgage Loans, to the extent that any resulting shortfall (a "Prepayment Interest Shortfall") exceeds any payments made by the Master Servicer from its own funds ("Compensating Interest") or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates. Any such shortfalls will be allocated among the Certificates as provided herein under "Description of the Certificates--Interest Distributions".

GENERAL PREPAYMENT CONSIDERATIONS

     The rate of principal payments on each class of Offered Certificates (other than the Class XS Certificates), the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Mortgage Loan Seller, the Originator or the Master Servicer, as the case may be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" herein, with respect to approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. All of the Mortgage Loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" herein, prior to the Distribution Date in ________ ____, all principal prepayments on the Mortgage Loans will be allocated to the Senior Certificates (other than the Class XS Certificates). Thereafter, as further described herein, during certain periods, subject to certain loss and delinquency criteria described herein, the Senior Prepayment Percentage may continue to be disproportionately large (relative to the Senior Percentage) and the percentage of principal prepayments payable to the Subordinate Certificates may continue to be disproportionately small.

     Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive such distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates (other than the Class XS Certificates) may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any such Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of such Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     The yield to maturity on the Class XS Certificates will be extremely sensitive to prepayments on the Mortgage Loans generally, and most sensitive to prepayments on Mortgage Loans with relatively high Mortgage Rates. See "--Yield Sensitivity of the Class XS Certificates" herein.

     It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

     Because principal distributions are paid to certain classes of Offered Certificates before other such classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses (because such Certificates will represent an increasing percentage interest in the Trust Fund during the period prior to the commencement of distributions of principal thereon) than holders of classes having earlier priorities for distribution of principal. In particular with respect to the Lockout Certificates, as described under "Description of the Certificates--Principal Distributions on the Senior Certificates" herein, during certain periods, no principal payments or a disproportionately small portion of the Senior Principal Distribution Amount will be distributed on the Lockout Certificates, and during certain other periods, a disproportionately large portion of the Senior Principal Distribution Amount will be distributed on the Lockout Certificates. Unless the Certificate Principal Balances of the Class A Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the Distribution Date in ________ ____.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, there can be no assurance that recourse beyond the specific Mortgaged Property pledged as security for repayment will be available. See "The Mortgage Pool--Underwriting Standards; Representations" herein.

MARKET INTEREST RATE AND SUBORDINATION YIELD CONSIDERATIONS

     Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Offered Certificates (other than the Class XS Certificates) are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to such Offered Certificates were to rise, the market value of such Offered Certificates may decline.

     As described under "Description of the Certificates--Allocation of Losses; Subordination", amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the Senior Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a higher numerical class designation may be made available to protect the holders of Subordinate

Certificates with a lower numerical class designation against such interruptions in distributions. Such delinquencies may affect the yield to investors on such classes of the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of such classes of Subordinate Certificates. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of the Subordinate Certificates if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment Percentage to [100]% or triggers a lockout of one or more classes of Subordinate Certificates from distributions of certain portions of the Subordinate Principal Distribution Amount. See "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Subordinate Certificates" herein.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

     Except as otherwise described under "Description of the Certificates-- Principal Distributions on the Senior Certificates" herein, distributions of principal will be made to the classes of Class A Certificates according to the priorities described herein, rather than on a pro rata basis among such classes, unless the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero. The timing of commencement of principal distributions to each class of the Class A Certificates and the weighted average life of each such class will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on each such class. Moreover, because the Lockout Certificates do not receive (unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero) any portion of principal payments prior to the Distribution Date occurring in ________ ____ and thereafter will receive (unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero) a disproportionately small or large portion of principal payments, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of Class A Certificates entitled to principal distributions.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a prepayment rate for the Mortgage Loans of ___% of the Prepayment Vector. A ___% Prepayment Vector assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of such pool, such rate increasing by an additional approximate ____% CPR (precisely __/__, expressed as a percentage) each month thereafter through the eleventh month of the life of such pool, and such rate thereafter remaining constant at __% CPR for the remainder of the life of such pool. An __% Prepayment Vector assumes, for example, that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of such pool, such rate increasing by an additional approximate ____% CPR (precisely _____/__, expressed as a percentage) each month thereafter through the ________ month of the life of such pool, and such rate thereafter remaining constant at __% CPR for the remainder of the life of such pool. No representation is made that the Mortgage Loans in the Mortgage Pool will prepay at the above-described rates or any other rate. CPR refers to the Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

     The tables following the next paragraph indicate the percentage of the initial Certificate Principal Balance of the indicated classes of Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life of such class of Certificates. The table is based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of ____ Mortgage Loans with the characteristics set forth in the table below, (ii) distributions on such Certificates are received, in cash, on the __th day of each month, commencing in ________ ____, (iii) the Mortgage Loans prepay at the constant percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (v) none of the Depositor, the Mortgage Loan Seller, the Originator, the Master Servicer or any other person purchases from the Trust Fund any Mortgage Loan pursuant to any obligation or option under the Agreement (except as indicated in footnote (2) in the tables), (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in ________ ____, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in _______ ____, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, (ix) the Certificates are purchased on _______ __, ____ and (x) the Servicing Fee Rate is ____% per annum and the Trustee's Fee Rate is _____% per annum.


                      Assumed Mortgage Loan Characteristics

    Principal Balance                         Original Term      Remaining Term
        as of the           Mortgage           to Maturity        to Maturity
       Cut-off Date           Rate              (Months)           (Months)
       ------------           ----              --------           --------
      $                      %
      $                      %
      $                      %
      $                      %


     There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the table below. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balances outstanding (and the weighted average lives) of the classes of Certificates set forth in the table. In addition, to the extent that the actual Mortgage Loans included in the Mortgage Pool have characteristics that differ from those assumed in preparing the table below, such classes of Certificates may mature earlier or later than indicated by the table below. Based on the foregoing assumptions, the table below indicates the weighted average life of each class of the Class A Certificates and the Subordinate Certificates and sets forth the percentage of the initial Certificate Principal Balance of each such class of Certificates that would be outstanding after each of the dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Trust Fund. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balance (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

                          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                   SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                              Class A-1 Certificates               Class A-2 Certificates                Class A-3 Certificates

Distribution Date      0%  25%  50%  75%  100% 125%  150%    0%  25% 50%  75%  100%  125% 150%    0%  25%  50%  75%  100% 125%  150%
                       --  ---  ---  ---  ---- ----  ----    --  --- ---  ---  ----  ---- ----    --  ---  ---  ---  ---- ----  ----
 ......................
 ......................
 ......................
Weighted Average Life
  in Years(1) .........
Weighted Average Life
  in Years(2) .........

________________

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the Master Servicer exercises its option to purchase the Mortgage Loans. See "Pooling and Servicing Agreement--Termination" herein.



                      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                              SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       Class A-4 Certificates                      Class A-5 Certificates
                                       ----------------------                      ----------------------
     Distribution Date        0%    25%   50%   75%  100%  125% 150%        0%   25%  50%  75%  100%  125%  150%
     -----------------        --    ---   ---   ---  ----  ---- ----        --   ---  ---  ---  ----  ----  ----
 ......................
 ......................
 ......................
Weighted Average Life
  in Years(1) ........
Weighted Average Life
  in Years(2) ........

_________________

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the Master Servicer exercises its option to purchase the Mortgage Loans. See "Pooling and Servicing Agreement-- Termination" herein.
                                                 (Table continued on next page.)

                    PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                            SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                   Class A-6 Certificates                       Subordinate  Certificates
                                   ----------------------                       -------------------------
     Distribution Date
                          0%   25%   50%   75%   100%  125%  150%      0%    25%    50%   75%   100%  125%  150%
                          --   ---   ---   ---   ----  ----  ----      --    ---    ---   ---   ----  ----  ----
 ......................
 ......................
 ......................
Weighted Average Life
  in Years(1)
Weighted Average Life
  in Years(2)

________________________

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the Master Servicer exercises its option to purchase the Mortgage Loans. See "Pooling and Servicing Agreement-- Termination" herein.

     There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the table above or to any other level, or that the actual weighted average life of any class of Certificates will conform to any of the weighted average lives set forth in the table above. Furthermore, the information contained in the table with respect to the weighted average life of each specified class of Certificates is not necessarily indicative of the weighted average life of each such class that might be calculated or projected under different or varying prepayment assumptions.

     The characteristics of the Mortgage Loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.


YIELD SENSITIVITY OF THE CLASS XS CERTIFICATES

     The yield to maturity of the Class XS Certificates will be extremely sensitive to the prepayment, repurchase and default experience on the Mortgage Loans, which may fluctuate significantly from time to time. A rapid rate of principal payments on the Mortgage Loans will have a materially negative effect on the yield to maturity of the Class XS Certificates, and principal prepayments on Mortgage Loans with higher Mortgage Rates will have a greater negative impact on the yield to maturity of the Class XS Certificates than principal prepayments on Mortgage Loans with lower Mortgage Rates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class XS Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

     The following table indicates the sensitivity of the yield of the Class XS Certificates to various rates of prepayment on the Mortgage Loans and the corresponding pre-tax yield on a corporate bond equivalent basis. The table set forth below has been prepared based on the Modeling Assumptions.


             PRE-TAX YIELD TO MATURITY ON THE CLASS XS CERTIFICATES
               AT VARIOUS PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                PERCENTAGES OF THE PREPAYMENT ASSUMPTION
   ASSUMED AGGREGATE            ----------------------------------------
    PURCHASE PRICE      0%    25%     50%     75%     100%      125%      150%
   -----------------    --    ---     ---     ---     ----      ----      ----
$ ..................    %      %       %       %        %         %         %


     On the basis of a constant prepayment rate of approximately ___% of the Prepayment Assumption and the purchase price assumed above, the yield to maturity of the Class XS Certificates would be approximately __%. If the actual prepayment rate were to exceed such rate, initial investors in the Class XS Certificates would not fully recover their initial investment.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XS Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class XS Certificates, and by converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) on the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XS Certificates and consequently does not purport to reflect the return on any investment in the Class XS Certificates when such reinvestment rates are considered.

     The characteristics of the Mortgage Loans will differ from those assumed in preparing the table above. There can be no assurance that the cash flows on the Class XS Certificates will correspond to those used to determine the pre-tax yields shown above or that the aggregate purchase price of the Class XS Certificates will be as assumed. It is unlikely that any Mortgage Loan will prepay at the specified percentages of the

Prepayment Assumption until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. The portion of interest payments on the Mortgage Loans distributable to the Class XS Certificates will vary from Mortgage Loan to Mortgage Loan, and will be greater with respect to Mortgage Loans with higher Mortgage Rates. Accordingly, the yield on the Class XS Certificates will be lower than indicated in the applicable table above with respect to any particular average prepayment rate if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates, assuming no variation in Mortgage Loan principal balance. Moreover, the variable Pass-Through Rate on the Class XS Certificates will generally decrease as the Certificate Principal Balances of Class A Certificates with lower fixed Pass-Through Rates decline. There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, or that Mortgage Loans with relatively high Mortgage Rates will prepay at the same rate as the Mortgage Loans generally. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class XS Certificates.


YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

     If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates, Class B-4 Certificates, Class B-3 Certificates and Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of such losses will be allocated to the Class B-1 Certificates. If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates, Class B-4 Certificates and Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of such losses will be allocated to the Class B-2 Certificates. If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates and Class B-4 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of such losses will be allocated to the Class B-3 Certificates. The initial undivided interest in the Trust Fund evidenced by the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates is approximately ____%, approximately ____%, approximately ____%, approximately ____%, approximately ____% and approximately ____%, respectively. Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.


ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

     The Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates during the early years of the REMIC's term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Pool.

     The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the transfer of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" herein and in the Prospectus.


                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Series ____-___ Certificates will consist of ________ classes of certificates (collectively, the "Certificates"), designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates (the "Senior Sequential Certificates"); (ii) the Class A-6 Certificates (the "Lockout Certificates", and together with the Senior Sequential Certificates, the "Class A Certificates");
(iii) the Class XS Certificates (the Class A Certificates and the Class XS Certificates, together, the "Senior Certificates"); (iv) the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates (collectively, the "Subordinate Certificates"); and (v) the Class R Certificates (the "Residual Certificates"). Only the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Residual Certificates (collectively, the "Offered Certificates") are offered hereby.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a segregated pool (the "Mortgage Pool") of conventional, one- to four-family, fixed-rate, fully-amortizing, first lien mortgage loans having original terms to maturity of not greater than 30 years (the "Mortgage Loans") and an aggregate principal balance as of _______ __, ____ (the "Cut-off Date"), after application of scheduled payments due whether or not received, of approximately $___________, subject to a permitted variance as described herein under "The Mortgage Pool".

     Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance or Notional Amount, as applicable, as set forth on the cover hereof and will have the Pass-Through Rate determined as provided under "Summary of Prospectus Supplement--Pass-Through Rate" and "--Interest Distributions" herein. The Residual Certificates also represent the right to receive additional distributions in respect of the Trust Fund on any Distribution Date after all required payments of principal and interest have been made on such date in respect of the other classes of Certificates, although it is not anticipated that funds will be available for any such additional distribution. The Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates have in the aggregate an initial Certificate Principal Balance of approximately $__________ and a fixed Pass-Through Rate for each Distribution Date of ____% per annum. The Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates, which are not being offered hereby, will be sold by the Depositor to _________________________ on the Closing Date.

     The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants (Class A Certificates so issued, maintained and transferred, the "Book-Entry Certificates") in minimum denominations of $_____ and integral multiples of $____ in excess thereof. The Class XS Certificates and the Subordinate Certificates will be issued in registered, certificated form, in minimum percentage interests corresponding to initial Certificate Principal Balances or notional amounts, as applicable, of $______ and integral multiples of $_____ in excess thereof, except that one Certificate of each such class may be issued evidencing an amount equal to either (i) the sum of an otherwise authorized denomination thereof plus the remainder of the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, for such class or (ii) such remainder. The Residual Certificates will be offered in registered, certificated form, in minimum denominations of $___ and integral multiples thereof.

     The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No person acquiring an interest in any class of the Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" herein.

     The Class XS Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Residual Certificates and the Definitive Certificates will be transferable and exchangeable at the offices of the Trustee. The Subordinate Certificates and the Residual Certificates may not be purchased by or transferred to a Plan (as defined herein) except upon delivery of a certification of facts or an opinion of counsel, as provided herein. See "--Restrictions on Transfer of the Subordinate Certificates and the Residual Certificates" and "ERISA Considerations" herein. Transfer of the Residual Certificates will be subject to certain additional restrictions and transfer of the Residual Certificates to any non-United States person will be prohibited, in each case as described under "Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Certificates" herein and under "Federal Income Tax Consequences--REMICs--Tax On Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     All distributions to holders of the Certificates, other than the final distribution on any class of Certificates, will be made on each Distribution Date by or on behalf of the Trustee to the persons in whose names such Certificates are registered at the close of business on the related Record Date. The "Record Date" for each Distribution Date (i) with respect to any Book-Entry Certificate will be the close of business on the business day immediately preceding such Distribution Date or (ii) with respect to any other class of Certificates, including any Definitive Certificates, will be the close of business on the last business day of the month preceding the month in which such Distribution Date occurs. Such distributions will be made either (a) by check mailed to the address of each such Certificateholder as it appears in the Certificate Register or (b) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of Certificates having an aggregate initial Certificate Principal Balance or Notional Amount, as applicable, that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Certificate Principal Balance or Notional Amount, as applicable, of such class of Certificates, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the corporate trust office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.


REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. The Trustee will forward payments to DTC in same day funds and DTC will forward such payments to Participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing such payments to Indirect Participants or to Certificate Owners. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Book-Entry Certificates will be CEDE, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Definitive Certificates, the Rules provide a mechanism by which Certificate Owners through their Participants and Indirect Participants will receive payments and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to CEDE, as nominee for DTC.

     Under the Rules, DTC will take action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take such actions with respect to specified Voting Rights only at the direction of and on behalf of Participants whose holdings of Book-Entry Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Book-Entry Certificates evidence such Voting Rights, authorize divergent action.

     DTC management is aware that some computer applications, systems and similar items for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed its Participants and other members of the financial community (collectively, the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     The Depositor, the Master Servicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


DEFINITIVE CERTIFICATES

     Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the Book-Entry Certificates advise the Trustee and DTC through Participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Certificate Owners through Participants of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. Such Definitive Certificates will be issued in minimum denominations of $______, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $______ immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount of such beneficial ownership.


DISTRIBUTIONS--GENERAL

     The "Due Period" with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The "Prepayment Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The "Determination Date" with respect to any Distribution Date is on the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.


PASS-THROUGH RATES

     The Pass-Through Rate for each class of Certificates (other than the Class XS Certificates) is ____% per annum. The Pass-Through Rate applicable to the calculation of the Interest Distribution Amount for the Class XS Certificates for any Distribution Date is the rate per annum expressed as the percentage equivalent of a fraction, the numerator of which is equal to (i) (A) the amount of interest accrued on the Mortgage Loans for the immediately preceding calendar month at the Net Mortgage Rate minus (B) the aggregate amount of interest payable on the Certificates (other than the XS Certificates), and the denominator of which is equal to (ii) the Notional Amount of the Class XS Certificates. The "Net Mortgage Rate" on any Mortgage Loan is equal to the then applicable Mortgage Rate thereon minus the sum of (i) the Servicing Fee Rate and
(ii) the Trustee's Fee Rate. The "Mortgage Rate" on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note. The Servicing Fee Rate on each Mortgage Loan is equal to ____% per annum. The Trustee's Fee Rate for each Mortgage Loan is equal to ______% per annum. The initial variable Pass-Through Rate for the Class IO Certificates is approximately ______% per annum.

INTEREST DISTRIBUTIONS

     Distributions on each Distribution Date will be made to the extent of the Available Distribution Amount for such Distribution Date. The Available Distribution Amount for any Distribution Date generally includes scheduled payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date, prepayments and other unscheduled collections received on the Mortgage Loans during the related Prepayment Period, any P&I Advances made by the Master Servicer for such Distribution Date and with respect to each Mortgage Loan with a first payment date occurring in _________ ____, a cash amount equal to interest on such Mortgage Loan, net of the amount of any prepayment charges received on the Mortgage Loans and net of fees payable to the Master Servicer and the Trustee and certain amounts reimbursable to the Master Servicer, the Depositor and the Trustee as provided in the Agreement.

     Distributions in respect of interest will be made (i) on each Distribution Date to the holders of the Senior Certificates and, on the first Distribution Date, to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Interest Distribution Amount and (ii) on each Distribution Date to the holders of the Subordinate Certificates, in an aggregate amount equal to the Subordinate Interest Distribution Amount, to the extent of the portion of the Available Distribution Amount remaining after the distribution on such date of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount. The Senior Interest Distribution Amount on each Distribution Date is equal to the aggregate of the Interest Distribution Amounts for such Distribution Date on all of the Senior Certificates and, on the first Distribution Date, the Residual Certificates. The Subordinate Interest Distribution Amount on each Distribution Date is equal to the aggregate of the Interest Distribution Amounts for such Distribution Date on all of the Subordinate Certificates.

     Distributions of the Subordinate Interest Distribution Amount on each Distribution Date will be made first, to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the Interest Distribution Amount for such Certificates for such Distribution Date.

     The Interest Distribution Amount for the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance or Notional Amount, as applicable, of such Certificates immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class, plus, in the case of each such class, any such amount remaining unpaid from previous Distribution Dates, and reduced (to not less than zero), in the case of each such class, by the allocable share for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the applicable Master Servicer, shortfalls resulting from the application of the Relief Act and certain other interest shortfalls not covered by the subordination provided by more subordinate classes of Certificates. Any Prepayment Interest Shortfalls for any Distribution Date to the extent not covered by Compensating Interest paid by the applicable Master Servicer will be allocated among the holders of the Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. In addition, any shortfalls resulting from the application of the Relief Act will be allocated among the holders of all of the Certificates on a pro rata basis as described above.

     The Pass-Through Rate applicable to the calculation of the Interest Distribution Amounts for each class of Class A Certificates is fixed and is set forth on the cover hereof. The Pass-Through Rate applicable to the calculation of the Interest Distribution Amount for the Class XS Certificates for any Distribution Date is the rate per annum expressed as the percentage equivalent of a fraction, the numerator of which is equal to (i) (A) the amount of interest accrued on the Mortgage Loans for the immediately preceding calendar month at the Net Mortgage Rate minus (B) the aggregate amount of interest payable on the Certificates (other than the XS Certificates), and the denominator of which is equal to (ii) the Notional Amount of the Class XS Certificates. The Net Mortgage Rate for any Mortgage Loan is equal to the Mortgage Rate for such Mortgage Loan minus the sum of the Servicing Fee Rate and the Trustee's Fee Rate for such Mortgage Loan. The Servicing Fee Rate for each Mortgage Loan is equal to 0.50% per annum. The Trustee's Fee Rate for each Mortgage Loan is equal to ______% per annum. The initial variable Pass-Through Rate for the Class XS Certificates is approximately _______% per annum.

     The Interest Accrual Period for each class of Certificates for any Distribution Date is the one-month period preceding the month in which such Distribution Date occurs. All distributions of interest will be based on a 360-day year consisting of twelve 30-day months. Except as otherwise described herein, on any Distribution Date, distributions of the Interest Distribution Amount for a class of Certificates will be made in respect of such class of Certificates, to the extent provided herein, on a pari passu basis, based on the Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of each such class.

     The Certificate Principal Balance of a Certificate (other than a Class XS Certificate) outstanding at any time represents the then maximum amount that the holder thereof is thereafter entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Principal Balance of any class of Certificates (other than the Class XS Certificates) as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) without duplication of amounts described in clause (a) above, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations thereto of (i) Realized Losses on the Mortgage Loans and (ii) Extraordinary Trust Fund Expenses, in either case as described below.

     The Notional Amount of the Class XS Certificates as of any date of determination is equal to the aggregate principal balance of the then outstanding Mortgage Loans. Reference to the Notional Amount of the Class XS Certificates is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.


PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     Distributions in respect of principal will be made on each Distribution Date to the holders of the class or classes of the Class A Certificates then entitled to distributions in respect of principal, and on the first Distribution Date to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Principal Distribution Amount.

     Holders of the Class A Certificates then entitled to distributions in respect of principal will be entitled to receive on each Distribution Date, and holders of the Residual Certificates will be entitled to receive on the first Distribution Date, distributions allocable to principal in reduction of the Certificate Principal Balances of the Class A Certificates, and on the first Distribution Date the Residual Certificates, equal to the sum of the following:

          (i) the product of (A) the then applicable Senior Percentage and (B) the aggregate of the following amounts:

               (1) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received;

               (2) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts received representing a principal adjustment) as required by the Agreement during the related Prepayment Period; and

               (3) the principal portion of all other unscheduled collections (other than amounts described in clauses (ii) and (iii) hereof), including insurance proceeds and liquidation proceeds, received during the related Prepayment Period, to the extent applied as recoveries of principal;

          (ii) the product of (A) the then applicable Senior Prepayment Percentage and (B) the aggregate of all full and partial principal prepayments received during the related Prepayment Period;

          (iii) with respect to the net liquidation proceeds received and allocable to principal of any Mortgage Loan that was finally liquidated during the related Prepayment Period, the lesser of (a) the then applicable Senior Prepayment Percentage multiplied by such net liquidation proceeds and (b) the then applicable

     Senior Percentage multiplied by the Scheduled Principal Balance of such Mortgage Loan at the time of liquidation; and

          (iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to the three preceding clauses) that remain undistributed, to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Subordinate Certificates.

     With respect to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed and (b) the sum of the amounts described in clauses (i) through (iv) above is hereinafter referred to as the "Senior Principal Distribution Amount".

     Holders of the Class XS Certificates are not entitled to receive any distributions allocable to principal.

     The Senior Percentage, which initially will equal approximately _____%, and will in no event exceed ___%, will be adjusted for each Distribution Date after the first Distribution Date to be the percentage equal to the aggregate Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date divided by the aggregate of the Scheduled Principal Balance of each of the Mortgage Loans immediately prior to such Distribution Date. The Subordinate Percentage as of any date of determination is equal to ___% minus the Senior Percentage as of such date. The Scheduled Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Bankruptcy Loss occurring out of a Deficient Valuation (as defined herein) that was incurred prior to the calendar month in which the date of determination occurs.

     Except as described below, the Senior Prepayment Percentage for any Distribution Date occurring prior to the Distribution Date in ________ ____ will equal ___%. Except as described below, the Senior Prepayment Percentage for any Distribution Date occurring after the first five years will be as follows: for any Distribution Date during the _____ year after the Closing Date, the Senior Percentage for such Distribution Date plus ___% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the _______ year after the Closing Date, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the ______ year after the Closing Date, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the _______ year after the Closing Date, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any such Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will equal ___%). Any scheduled reduction to the Senior Prepayment Percentage described above shall not be made as of any Distribution Date unless
(i) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including real estate owned and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount. The Trigger Amount for any Distribution Date occurring after the first ____ years will be as follows: for any Distribution Date during the _____ year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any Distribution Date during the seventh year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any Distribution Date during the ______ year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; and for any Distribution Date during the _____ year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates. Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates to zero, the Senior Prepayment Percentage will equal 0%.

     The disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the Class XS Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the Trust Fund of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

     If on any Distribution Date the allocation to the Senior Certificates (other than the Class XS Certificates) of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate outstanding Certificate Principal Balance of such Class A Certificates below zero, such Senior Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the aggregate Certificate Principal Balance of such Senior Certificates to zero.

     For purposes of all principal distributions described above and for calculating the Senior Percentage, the Subordinate Percentage and the Senior Prepayment Percentage, the applicable Certificate Principal Balance for any Distribution Date shall be determined after the allocation of losses on the Mortgage Loans in, and Extraordinary Trust Fund Expenses attributable to, the Mortgage Pool to be made on such Distribution Date as described under "--Allocation of Losses; Subordination" below.

     PRIORITY OF PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES AND THE RESIDUAL CERTIFICATES

     Distributions of the Senior Principal Distribution Amount on the Class A Certificates and the Residual Certificates on each Distribution Date will be made as follows:

          (i) First, concurrently, to the holders of each class of the Residual Certificates on the Distribution Date in ________ ____, an amount equal to the entire Certificate Principal Balance thereof;

          (ii) Second, to the holders of the Lockout Certificates, the Lockout Distribution Percentage of the Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

          (iii) Third, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (iv) Fourth, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (v) Fifth, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (vi) Sixth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (vii) Seventh, to the holders of the Class A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (viii) Eighth, to the holders of the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

     Notwithstanding the foregoing priorities, upon the reduction of the Certificate Principal Balances of the Subordinate Certificates to zero, the priority of distributions of principal among the Class A Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding Distribution Date to holders of the Class A Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof.

     The "Lockout Certificate Percentage" will be calculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Class A Certificates. The "Lockout Distribution Percentage" for any Distribution Date occurring prior to the Distribution Date in _________ ____ will be equal to 0%. The "Lockout Distribution Percentage" for any Distribution Date occurring after the first ____ years following the

Closing Date will be as follows: for any Distribution Date during the _______ year after the Closing Date, __% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the ______ year after the Closing Date, __% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the _______ year after the Closing Date, ___% of the Lockout Certificate Percentage for such Distribution Date, and for any Distribution Date thereafter, the lesser of (x) 300% of the Lockout Certificate Percentage and (y) 100%. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class A Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%.


PRINCIPAL DISTRIBUTION ON THE SUBORDINATE CERTIFICATES

     Holders of each class of Subordinate Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after distribution on such date of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount, distributions allocable to principal in reduction of the Certificate Principal Balances thereof equal to the sum of the following:

          (i) the product of (A) the then applicable related Class B Percentage and (B) the aggregate of the following amounts:

               (1) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received;

               (2) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts received representing a principal adjustment) as required by the Agreement during the related Prepayment Period; and

               (3) the principal portion of all other unscheduled collections (other than amounts described in clauses (ii) and (iii) hereof), including insurance proceeds and liquidation proceeds, received during the related Prepayment Period, to the extent applied as recoveries of principal;

          (ii) the portion allocable to such class of Subordinate Certificates, as described below, of the product of (A) the then applicable Subordinate Prepayment Percentage and (B) the aggregate of all full and partial principal prepayments received during the related Prepayment Period;

          (iii) the portion allocable to such class of Subordinate Certificates, as described below, of net liquidation proceeds received and allocable to principal of any Mortgage Loan that was finally liquidated during the related Prepayment Period, to the extent of the amount, if any, by which such net liquidation proceeds exceed the amount distributable to the Class A Certificates in respect of such net liquidation proceeds pursuant to clause (iii) of the definition of Senior Principal Distribution Amount; and

          (iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to the three preceding clauses) that remain undistributed, to the extent that any such amounts are not attributable to Realized Losses that were allocated to classes of the Subordinate Certificates bearing a higher numerical class designation.

With respect to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount and (b) the aggregate of the sum for each class of Subordinate Certificates of the amounts described in clauses (i) through (iv) of the immediately preceding paragraph is hereinafter referred to as the "Subordinate Principal Distribution Amount".

     The Class B Percentage for the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates (with respect to each such class, the related "Class B Percentage") initially will equal approximately ____%, approximately ____%, approximately ____%, approximately ____%, approximately ____% and approximately ____%, respectively, and will in no event exceed 100%, and will be adjusted for each Distribution Date to be the percentage equal to the Certificate Principal Balance of the related class of Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate of the Scheduled Principal Balance of each of the Mortgage Loans immediately prior to such Distribution Date. The Subordinate Prepayment Percentage for any Distribution Date will equal 100% minus the Senior Prepayment Percentage.

     On any Distribution Date, the portion of (a) all principal prepayments on the Mortgage Loans and (b) net liquidation proceeds allocable to principal of any Mortgage Loan that was finally liquidated during the related Prepayment Period, in each case not included in the Senior Principal Distribution Amount will be allocated on a pro rata basis among the following classes of Subordinate Certificates in proportion to the respective outstanding Certificate Principal Balances thereof: (i) the Class B-1 Certificates; (ii) the Class B-2 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such Distribution Date; (iii) the Class B-3 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such Distribution Date; (iv) the Class B-4 Certificates, if on such Distribution Date the percentage interest in the Trust Fund evidenced by the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such Distribution Date; (v) the Class B-5 Certificates, if on such Distribution Date the percentage interest in the Trust Fund evidenced by the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such Distribution Date; and (vi) the Class B-6 Certificates, if on such Distribution Date the percentage interest in the Trust Fund evidenced by the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such Distribution Date.

     For purposes of all principal distributions described above and for calculating the Subordinate Percentage, the applicable Certificate Principal Balance for any Distribution Date shall be determined after the allocation of losses on the Mortgage Loans in, and Extraordinary Trust Fund Expenses attributable to, the Mortgage Pool to be made on such Distribution Date as described under "--Allocation of Losses; Subordination" below.

     As stated above under "--Principal Distributions on the Senior Certificates", for each Distribution Date occurring prior to the Distribution Date in ________ ____, the Senior Prepayment Percentage will equal 100%, and until the earlier of such date and the date on which the Class A Certificates are paid in full, no distributions based on principal prepayments or, in certain instances, net liquidation proceeds, on the Mortgage Loans will be distributed to the Subordinate Certificates. Thereafter, unless the Certificate Principal Balances of the Senior Certificates have been reduced to zero, the Subordinate Prepayment Percentage may continue to be 0% or otherwise be disproportionately small relative to the Subordinate Percentage. See "--Principal Distributions on the Senior Certificates" herein.

     Distributions of the Subordinate Principal Distribution Amount on each Distribution Date will be made as follows: first to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the portion of the Subordinate Principal Distribution Amount payable in respect of each such class of Subordinate Certificates for such Distribution Date.


P&I ADVANCES

     Subject to the following limitations, each Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee (as defined herein), that were due during the related Due Period on the Mortgage Loans master serviced by it and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "P&I Advance").

     P&I Advances are required to be made only to the extent they are deemed by the applicable Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such P&I Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. Neither Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

     All P&I Advances will be reimbursable to the applicable Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the applicable Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to such Master Servicer out of any funds in the Certificate Account prior to the distributions on the Certificates. In the event either Master Servicer fails in its obligation to make any such advance, the Trustee will be obligated to make any such advance, to the extent required in the Agreement.


ALLOCATION OF LOSSES; SUBORDINATION

     Realized Losses (other than Excess Losses) and any Extraordinary Trust Fund Expenses will be allocated on any Distribution Date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, such Realized Losses and any Extraordinary Trust Fund Expenses will be allocated on any Distribution Date among the Class A Certificates on a pro rata basis. Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses (collectively, "Excess Losses") will be allocated on any Distribution Date among all the Certificates (other than the Class XS Certificates) on a pro rata basis. Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred.

     An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date.

     With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for P&I Advances, Servicing Fees and Servicing Advances) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses and Bankruptcy Losses are referred to herein as "Realized Losses".

     In the event that Realized Losses are incurred that are covered by subordination, such losses will be allocated to the most subordinate class of Certificates then outstanding. The priorities for distribution of cash flows described herein, in certain circumstances, may result in cash flow shortfalls to any class of Subordinate Certificates even if it is not the most subordinate class of Certificates then outstanding; however, the interest portion of any such shortfall would be distributable as unpaid Interest Distribution Amount on future Distribution Dates as cash flows allow, to the extent of available funds, and the principal portion of any such shortfall would not result in a reduction of the Certificate Principal Balance of such class. In such event, the percentage interest represented by such class would increase relative to the respective Certificate Principal Balances of the more subordinate classes of Certificates. With respect to the most subordinate class of the

Certificates outstanding at the time any Realized Loss is incurred, the total amount of the Realized Loss allocated to such class may be greater than the concurrent reduction in the Certificate Principal Balance thereof because such reduction will not reflect any undistributed Interest Distribution Amount on such class. Such undistributed Interest Distribution Amount on the most subordinate class of the Certificates outstanding will not be distributable on any future Distribution Date. As a result, it is possible that the total amount of Realized Losses that may be allocated to any class of Subordinate Certificates may exceed the initial Certificate Principal Balance thereof.

     In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount, on each Distribution Date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount and the Senior Principal Distribution Amount.

     The application of the Senior Prepayment Percentage (when it exceeds the Senior Percentage) to determine the Senior Principal Distribution Amount will accelerate the amortization of the Class A Certificates relative to the actual amortization of the Mortgage Loans. To the extent that the Class A Certificates are amortized faster than the Mortgage Loans, in the absence of offsetting Realized Losses allocated to the Subordinate Certificates, the percentage interest evidenced by the Class A Certificates in the Trust Fund will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

     The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses (the "Special Hazard Amount") through subordination shall initially be equal to approximately $_________. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal approximately $_________ less the sum of (A) any amounts allocated through subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated pursuant to the terms of the Agreement.

     The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses (the "Fraud Loss Amount") through subordination shall initially be equal to approximately $_________. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to ____% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated through subordination with respect to Fraud Losses on the Mortgage Loans up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) ____% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through subordination with respect to Fraud Losses on the Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date, and (b) ____% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through subordination with respect to Fraud Losses on the Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

     The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses (the "Bankruptcy Amount") through subordination will initially be equal to approximately $_______. As of any date of determination, the Bankruptcy Amount shall equal the initial Bankruptcy Amount less the sum of any amounts allocated through subordination for such losses up to such date of determination.

     The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be reduced or modified upon confirmation from Standard & Poor's and Fitch that such reduction or modification will not adversely affect the then-current ratings assigned to the Offered Certificates rated thereby. Such a reduction or modification may adversely affect the coverage provided by the subordination with respect to Special Hazard Losses, Fraud Losses and Bankruptcy Losses.

     A "Special Hazard Loss" is a loss incurred in respect of any defaulted Mortgage Loan as a result of direct physical loss or damage to the Mortgaged Property (except as a result of the exclusions described below), which is not insured against under the standard hazard insurance policy or blanket policy insuring against hazard losses which the Master Servicer is required to cause to be maintained on each Mortgage Loan. See "Description of Primary Insurance Policies--Primary Hazard Insurance Policies" in the Prospectus.

     Special Hazard Losses will not include any loss resulting from:

          (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

          (ii) smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

          (iii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings;

          (iv) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

Special Hazard Losses also will not include any loss (each, an "Extraordinary Loss") resulting from:

          (i) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

          (ii) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

          (iii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war; and

          (iv) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

     "Excess Special Hazard Losses" are Special Hazard Losses in excess of the Special Hazard Amount.

     A "Fraud Loss" is a loss incurred on a defaulted Mortgage Loan as to which there was intentional fraud, dishonesty or misrepresentation in the origination of such Mortgage Loan.

     "Excess Fraud Losses" are Fraud Losses in excess of the Fraud Loss Amount.

     A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

     "Excess Bankruptcy Losses" are Bankruptcy Losses in excess of the Bankruptcy Amount.

     An "Extraordinary Trust Fund Expense" is an unanticipated, non-Mortgage Loan specific Trust Fund expense, including certain reimbursements to the Master Servicer or Depositor described in the Prospectus under "Description of the Certificates--Certain Matters Regarding the Master Servicer and the Depositor", certain reimbursements to the Trustee described under "Pooling and Servicing Agreement--The Trustee" herein and certain taxes that may be payable by the Trust Fund as described herein under "Federal Income Tax Consequences".


RESTRICTIONS ON TRANSFER OF THE SUBORDINATE CERTIFICATES AND THE RESIDUAL CERTIFICATES

     Because the Subordinate Certificates are subordinate to the Senior Certificates, the Subordinate Certificates of any class may not be purchased by or transferred to a Plan (as defined herein) except upon the delivery of a certification of facts or an opinion of counsel, as provided herein. In addition, the Residual Certificates may not be purchased by or transferred to a Plan (as defined herein) except upon the delivery of a certification of facts or an opinion of counsel, as provided herein. See "ERISA Considerations" herein. In addition, the Residual Certificates will be subject to certain additional restrictions described under "Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificates" herein and "Federal Income Tax Consequences--REMICs--Tax on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus.



                         POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The Trust Fund created under the Agreement will consist of (i) all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement among the Depositor, the Mortgage Loan Seller and the Originator (other than certain rights of the Depositor to indemnification by the Originator). Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee, located in Minneapolis, Minnesota. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, NAMCO Securities Corp., 6200 Courtney Campbell Causeway, Suite 300, Tampa, Florida 33607.


ASSIGNMENT OF THE MORTGAGE LOANS

     The Depositor will deliver to the Trustee or to a custodian with respect to each Mortgage Loan (i) the Mortgage Note endorsed without recourse to the Trustee to reflect the transfer of the Mortgage Loan, (ii) the original Mortgage with evidence of recording indicated thereon and (iii) an assignment of the Mortgage in recordable form to the Trustee, reflecting the transfer of the Mortgage Loan. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records.

THE MASTER SERVICER

     The information set forth in the following paragraphs has been provided by ________________. None of the Depositor, the Mortgage Loan Seller, the Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.


     The following table summarizes the Master Servicer's one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by the Master Servicer from other loan originators.

                              YEAR ENDED DECEMBER 31,            PERIOD ENDED
                                                                 SEPTEMBER 30,

                   1993     1994         1995         1996            1997

                                 (DOLLARS IN THOUSANDS)

Originations ....

Sales ...........




     The following table sets forth the Master Servicer's delinquency and loss experience at the dates indicated on its servicing portfolio of mortgage loans originated under the Master Servicer Programs (the majority of such mortgage loans reflected in the following table are adjustable rate mortgage loans):

                                                                                                           At
                                                                                                       September3
                                                                  At December 31,                           0,
                                               1993           1994          1995           1996           1997
                                                                           (Dollars in Thousands)
Total Outstanding Principal
  Balance .............................
Number of Loans .......................
DELINQUENCY
Period of Delinquency:
31-60 Days
     Principal Balance ................
     Number of Loans ..................
     Delinquency as a Percentage
     of Total Outstanding Principal
      Balance .........................
     Delinquency as a Percentage
       of Number of Loans .............
61-90 Days
     Principal Balance ................
     Number of Loans ..................
     Delinquency as a Percentage
       of Total Outstanding
       Principal Balance ..............
     Delinquency as a Percentage
       of Number of Loans .............
91 Days or More
     Principal Balance ................
     Number of Loans ..................
     Delinquency as a Percentage
       of Total Outstanding
       Principal Balance ..............
     Delinquency as a Percentage
       of Number of Loans .............
Total Delinquencies:
     Principal Balance ................
     Number of Loans ..................
     Delinquency as a Percentage
       of Total Outstanding
       Principal Balance ..............
     Delinquency as a Percentage
       of Number of Loans .............
FORECLOSURES PENDING(1)
     Principal Balance ................
     Number of Loans ..................
     Foreclosures Pending as a
       Percentage of Total
       Outstanding Principal Balance
     Foreclosures  Pending as
     a Percentage of Number of
     Loans ............................
NET LOAN LOSSES for the Period(2) .....
NET LOAN LOSSES as a Percentage
  of Total Outstanding Principal
  Balance .............................

_________________
(1) Mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of ___________ loans serviced by __________ have been conveyed to REMIC trust funds.

     The following table sets forth the Master Servicer's delinquency and loss experience at the dates indicated on its entire residential (including multi-family) mortgage loan servicing portfolio:

                                                                                               At
                                                                                           September
                                                               At December 31,                30,
                                              1993         1994        1995       1996       1997
                                                           (Dollars in Thousands)
Total Outstanding Principal
  Balance .............................
Number of Loans .......................
DELINQUENCY
Period of Delinquency:
31-60 Days
       Principal Balance ..............
       Number of Loans ................
       Delinquency as a Percentage
       of Total Outstanding Principal
         Balance ......................
       Delinquency as a Percentage
         of Number of Loans ...........
61-90 Days
       Principal Balance ..............
       Number of Loans ................
       Delinquency as a Percentage
         of Total Outstanding
         Principal Balance ............
       Delinquency as a Percentage
         of Number of Loans ...........
91 Days or More
       Principal Balance ..............
       Number of Loans ................
       Delinquency as a Percentage
         of Total Outstanding
         Principal Balance ............
       Delinquency as a Percentage
         of Number of Loans ...........
Total Delinquencies:
       Principal Balance ..............
       Number of Loans ................
       Delinquency as a Percentage
         of Total Outstanding
         Principal Balance ............
       Delinquency as a Percentage
         of Number of Loans ...........
FORECLOSURES PENDING(1)
       Principal Balance ..............
       Number of Loans ................
       Foreclosures Pending as a
         Percentage of Total
         Outstanding Principal
         Balance ......................
       Foreclosures Pending as
       a Percentage of Number of

       Loans ..........................
NET LOAN LOSSES for the
  Period(2) ...........................
NET LOAN LOSSES as a
  Percentage of Total Outstanding
  Principal Balance ...................

________________

(1) Mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of residential loans serviced by __________ have been conveyed to REMIC trust funds.


THE TRUSTEE

     ___________________, a national banking association, will act as Trustee for the Certificates pursuant to the Agreement. The Trustee's offices for notices under the Agreement are located at .

     The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to accrued interest at the Trustee's Fee Rate of ______% per annum on the Stated Principal Balance of each Mortgage Loan (the "Trustee's Fee"). The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (i) resulting from a breach of either of the Master Servicer's obligations and duties under the Agreement, (ii) that constitutes a specific liability of Trustee under the Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Agreement.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to each Master Servicer in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each Mortgage Loan master serviced by it for each calendar month on the same principal balance on which interest on such Mortgage Loan accrues for such calendar month (the "Servicing Fee"). As additional servicing compensation, each Master Servicer is entitled to retain all assumption fees and late payment charges in respect of Mortgage Loans master serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of Mortgage Loans master serviced by it. Each Master Servicer is obligated to offset any Prepayment Interest Shortfall in respect of Mortgage Loans master serviced by it on any Distribution Date (payments made by such Master Servicer in satisfaction of such obligation, "Compensating Interest") to the extent of its aggregate Servicing Fee for such Distribution Date. Each Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool in respect of Mortgage Loans master serviced by it and incurred by such Master Servicer in connection with its responsibilities under the Agreement and is entitled to reimbursement therefor as provided in the Agreement. See "Description of the Certificates--Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer and "Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer.


VOTING RIGHTS

     At all times, __% of all Voting Rights will be allocated among the holders of the Certificates (other than the Class XS Certificates and the Residual Certificates) in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, __% of all Voting Rights will be allocated among the holders of the Class XS Certificates in proportion to the then outstanding Notional Amounts of their respective Certificates and __% of all Voting Rights will be allocated among the holders of the Residual Certificates in proportion to the percentage interests in each such class evidenced by their respective Certificates.


TERMINATION

     The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in "Description of the Certificates--Termination" in the Prospectus. The Master

Servicer will have the right to purchase the Mortgage Loans and any properties acquired in respect thereof on any Distribution Date, once the aggregate principal balance of the Mortgage Loans and such properties at the time of purchase is reduced to less than __% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If the Master Servicer elects to exercise the foregoing option, such election will effect the termination of the Trust Fund and the early retirement of the Certificates. In the event the Master Servicer exercise such option, notwithstanding the terms of the Prospectus, the purchase price payable in connection therewith generally will be equal to par plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed, and the portion of the purchase price allocable to the Certificates of each class will be, to the extent of available funds, (i) in the case of the Certificates of any class, other than the Class XS Certificates, 100% of the then outstanding Certificate Principal Balance thereof, plus (ii) in the case of the Certificates of any class, one month's interest on the then outstanding Certificate Principal Balance or Notional Amount thereof at the then applicable Pass-Through Rate for such class plus any previously accrued but unpaid interest thereon. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "Description of the Certificates--Termination" in the Prospectus. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Agreement. See "Description of the Certificates--Termination" in the Prospectus.



                         FEDERAL INCOME TAX CONSEQUENCES


     An election will be made to treat designated portions of the Trust Fund as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the REMIC will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

     For federal income tax purposes, (i) the Class R Certificates will be the sole class of "residual interests" in the REMIC and (ii) the Senior Certificates and the Subordinate Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, the REMIC. See "Federal Income Tax Consequences--REMIC--Classification of REMICs" in the Prospectus.

     For federal income tax reporting purposes, the Class XS Certificates will, and the Class A Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the Mortgage Loans will prepay at a rate equal to ____% of the Prepayment Vector. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class XS Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Class XS Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on a variable rate such as the Class XS Certificates. Prospective purchasers of the Class XS Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     If the method of computing original issue discount described in the Prospectus results in a negative amount for any period with respect to any Certificateholder (in particular, the holders of the Class XS Certificates), the amount of original issue discount allocable to such period would be zero, and such Certificateholder will be permitted to offset such amounts only against the respective future income (if any) from such Certificate. Although uncertain, a Certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

     The OID Regulations suggest that original issue discount with respect to securities such as the Class XS Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Class XS Certificates will be reported to the IRS and the Certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all such uncertificated regular interests as a single debt instrument as set forth in the OID Regulations.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

     Certain Classes of Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the related Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The Offered Certificates (other than the Residual Certificates) also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

     It is not anticipated that the REMIC will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the REMIC, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement,
(ii) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to holders of the related Offered Certificates. See "Description of the Certificates-- General" and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See "Federal Income Tax
Consequences--REMICs--Reporting and Other Administrative Matters" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences-- REMICs" in the Prospectus.


SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

     The IRS has issued regulations under the provisions of the Code related to REMICs (the "REMIC Regulations") that significantly affect holders of the Residual Certificates. The REMIC Regulations will impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to United States persons. The REMIC Regulations also provide that transfers of a Residual Certificate to a non-United States person will be disregarded for tax purposes in certain cases. Transfers of the Residual Certificates to such persons are, however, prohibited under the Agreement. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus and "ERISA Considerations" and "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" herein for additional restrictions on transfer of the Residual Certificates.

     The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax". Based on the REMIC Regulations, the Residual Certificates will constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

     The holders of the Residual Certificates will be required to report taxable income and pay tax with respect to the early accrual periods of the REMIC's term that significantly exceeds the amount of cash distributions received by such holders from the REMIC with respect to such periods. Furthermore, the tax on such income will exceed the cash distributions with respect to such periods. Consequently, holders of Residual Certificates should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC as a result of their ownership of Class R Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the after-tax rate of return of a holder of a Residual Certificate to be zero or negative even where such holders' pre-tax rate of return is positive. That is, on a present value basis, the resulting tax liabilities of a holder of a Residual Certificate will substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

     An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing such holder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass Through of Miscellaneous Itemized Deductions" in the Prospectus.

     Potential investors in Residual Certificates should also be aware that under the terms of the Agreement, the holders of the largest Percentage Interest in the Residual Certificates shall, by their acceptance of such

Certificates, agree to irrevocably appoint the Trustee as their agent to perform all of the duties of the tax matters person for the REMIC.

     Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Yield on the Certificates--Additional Yield Considerations Applicable Solely to the Residual Certificates" herein and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the Prospectus.


                             METHOD OF DISTRIBUTION


     Subject to the terms and conditions set forth in the Underwriting Agreement, dated _________ __, ____ (the "Underwriting Agreement"), the Depositor has agreed to sell, and [Name of Underwriter] (the "Underwriter") has agreed to purchase the Offered Certificates. The Underwriter is obligated to purchase all Offered Certificates of the respective classes offered hereby if it purchases any. The Underwriter is an affiliate of the Depositor.

     Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately _________% of the aggregate initial Certificate Principal Balance of the Offered Certificates (other than the Class XS Certificates), plus accrued interest on the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Book-Entry Certificates will be made through the facilities of DTC, and that delivery of each other class of Offered Certificates and the Residual Certificates will be made at the offices of the Underwriter, Seven World Trade Center, New York, New York 10048, in each case, on or about the Closing Date.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.



                                SECONDARY MARKET


     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders", which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS


     Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood, New York, New York.



                                     RATINGS


     It is a condition to the issuance of the Certificates that the Class A Certificates and the Residual Certificates be rated "AAA" by _________________ ("_____") and "AAA" by ____________ ("____"), that the Class XS Certificates be rated "AAAr" by ________ and "AAA" by ______, that the Class B-1 Certificates be rated at least "AA" by _________ and at least "AA" by _______, that the Class B-2 Certificates be rated at least "A" by _________ and at least "A" by ________, and that the Class B-3 Certificates be rated at least "BBB" by
__________.

     The ratings of _________ and ________ assigned to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to non-credit events or that the holders of the Class XS Certificates may fail to recover fully their initial investment. In addition, the ratings on the Residual Certificates do not address the likelihood of receipt by the holders of the Residual Certificates of any amounts in excess of their initial Certificate Balance thereof and interest thereon. [The "r" of the "AAAr" rating of the Class XS Certificates by ____________ is attached to highlight derivative, hybrid, and certain other certificates that _____________ believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities or currencies; certain swaps and options; and interest only and principal only mortgage securities. The absence of an "r" symbol should not be taken as an indication that a Certificate will exhibit no volatility or variability in total return].

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

     The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to such classes of the Offered Certificates as stated above.

                                LEGAL INVESTMENT


     The Senior Certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the Prospectus) and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities" provided that such restrictive legislation was enacted prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class B-2 Certificates and the Class B-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment" in the Prospectus.



                              ERISA CONSIDERATIONS


     A fiduciary of any employee benefit plan or any other plan or arrangement subject to ERISA or Section 4975 of the Code (each, a "Plan") or any person investing Plan Assets of any Plan (as defined in the Prospectus under "ERISA Considerations") should carefully review with its legal advisors whether the purchase, sale or holding of Certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption __-__ (the "Exemption"), as described under "ERISA Considerations" in the Prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter such as the Senior Certificates, and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. The purchase of the Senior Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption. However, the Exemption contains a number of conditions which must be met for the Exemption to apply (as described in the Prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing a Senior Certificate must make its own determination that the conditions set forth in the Exemption will be satisfied with respect to the Senior Certificates.

     Because the characteristics of the Subordinate Certificates and the Residual Certificates will not meet the requirements of Prohibited Transaction Class Exemption ("PTCE") 83-1 (as described in the Prospectus) or the Exemption, the purchase, sale or holding of the Subordinate Certificates or the Residual Certificates by, on behalf of or with Plan Assets of any Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Therefore, the Agreement provides that transfers of Subordinate or Residual Certificates to a Plan, a trustee or other person acting on behalf of any Plan or to any person using Plan Assets to effect such acquisition will not be registered by the Trustee unless the purchaser thereof provides the Depositor, the

Trustee and the Master Servicer with either (i) an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund, to the effect that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation in addition to those undertaken in the Agreement or (ii) a certification of facts (which in the case of the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, the purchaser will be deemed to have represented such certification of facts) substantially to the effect that the purchase of Offered Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result on a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following conditions are met: (a) the transferee is an insurance company and (i) the source of funds used to purchase such Offered Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60), (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates; (b) the transferee is an insurance company and (i) the source of funds used to purchase such Certificates is an insurance company general account, (ii) the requirements of Sections 401(c) of ERISA and the regulations to be promulgated thereunder have been satisfied and will continue to be satisfied and (iii) the insurance company represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold such Certificates after the date which is 18 months after the 401(c) Regulations become final and that unless a Class Exemption or an exception under Section 401(c) of ERISA is then available for the continued holding of such Certificates, it will dispose of such Certificates prior to the date which is 18 months after the 401(c) Regulations become final; (c) the transferee is an insurance company and (i) the source of funds used to purchase such Certificates is an "insurance company pooled separate account" (as such term is defined in PTCE 90-1), (ii) the conditions set forth in PTCE 90-1 have been satisfied and (iii) there is no Plan, together with all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 90-1) or by the same employee organization, with assets which exceed 10% of the total of all assets in such pooled separate account (as determined under PTCE 90-1) as of the date of the acquisition of such Certificates; (d) the transferee is a bank and (i) the source of funds used to purchase such Certificates is a "collective investment fund" (as defined in PTCE 91-38), (ii) the conditions set forth in PTCE 91-38 have been satisfied and
(iii) there is no Plan, the interests of which, together with the interests of any other Plans maintained by the same employer or employee organization, in the collective investment fund exceed 10% of the total of all assets in the collective investment fund (as determined under PTCE 91-38) as of the date of acquisition of such Certificates; (e) the transferee is a "qualified professional asset manager" described in PTCE 84-14 and the conditions set forth in PTCE 84-14 have been satisfied and will continue to be satisfied; or (f) the transferee is an "in-house asset manager" described in PTCE 96-23 and the conditions set forth in PTCE 96-23 have been satisfied and will continue to be satisfied. The Subordinate Certificates and the Residual Certificates will contain a legend describing such restrictions on transfer.


     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm (a) that the Senior Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition, before purchasing a Subordinate Certificate or Residual Certificate, a fiduciary of a Plan should itself confirm that the conditions to such purchase described above would be satisfied. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the Prospectus.

                           $____________ (Approximate)


                             NAMCO SECURITIES CORP.
                                    Depositor


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES ____-__


                              Prospectus Supplement
                            Dated _________ ___, ____


                                 Master Servicer


                              [NAME OF UNDERWRITER]
                                   Underwriter



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.


WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR COVER PAGES.


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ ___,
____.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Subject to Completion, Dated March 18, 1999
                                                                   [Version 2]
Prospectus Supplement
(To Prospectus dated         , ____)

$___________ (APPROXIMATE)

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-___

NAMCO SECURITIES CORP.
DEPOSITOR


MASTER SERVICER


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT.

The certificates will represent interests only in a trust consisting primarily of mortgage loans and will not represent ownership interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.




THE TRUST --

     o will consist primarily of a pool of one- to four-family fixed-rate, first lien and second lien residential mortgage loans; and

     o will be represented by _______ classes of certificates, _______ of which are offered hereby.

THE OFFERED CERTIFICATES --

     o will represent senior interests in the trust and will receive distributions from the assets of the trust;

     o will have credit enhancement in the forms of (i) a certificate insurance policy issued by ______________ and (ii) overcollateralization; and

     o    will receive monthly distributions commencing on _______ __, ____.


[Name of Underwriter] (the "Underwriter") will offer the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates (collectively, the "Offered Certificates") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of such certificates, before deducting expenses, will be approximately _____% of the initial principal balance of such certificates, plus accrued interest on such certificates. The Underwriter's commission will be any positive difference between the price it pays to the Depositor for such certificates and the amount it receives from the sale of such certificates to the public. See "Method of Distribution" herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                              [NAME OF UNDERWRITER]
                                   Underwriter

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE AS OF ANY
DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

     o this prospectus supplement, which describes the specific terms of this series of certificates.


NAMCO Securities Corp.'s principal offices are located at 6200 Courtney Campbell Causeway, Suite 300, Tampa, Florida 33607 and its phone number is (813) 636-5500.







                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
                              PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT...........................................S-__
RISK FACTORS...............................................................S-__
USE OF PROCEEDS............................................................S-__
THE MORTGAGE POOL..........................................................S-__
YIELD ON THE CERTIFICATES..................................................S-__
DESCRIPTION OF THE CERTIFICATES............................................S-__
POOLING AND SERVICING AGREEMENT............................................S-__
THE INSURER................................................................S-__
FEDERAL INCOME TAX CONSEQUENCES............................................S-__
METHOD OF DISTRIBUTION.....................................................S-__
SECONDARY MARKET...........................................................S-__
LEGAL OPINIONS.............................................................S-__
EXPERTS....................................................................S-__
RATINGS....................................................................S-__
LEGAL INVESTMENT...........................................................S-__
ERISA CONSIDERATIONS.......................................................S-__

                                             SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE CERTIFICATES OFFERED HEREBY AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS. Capitalized terms used but not defined herein have the meanings assigned to them in the prospectus. An Index of Principal Definitions is included at the end of the prospectus.

Title of Series.............................NAMCO Securities Corp., Mortgage
                                            Pass-Through Certificates, Series
                                            ____-___.

Cut-off Date................................________ __, ____.

Closing Date................................On or about _______ __, ____.

Depositor...................................NAMCO Securities Corp. (the
                                            "Depositor"), an indirect wholly-
                                            owned subsidiary of NAMCO Asset
                                            Management Inc. The Depositor will
                                            deposit the mortgage loans into the
                                            trust. See "The Depositor" in the
                                            prospectus.

Mortgage Loan Seller........................[Name of Seller] (the "Mortgage Loan
                                            Seller"), an indirect wholly owned
                                            subsidiary of North American
                                            Mortgage Company.

Master Servicer.............................________________ (the "Master
                                            Servicer"). See "The Mortgage
                                            Pool--Underwriting Standards;
                                            Representations" and "Pooling and
                                            Servicing Agreement--____________"
                                            herein.

Originators and Servicers...................______________ and ____________
                                            (each, an "Originator" and each, a
                                            "Servicer"). See "The Mortgage
                                            Pool--Underwriting Standards;
                                            Representations" and "Pooling and
                                            Servicing Agreement--______________"
                                            and "--______________" herein.

Trustee....................................._________________ (the "Trustee"), a
                                            national banking association, will
                                            be the Trustee of the trust. See
                                            "Pooling and Servicing
                                            Agreement--The Trustee" herein.

Trust Administrator........................._________________ (the "Trust
                                            Administrator"), a national banking
                                            association, will perform certain
                                            administrative functions on behalf
                                            of the Trustee and will act as the
                                            initial paying agent, certificate
                                            registrar and custodian. See
                                            "Pooling and Servicing
                                            Agreement--Trust Administrator"
                                            herein.

Insurer....................................._________________ (the "Insurer").
                                            See "The Insurer" herein.

Distribution Dates..........................Distributions on the Offered
                                            Certificates will be made on the
                                            25th day of each month, or, if such
                                            day is not a business day, on the
                                            next succeeding business day,
                                            beginning in _______ ____.

Offered Certificates........................Each class of Offered Certificates will have the approximate initial
                                            certificate principal balance and
                                            fixed pass-through rate set forth in
                                            the table below, [subject to the
                                            indicated limitation in the case of
                                            the Class A-6 Certificates].



                INITIAL CERTIFICATE     PASS-THROUGH                         INITIAL CERTIFICATE      PASS-THROUGH
     CLASS      PRINCIPAL BALANCE(1)        RATE               CLASS         PRINCIPAL BALANCE(1)         RATE
----------------------------------------------------------------------------------------------------------------------
A-1............         $___________       _____%         A-5  . . . . . .       $__________             _____%
A-2............         $___________       _____%         A-6  . . . . . .       $__________             _____%(2)
A-3............         $___________       _____%         A-7  . . . . . .       $__________             _____%
A-4............         $___________       _____%
======================================================================================================================

(1)  Approximate.
(2) The Pass-Through Rate will equal the lesser of the rate stated above and the weighted average net mortgage rate.
----------------------


THE TRUST

The Depositor will establish a trust with respect to the Series
____-___Certificates, pursuant to a pooling and servicing agreement dated as of
_______ __, ____ among the Depositor, the Servicers, the Trust Administrator and the Trustee. There are _____ classes of certificates representing the trust. See "Description of the Certificates" herein.

Each Series ____-___ Certificate will evidence a partial undivided interest in the trust. Distributions of interest and/or principal on the Offered Certificates will be made only from payments received in connection with the mortgage loans described below and payments under the certificate insurance policy (the "Policy").

THE MORTGAGE LOANS

The trust will contain approximately _____ conventional, one- to four-family, fixed-rate mortgage loans secured by first liens and second liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $___________ as of
------- --, ----.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of _______ __, ----:


Range of mortgage rates       _____% to ______%.
(approximate):
Weighted average mortgage     _____%.
rate (approximate):
Weighted average remaining __ years and __ term to stated maturity months. (approximate):
Second lien mortgage loans    ____%.
(approximate):
Balloon loans (approximate):  _____%.

For additional information regarding the mortgage loans, see "The Mortgage Pool" herein.


THE CERTIFICATES

OFFERED CERTIFICATES. The Offered Certificates will have the characteristics shown in the table above in this prospectus supplement. The Offered Certificates will be sold by the Depositor to the Underwriter on the closing date.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of CEDE & Co., as nominee of the Depository Trust Company in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess thereof. See "Description of the Certificates --Registration of the Offered Certificates" herein.

CLASS CE CERTIFICATES. The Class CE Certificates are one of the ______ classes of certificates representing the trust, but are not offered hereby. The Class CE Certificates will have an initial certificate principal balance of approximately $__________, which is equal to the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately ____% in the trust. The Class CE Certificates will be sold by the Depositor to ______________ on the closing date.

CLASS P CERTIFICATES. The Class P Certificates are one of the ______ classes of certificates representing the trust, but are not offered hereby. The Class P Certificates will have an initial certificate principal balance of $___ and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be sold by the Depositor to _____________ on the closing date.

RESIDUAL CERTIFICATES. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are the classes of certificates representing the residual interests in the trust, but are not offered hereby. Such certificates will be sold by the Depositor to _____________ on the closing date.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of the Policy and overcollateralization, each as described below and under "Description of the Certificates--Credit Enhancement" and "--Overcollateralization Provisions" herein.

OVERCOLLATERALIZATION. The aggregate principal balance of the mortgage loans as of _______ __, ____ will exceed the aggregate certificate principal balance of the Offered Certificates and the Class P Certificates on the closing date by approximately $__________, which is equal to the initial certificate principal balance of the Class CE Certificates. Such amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of ________ __, ____ and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement.

The pooling and servicing agreement provides, however, that subject to certain trigger tests set forth therein, the required level of overcollateralization may increase or decrease over time. See "Description of the Certificates--Overcollateralization Provisions" herein.

CERTIFICATE INSURANCE POLICY. The Offered Certificates will be entitled to the benefit of the Policy to be issued by _____________. The Insurer will issue the Policy as a means of providing additional credit enhancement to the Offered Certificates. The Policy will irrevocably and unconditionally guarantee payment for the benefit of the holders of the Offered Certificates of an amount that will cover (i) any interest shortfalls (except for certain shortfalls as described herein) allocated to the Offered Certificates, (ii) the amount by which (a) the outstanding principal amount of the Offered Certificates exceeds
(b) the principal amount of the mortgage loans and (iii) without duplication of the amount specified in clause (ii), the outstanding principal amount of the Offered Certificates to the extent unpaid on the final distribution date or the earlier termination of the trust pursuant to the terms of the pooling and servicing agreement. See "Description of the Certificates--Financial Guaranty Insurance Policy" herein.

ALLOCATION OF LOSSES; SUBORDINATION. If, on any distribution date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans as described under "Description of the Certificates--Overcollateralization Provisions" herein, then realized losses on the mortgage loans will be allocated to the Offered Certificates. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class P Certificates. Subject to the terms of the Policy, all realized losses allocated to the Offered Certificates will be covered by the Policy. See "Description of the Certificates --Allocation of Losses; Subordination" and "--Financial Guaranty Insurance Policy" herein.

P&I ADVANCES

Each Servicer is required to advance delinquent payments of principal and interest on the mortgage loans that each services, subject to the limitations described herein. Each Servicer is entitled to be reimbursed for such advances, and therefore such advances are not a form of credit enhancement. See "Description of the Certificates--P&I Advances" herein and "Description of the Securities--Advances in respect of Delinquencies" in the prospectus.

OPTIONAL TERMINATION

At its option, the majority holder of the Class CE Certificates (or if such holder does not exercise such option, the Master Servicer or the Insurer) may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the Certificates, after the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in the trust has been reduced to less than __% or __% (as further provided herein) of the aggregate principal balance of the mortgage loans as of _______ __, ____. See "Pooling and Servicing Agreement-- Termination" herein and "Description of the Securities-- Termination" in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES Three separate elections will be made to treat designated portions of the trust as real estate mortgage investment conduits for federal income tax purposes. See "Federal Income Tax
Consequences--Characterization of Investments in REMIC Certificates" in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" herein and in the Prospectus.

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive a rating of "Aaa" from _____________ ("______") and a rating of "AAA" from _____________ ("____________").

The ratings on the Offered Certificates are based in part on the ratings of the claims-paying ability of the Insurer by _______ and __________.

A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. See "Yield on the Certificates" and "Ratings" herein and "Yield Considerations" in the prospectus.

LEGAL INVESTMENT

The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because the mortgage pool includes certain mortgage loans that are secured by subordinate liens on the related mortgaged properties. See "Legal Investment" herein and in the prospectus.

ERISA CONSIDERATIONS

The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption __-__, to the Underwriter. Such exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the

Internal Revenue Code of 1986 (the "Code") and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter. Such exemption generally applies to certificates such as the Offered Certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied. See "ERISA Considerations" herein and in the prospectus.

                                  RISK FACTORS


     The Offered Certificates are not suitable investments for all investors. In particular, you should not purchase the Offered Certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such securities.

     The Offered Certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the accompanying prospectus supplement in the context of your financial situation.

     You should carefully consider, among other things, the following factors in connection with the purchase of the Offered Certificates:

[Appropriate Risk Factors as necessary]


THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide Offered Securityholders with liquidity of investment or that it will continue for the life of the Offered Certificates of any series. The prospectus supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any Offered Security in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The Offered Certificates will not be listed on any securities exchange.

THE OFFERED CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY

     The Offered Certificates will evidence an obligation of the related Issuer to remit certain payments to the registered holder thereof. The Offered Certificates will not represent an interest in or obligation of the company, the master servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Offered Certificates and the mortgage loans will be the obligations (if any) of the company pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's servicing obligations under the related servicing agreement (including, if and to the extent described in the related prospectus supplement, its limited obligation to make certain advances in the event of delinquencies on the mortgage loans) and, if and to the extent expressly described in the related prospectus supplement, certain limited obligations of the master servicer (i) in connection with a purchase obligation or an agreement to purchase or act as remarketing agent with respect to a convertible mortgage loan upon conversion to a fixed rate and (ii) to advance funds to mortgagors in respect of draws on revolving credit loans (if applicable). Neither the Offered Certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, by the company, the master servicer or any of their respective affiliates. Proceeds of the assets included in the related trust fund for each series of Offered Certificates (including the mortgage loans and any form of credit enhancement) will be the sole source of payments on the Offered Certificates, and there will be no recourse to the company, the master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

ANY CREDIT ENHANCEMENT WILL BE LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATES

     With respect to each series of Offered Certificates, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to herein, including: subordination of any subordinate securities of the same series; a financial guaranty insurance policy; a letter of credit; a purchase obligation; a mortgage pool insurance policy; a special hazard insurance policy; overcollateralization; a reserve fund; a cash flow agreement; or any combination thereof. See "Subordination" and "Description of Credit Enhancement" in the Prospectus. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Offered Certificates (or certain classes thereof). The company, the master servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Offered Certificates, if each applicable rating agency indicates that the then-current rating(s) thereof will not be adversely affected. The rating(s) of any series of Offered Certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis. Neither the company, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of Offered Certificates. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in the Prospectus.

THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME

     It is a condition to the issuance of the Offered Certificates that each class of Offered Certificates be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Offered Security, and, accordingly, there can be no assurance that the ratings assigned to any Offered Security on the date on which such Offered Certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related Offered Certificates may be adversely affected. See "Rating" herein and in the Prospectus.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER.

     Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in certain states, notice to any party having an interest of record in the real property, including junior lienholders. Certain states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of such statutes and judicial principles may be to delay and/or reduce distributions in respect of the Offered Certificates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure on Mortgage Loans" in the Prospectus

AN INVESTMENT IN SECURITIES SUCH AS THE OFFERED CERTIFICATES THAT ARE SECURED BY MORTGAGE LOANS AND/OR MANUFACTURED HOUSING CONDITIONAL SALES CONTRACTS AND INSTALLMENT LOAN AGREEMENTS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES AND CHANGES IN THE BORROWERS' FINANCIAL CONDITION.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to-value ratios will be affected by any decline in real estate values. Any decrease in the value of such mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the Offered Certificates.

CERTAIN OF THE MORTGAGE LOANS MAY BE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC

     Certain mortgage loans may be underwritten in accordance with underwriting standards which are primarily intended to provide single family mortgage loans for non-conforming credits. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. Accordingly, Mortgage loans underwritten under the originators' non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Certificates.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE VARIABLE PAYMENTS, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Certain of the types of loans which may be included in the mortgage pools may involve additional uncertainties not present in traditional types of loans. In the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. In the case of buydown loans, the increase in the monthly payment by the mortgagor during and following the buydown period may result in an increased risk of default on such buydown loan. Certain of the mortgage loans provide for escalating or variable payments by the mortgagor, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances, mortgagors may not be able to make their loan payments as such payments increase and thus the likelihood of default will increase.

     This is a consideration with respect to revolving credit loans, since additional draws may be made by the mortgagor in the future up to the applicable credit limit. Although revolving credit loans are generally subject to provisions whereby the credit limit may be reduced as a result of a material adverse change in the mortgagor's economic circumstances, the servicer or master servicer generally will not monitor for such changes and may not become aware of them until after the mortgagor has defaulted. Under extreme circumstances, a mortgagor may draw his entire credit limit in response to personal financial needs resulting from an adverse change in circumstances. For a series of Offered Certificates backed by the trust balances of revolving credit loans, even though the trust balance of a revolving credit loan will not increase as a result of draws after the Offered Certificates are issued, the foregoing considerations are relevant because such trust balance will share pro rata in any losses incurred on such revolving credit loan.

     Any risks associated with the variable payments of such mortgage loans may affect the yield to maturity of the Offered Certificates to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Certificates.

CERTAIN OF THE MORTGAGE LOANS MAY BE SECURED BY JUNIOR LIENS, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Certain mortgage loans may be secured by second liens on the related mortgaged properties. As to mortgage loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a mortgage loan secured by a junior mortgage may not foreclose on the mortgaged property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the master servicer or subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Offered Certificates, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

CERTAIN OF THE MORTGAGE LOANS MAY BE CONCENTRATED IN A PARTICULAR AREA, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of Offered Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any mortgage loan for which a breach of a representation or warranty exists will remain in the related trust fund in the event that a seller is unable, or disputes its obligation, to repurchase such mortgage loan and such a breach does not also constitute a breach of any representation made by any other person. In such event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. Any risks associated with mortgage loan concentration may affect the yield to maturity of the Offered Certificates to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Certificates.

CERTAIN OF THE MORTGAGE LOANS MAY PROVIDE FOR BALLOON PAYMENTS AT MATURITY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Certain of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the Offered Certificates to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Certificates.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the Offered Certificates to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Certificates.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE HIGH COMBINED LOAN-TO-VALUE RATIOS, SUCH THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Some or all of the mortgage loans included in any trust fund may be high loan-to-value loans, with combined loan-to-value ratios in excess of 100%. Such mortgage loans may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If such mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Certificates.

CERTAIN OF THE MORTGAGE LOANS MAY PROVIDE FOR REVOLVING LINES OF CREDIT, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     With respect to revolving credit loans, except for certain programs under which the draw period is less than the full term thereof, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amount of such mortgage loans prior to maturity, which amount may include substantial draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a revolving credit loan. The ability of a borrower to make such a payment may be dependent on the ability to obtain refinancing of the balance due on such revolving credit loan or to sell the related mortgaged property. Furthermore, revolving credit loans generally have adjustable rates that are subject to much higher maximum rates than typically apply to adjustable rate first mortgage loans, and which may be as high as applicable usury limitations. Mortgagors under revolving credit loans are generally qualified based on an assumed payment which reflects either the initial interest rate or a rate significantly lower than the maximum rate. An increase in the interest rate over the mortgage rate applicable at the time the revolving credit loan was originated may have an adverse effect on the ability of the mortgagor to pay the required monthly payment. In addition, an increase in prevailing market interest rates may reduce the borrower's ability to obtain refinancing and to pay the balance of a revolving credit loan at its maturity.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE BEEN UNDERWRITTEN BY SELLERS WHO ARE NOT AFFILIATED WITH THE COMPANY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Mortgage loans to be included in a mortgage Pool will have been purchased by the company, either directly or indirectly from sellers. Such mortgage loans will generally have been originated in accordance with underwriting standards acceptable to the company and generally described under "The Mortgage Pools--Underwriting Standards" herein and in the Prospectus. However, in some cases, particularly those involving unaffiliated sellers, the company may not be able to establish the underwriting standards used in the origination of the related mortgage loans. In those cases, the related prospectus supplement will include a statement to such effect and will reflect what, if any, reunderwriting of the related mortgage loans was done by the company or any of its affiliates. To the extent the mortgage loans cannot be reunderwritten or the underwriting criteria cannot be verified, the mortgage loans may suffer losses greater than they would had they been directly underwritten by the company or an affiliate thereof. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Certificates.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

     Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the mortgage loans and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus. To the extent such laws and regulations result in losses on the mortgage loans, the yield to maturity of the Offered Certificates, to the extent not covered by credit enhancement, may be affected.

THE RATE OF PREPAYMENTS ON THE TRUST FUND ASSETS AND THE PURCHASE PRICE YOU PAID FOR THE OFFERED CERTIFICATES MAY CAUSE YOUR YIELD TO BE LOWER THAN ANTICIPATED

     The yield to maturity of the Offered Certificates of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable rate loans to fixed interest rate loans or breaches of representations and warranties), or draws (if applicable) on the related mortgage loans and the price paid by Offered Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments (or draws if applicable) on the related mortgage loans. The yield to maturity on interest only Offered Certificates will be extremely sensitive to the rate of prepayments (or draws if applicable) on the related mortgage loans. In addition, the yield to maturity on certain other types of classes of Offered Certificates, including Offered Certificates with an accrual feature, Offered Certificates with an interest rate which fluctuates based on an index or inversely with an index or certain other classes in a series including more than one class of Offered Certificates, may be relatively more sensitive to the rate of prepayment (or draws if applicable) on the related mortgage loans than other classes of Offered Certificates. In addition, to the extent amounts in any funding account have not been used to purchase additional mortgage loans, holders of the Offered Certificates may receive an additional prepayment. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     The yield to maturity of the Offered Certificates of any series, or the rate and timing of principal payments (or draws if applicable) on the related mortgage loans may be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the mortgage loans were originated. For example, revolving credit loans may provide for future draws to be made only in specified minimum amounts, or alternatively may permit draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new draws. Furthermore, revolving credit loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Offered Certificates backed by revolving credit loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

      For any series of Offered Certificates backed by revolving credit loans, provisions governing whether future draws on the revolving credit loans will be included in the trust fund will have a significant effect on the rate and timing of principal distributions on the Offered Certificates. For a series of Offered Certificates backed by the trust balances of revolving credit loans, the specific provisions applicable to the allocation of payments, draws and losses on the revolving credit loans between the trust balances and the excluded balances thereof will also have a significant effect on the rate and timing of principal distributions on the Offered Certificates. See "Description of the Mortgage Pools--Allocation of Revolving Credit Balances" in the Prospectus.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property with contaminated with or affected by hazardous wastes or hazardous substances, such mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Environmental Legislation" in the Prospectus To the extent such environmental risks result in losses on the mortgage loans, the yield to maturity of the Offered Certificates, to the extent not covered by credit enhancement, may be affected.

ERISA RESTRICTIONS MAY APPLY TO THE OFFERED CERTIFICATES, WHICH BY RESTRICTING THE MARKET, MAY AFFECT THE LIQUIDITY OF THE OFFERED CERTIFICATES

     Generally, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations" herein and in the Prospectus.

[THE UNDERWRITING STANDARDS OF THE MORTGAGE LOANS ARE NOT AS STRINGENT AS THOSE UNDERWRITTEN IN A MORE TRADITIONAL MANNER, OR UNDERWRITTEN TO THE STANDARDS OF FANNIE MAE AND FREDDIE MAC, WHICH MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATEHOLDERS

     The Originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originators provide loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While the Originators' primary consideration in underwriting a mortgage loan is the value of the mortgaged property, each Originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Neither Originator's underwriting standards prohibit a mortgagor from obtaining secondary financing at the time of origination of such Originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the related Originator's loan-to-value ratio determination.

     As a result of such underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See "The Mortgage Pool--Underwriting Standards; Representations" herein].

[CERTAIN MORTGAGE LOANS HAVE HIGH LOAN-TO-VALUE RATIOS WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, had a loan-to-value ratio (or a combined loan-to-value ratio, in the case of any second lien mortgage loan) at origination in excess of 80%. No mortgage loan in the mortgage pool with a loan-to-value ratio (or a combined loan-to-value ratio, in the case of any second lien mortgage loan) at origination in excess of 80% will be covered by a primary mortgage insurance policy. No first lien mortgage loan will have a loan-to-value ratio exceeding __% at origination and no second lien mortgage loan will have a combined loan-to-value ratio exceeding _____% at origination. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. In addition, an overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. See "The Mortgage Pool--General" herein].

[CERTAIN MORTGAGE LOANS ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of ______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _______ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, have a first payment date occurring on or after _______ __, ____ and, therefore, such mortgage loans could not have been delinquent as of _______ __, ____].

[THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF ________ AND THE STATE OF ______, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Approximately _____% and _____% of the mortgage loans, in each case, by aggregate principal balance as of _______ __, ____, are secured by mortgaged properties located in the State of ________ and the State of ________, respectively. The aggregate principal balance of mortgage loans in the ________ zip code with the largest amount of such mortgage loans, by aggregate principal balance as of ________ __, ____, was approximately $_________. If the _________
or ________ residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the mortgage loans may increase over historical levels of comparable type loans, and may increase substantially].

[CERTAIN OF THE MORTGAGE LOANS ARE BALLOON LOANS, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, are mortgage loans with balloon payments. Because borrowers of mortgage loans with balloon payments are required to make substantial single payments upon maturity, it is possible that the default risk associated with such mortgage loans is greater than that associated with fully-amortizing mortgage loans].

[CERTAIN MORTGAGE LOANS ARE SECURED BY SECOND LIENS ON THE RELATED MORTGAGED PROPERTY, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it is determined to be uneconomical to foreclose on the mortgaged property, the related Servicer may write off the entire outstanding balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the related Servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. See "Risk Factors--Risks Associated with Junior Lien Mortgage Loans" in the Prospectus].

[THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY

     The certificates will not represent an interest in or obligation of the Depositor, the Servicers, the Mortgage Loan Seller, the Trustee, the Trust Administrator or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicers, the Trustee, the Trust Administrator or any of their respective affiliates. The Offered Certificates are covered by the Policy, as and to the extent described under the caption "Description of the Certificates--Financial Guaranty Insurance Policy" herein. Proceeds of the assets included in the trust and proceeds from the Policy will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, the Servicers, the Mortgage Loan Seller, the Trustee, the Trust Administrator or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS AND BY THE PRIORITY OF PAYMENT ON SUCH CERTIFICATES

     The rate and timing of distributions allocable to principal on the Offered Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on the Offered Certificates as provided herein. As is the case with mortgage pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of such mortgage loan. See "The Mortgage Pool" herein.

     Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Offered Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the Offered Certificates at a time when reinvestment at comparable yields may not be possible.

     Except as otherwise described herein, distributions of principal will be made to the classes of Offered Certificates according to the priorities described herein, rather than on a PRO RATA basis among such classes. The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such class.

     During certain periods, no principal payments or a disproportionately small portion of the amount of principal then payable to the Offered Certificates will be distributed on the Class A-7 Certificates. During certain other periods, a disproportionately large portion of the amount of principal then payable to the Offered Certificates will be distributed on the Class A-7 Certificates as more fully described herein.

     For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see "Yield on the Certificates" herein, including the table entitled "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption"].

[THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS

     The yield to maturity on the Offered Certificates will depend, in general, on:

     o   the applicable purchase price; and

     o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans, payments by the Insurer, and the allocation thereof to reduce the certificate principal balance of such certificates, as well as other factors.

     The yield to investors on the Offered Certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans not covered by the Insurer.

     In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

     The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of ___% of the prepayment vector (as more fully described herein) and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale].

[THE YIELD TO MATURITY ON CERTAIN CLASSES OF THE OFFERED CERTIFICATES WILL BE PARTICULARLY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, ESPECIALLY THE CLASS A-7 CERTIFICATES

     The multiple class structure of the Offered Certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayments of the mortgage loans. Because distributions of principal will be made to the classes of Offered Certificates according to the priorities described herein, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such class.

     In particular, the Class A-7 Certificates do not receive (unless the certificate principal balances of the other classes of Offered Certificates have been reduced to zero) any portion of principal payments prior to the distribution date in _______ ____. In addition, the Class A-7 Certificates will receive (unless the certificate principal balances of the other classes of Offered Certificates have been reduced to zero) a disproportionately small or large portion of the amount of principal then payable to the Offered Certificates thereafter. Therefore, the weighted average life of the Class A-7 Certificates will be longer or shorter than would otherwise be the case. The effect on the market value of the Class A-7 Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of Offered Certificates entitled to principal distributions]. [VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

     Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, which is the implementing regulation of the Federal Truth-in- Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all applicable mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related Originator to damages and administrative enforcement.

     Each Originator will represent that as of the closing date, each mortgage loan originated by it is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, such Originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

[IF THE INSURER FAILS TO MEET ITS OBLIGATIONS UNDER THE POLICY, HOLDERS OF THE OFFERED CERTIFICATES MAY EXPERIENCE A LOSS ON THEIR INVESTMENT

     If the protection created by the overcollateralization is insufficient and the Insurer is unable to meet its obligations under the Policy, then you could experience a loss of some of your investment. In addition, any reduction in a rating of the claims-paying ability of the Insurer may result in a reduction in the rating of the Offered Certificates].

[YEAR 2000 SYSTEMS RISK COULD AFFECT THE ABILITY OF THE SERVICERS TO PERFORM THEIR DUTIES

     As is the case with most companies using computers in their operations, each Servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the Servicers' computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. Each Servicer is presently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the related Servicer or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of such Servicer under the pooling and servicing agreement could be materially adversely affected].


                                 USE OF PROCEEDS

     [Name of Seller] (the "Mortgage Loan Seller") will sell the Mortgage Loans (as defined herein) to the NAMCO Securities Corp. (the "Depositor") and the Depositor will convey the Mortgage Loans to the Trust Fund (as defined herein) in exchange for and concurrently with the delivery of the Certificates (as defined herein). Net proceeds from the sale of the Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Mortgage Loan Seller. Such net proceeds will represent the purchase price to be paid by the Depositor to the Mortgage Loan Seller for the Mortgage Loans. Such Mortgage Loans were previously purchased by the Mortgage Loan Seller either directly or indirectly from _____________ and ______________ (in such capacities, each an "Originator").


                                THE MORTGAGE POOL

GENERAL

     The pool of Mortgage Loans (the "Mortgage Pool") will consist of approximately _____ conventional, one- to four-family, fixed-rate mortgage loans (the "Mortgage Loans") secured by first liens or second liens on residential real properties (the "Mortgaged Properties") and having an aggregate principal balance as of _______ __, ____ (the "Cut-off Date") of approximately $___________, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus [5]%. The Mortgage Loans have original terms to maturity of not greater than [30] years.

     References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

     The Mortgage Loans are secured by first or second mortgages or deeds of trust or other similar security instruments creating first liens or second liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from the Mortgage Loan Seller, who acquired the Mortgage Loans either directly or indirectly from the Originators. _______________ will act as the master servicer (in such capacity, the "Master Servicer") pursuant to the Agreement (as defined herein) for the Mortgage Loans and each of the Master Servicer and ________________ will act as the servicer (in such capacities, each, a "Servicer") pursuant to the Agreement for the Mortgage Loans originated by it. See "--Underwriting Standards; Representations" herein

     __________ Mortgage Loans, representing approximately ____% of the Mortgage Loans, have first payment dates occurring in _________ ____. With respect to such Mortgage Loans, no principal amortization payments will be distributed in _______ ____ unless principal payments thereon are received in the Prepayment Period applicable to the Distribution Date occurring in _______ ____. On the Closing Date, however, cash will be deposited with the Trust Administrator in an amount equal to interest accrued on such Mortgage Loans (net of the related Servicing Fee (as defined herein)) for the related Interest Accrual Period for distribution to the holders of the Offered Certificates on the first Distribution Date.

     The Mortgage Loans have scheduled monthly payments due generally on the first day of the month (with respect to each Mortgage Loan, a "Due Date"). Each Mortgage Loan will contain a customary "due-on-sale" clause.

     Approximately _____% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge (a "Prepayment Charge") in limited circumstances on certain prepayments as provided in the related Mortgage Note. Such Mortgage Loans provide for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a specified period not in excess of ____ years from the date of origination of such Mortgage Loan, as provided in the related Mortgage Note. The amount of the Prepayment Charge is as provided in the related Mortgage Note, but is generally equal to _____ month's interest on any amounts prepaid in excess of __% of the then outstanding principal balance of the related Mortgage Loan in any __ month period, as permitted by law. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates. Under certain instances, as described in the Agreement, the applicable Servicer may waive the payment of any otherwise applicable Prepayment Charge. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, and decisions by the Servicers with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges, and decisions by the Servicers with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

     None of the Mortgage Loans are Buydown Mortgage Loans.

     Approximately _____% of the Mortgage Loans are balloon loans ("Balloon Loans"). Each Balloon Loan amortizes over ___ months, but the final payment (the "Balloon Payment") on each Balloon Loan is due and payable on the ___th month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on such Balloon Loan for the period prior to the Due Date of such Balloon Payment.

     The average principal balance of the Mortgage Loans at origination was approximately $______. No Mortgage Loan had a principal balance at origination greater than approximately $_________ or less than approximately $_____. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $______. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $_________ or less than approximately $_____.

     The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately _____% per annum to approximately ______% per annum, and the weighted average Mortgage Rate was approximately _____% per annum.

     The weighted average loan-to-value ratio (or combined loan-to-value ratio, in the case of second lien Mortgage Loans) of the Mortgage Loans at origination was approximately _____%. At origination, no Mortgage Loan will have a loan-to-value ratio (or combined loan-to-value ratio, in the case of any second lien Mortgage Loan) greater than approximately _____% or less than approximately ____%.

     Approximately ____% of the Mortgage Loans are secured by second liens on the related Mortgaged Property.

     The weighted average remaining term to stated maturity of the Mortgage Loans will be approximately __ years and __ months as of the Cut-off Date. None of the Mortgage Loans will have a first Due Date prior to ______ ____ or after _________ ____, or will have a remaining term to stated maturity of less than __ years and __ months or greater than [30] years as of the Cut-off Date. The latest maturity date of any Mortgage Loan is _______ ____.

     The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION




                                                                                                   % OF
                                                          NUMBER      AGGREGATE ORIGINAL    AGGREGATE ORIGINAL
         RANGE ($)                                       OF LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
         ---------                                       --------   ---------------------   ------------------
              -              . . . . . . . . .
                             . . . . . . . . .
              -              . . . . . . . . .
                             . . . . . . . . .
              -              . . . . . . . . .
                             . . . . . . . . .
              -              . . . . . . . . .
                             . . . . . . . . .

     Total....................................



                              PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                       AGGREGATE           % OF AGGREGATE
                                                                   PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                       NUMBER      OUTSTANDING AS OF      OUTSTANDING AS OF
         RANGE ($)                                    OF LOANS     THE CUT-OFF DATE       THE CUT-OFF DATE
         ---------                                    --------    ------------------     -----------------
              -              . . . . . . . . .
                             . . . . . . . . .
              -              . . . . . . . . .
                             . . . . . . . . .
              -              . . . . . . . . .
                             . . . . . . . . .
              -              . . . . . . . . .
                             . . . . . . . . .

     Total....................................


                                MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
MORTGAGE RATE (%)                                          OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
-----------------                                          --------      ----------------       ----------------
              -              . . . . . . . . .
                             . . . . . . . . .
              -              . . . . . . . . .
                             . . . . . . . . .
              -              . . . . . . . . .
                             . . . . . . . . .
              -              . . . . . . . . .
                             . . . . . . . . .

     Total....................................




                                  ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS(1)



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN-TO-VALUE RATIO (%)                                    OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
-----------------------                                    --------     ------------------     -----------------
              -              . . . . . . . . .
                             . . . . . . . . .
              -              . . . . . . . . .
                             . . . . . . . . .
              -              . . . . . . . . .
                             . . . . . . . . .
              -              . . . . . . . . .
                             . . . . . . . . .

     Total....................................



(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.


                                    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOCATION                                                   OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
--------                                                   --------     ------------------     -----------------

 ........................................................
 ........................................................
 ........................................................
 ........................................................

     Total..............................................


                                      MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
PROPERTY TYPE                                              OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
-------------                                              --------     ------------------     -----------------

 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................

     Total..............................................



                                 MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
OCCUPANCY STATUS                                           OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
----------------                                           --------     ------------------     -----------------

 ........................................................
 ........................................................
 ........................................................

     Total..............................................

     The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                                               PURPOSE OF THE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN PURPOSE                                               OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
------------                                               --------     ------------------     -----------------

 ........................................................
 ........................................................
 ........................................................

     Total..............................................



                                            LOAN PROGRAMS OF THE MORTGAGE LOANS


                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN PROGRAM                                               OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
------------                                               --------     ------------------     -----------------
 ........................................................
 ........................................................

     Total..............................................


                                    RISK CATEGORIES OF THE _____________ MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
RISK CATEGORIES                                            OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
---------------                                            --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 .......................................................
 ........................................................

     Total..............................................

*    Underwritten pursuant to the Mortgage Credit Only program.
**   Underwritten pursuant to the Home Saver program.


                                     RISK CATEGORIES OF THE __________ MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
RISK CATEGORIES                                            OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
---------------                                            --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 .......................................................

     Total..............................................


UNDERWRITING STANDARDS; REPRESENTATIONS

     The Mortgage Loans will be acquired by the Depositor from the Mortgage Loan Seller. The Mortgage Loan Seller will have acquired, either directly or indirectly, approximately _____% of the Mortgage Loans (the "___________ Mortgage Loans"), by aggregate principal balance as of the Cut-off Date, from ______________ ("_________"). The Mortgage Loan Seller will have acquired approximately _____% of the Mortgage Loans (the "__________ Mortgage Loans"), by aggregate principal balance as of the Cut-off Date, from ______________ ("________"). All of the Mortgage Loans were originated or acquired by the Originators generally in accordance with the underwriting criteria described below.

     The information set forth below with regard to the Originators' underwriting standards has been provided to the Depositor or compiled from information provided to the Depositor by the Originators. None of the Depositor, the Trustee, the Trust Administrator, the Mortgage Loan Seller, the Underwriter or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

     The Originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. All of the Mortgage Loans were also underwritten with a view toward the resale thereof in the secondary mortgage market. While the Originators' primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the Originators also consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

     As a result of the Originators' underwriting criteria, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience on the Mortgage Loans than such changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

[ORIGINATOR'S UNDERWRITING PROGRAMS]

     [Discussion of Underwriting Programs used by Originator 1 to originate mortgage loans such as those in the securitization]

[ORIGINATOR'S UNDERWRITING PROGRAMS]

     [Discussion of Underwriting Programs used by Originator 2 to originate mortgage loans such as those in the securitization]

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.

                            YIELD ON THE CERTIFICATES


DELAY IN DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     The effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates (as defined herein) and purchase prices because (i) on the first Distribution Date one month's interest is payable thereon even though __ days will have elapsed from the date on which interest begins to accrue thereon, (ii) on each succeeding Distribution Date the interest payable thereon is the interest accrued during the month preceding the month of such Distribution Date, which ends 24 days prior to such Distribution Date and (iii) during each Interest Accrual Period (as defined herein) (other than the first Interest Accrual Period), interest accrues on a Certificate Principal Balance that may be less than the Certificate Principal Balance of such class actually outstanding for the first 24 days of such Interest Accrual Period.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of applicable Servicer to collect full amounts of interest on such Mortgage Loan. See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus. Each Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the related Mortgage Loans, but only to the extent of its Servicing Fee for the related Due Period (as defined herein). See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein. Accordingly, the effect of (i) any principal prepayments on the Mortgage Loans, to the extent that any resulting shortfall (a "Prepayment Interest Shortfall") exceeds any payments made by the applicable Servicer from its own funds ("Compensating Interest") or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to Certificateholders. Any such shortfalls will be allocated among the Certificates as provided under "Description of the Certificates--Interest Distributions on the Offered Certificates" and "--Overcollateralization Provisions" herein. The Policy will not cover any shortfalls resulting from application of the Relief Act.

GENERAL PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. Furthermore, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the Mortgage Loans may experience a higher rate of prepayments than traditional mortgage loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Originators, the Mortgage Loan Seller, the majority holder of the Class CE Certificates, the Insurer or the Master Servicer, as the case may be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" herein, with respect to approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

     Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the Offered Certificates that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the Mortgage Loans, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     Because principal distributions are paid to certain classes of Offered Certificates before other such classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses (because such Certificates will represent an increasing percentage interest in the Trust Fund during the period prior to the commencement of distributions of principal thereon) than holders of classes having earlier priorities for distribution of principal. In particular, with respect to the Lockout Certificates (as defined herein), as described under "Description of the Certificates--Principal Distributions on the Offered Certificates" herein, during certain periods, no principal payments or a disproportionately small portion of the amount of principal then payable to the Offered Certificates will be distributed on the Lockout Certificates, and during certain other periods, a disproportionately large portion of the amount of principal then payable to the Offered Certificates will be distributed on the Lockout Certificates. Unless the Certificate Principal Balances of the Offered Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the Distribution Date in _______ ____.

     In general, defaults on mortgage loans are expected to occur with greater frequency in their early years and the rate of defaults and the severity of losses on mortgage loans secured by second liens may be substantially higher than mortgage loans secured by first liens. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, other than as provided by the Policy as described herein, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards; Representations" herein.


MARKET INTEREST RATE CONSIDERATIONS

     Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Offered Certificates are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yield for securities similar to such Offered Certificates were to rise, the market value of such Offered Certificates may decline.

BALLOON PAYMENTS

          The Mortgage Loans with Balloon Payments will not be fully-amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon the borrower's ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by residential property. Because the ability of a borrower to make a Balloon Payment typically will depend upon the borrower's ability to either refinance the loan or to sell the related Mortgaged Property, there is a risk that the Balloon Loans may default at maturity. Any defaulted Balloon Payment that extends the maturity of a Mortgage Loan may delay distributions of principal on the Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

WEIGHTED AVERAGE LIVES

     Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of each class of Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

     Except as otherwise described under "Description of the Certificates--Principal Distributions on the Offered Certificates" herein, distributions of principal will be made to the classes of the Offered Certificates according to the priorities described herein, rather than on a PRO RATA basis among such classes, unless a Insurer Default (as defined herein) exists. The timing of commencement of principal distributions to each class of the Offered Certificates and the weighted average life of each such class will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on each such class. Moreover, because the Lockout Certificates do not receive (unless the Certificate Principal Balances of the Offered Certificates, other than the Lockout Certificates, have been reduced to zero) any portion of principal payments prior to the Distribution Date occurring in _______ ____ and thereafter will receive (unless the Certificate Principal Balances of the Offered Certificates, other than the Lockout Certificates, have been reduced to zero) a disproportionately small or large portion of principal payments, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of Offered Certificates entitled to principal distributions.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a prepayment rate for the Mortgage Loans of ___% of the Prepayment Vector. A ___% Prepayment Vector assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of such pool, such rate increasing by an additional approximate ____% CPR (precisely __/__, expressed as a percentage) each month thereafter through the eleventh month of the life of such pool, and such rate thereafter remaining constant at __% CPR for the remainder of the life of such pool. A __% Prepayment Vector assumes, for example, that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of such pool, such rate increasing by an additional approximate ____% CPR (precisely __/__, expressed as a percentage) each month thereafter through the eleventh month of the life of such pool, and such rate thereafter remaining constant at _____% CPR for the remainder of the life of such pool. No representation is made that the Mortgage Loans in the Mortgage Pool will prepay at the above-described rates or any other rate. CPR refers to the Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

     The tables following the next paragraph indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of such Certificates. The tables are based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of ______ Mortgage Loans with the characteristics set forth below, (ii) distributions on such Certificates are received, in cash, on the 25th day of each month, commencing in _______ ____,
(iii) the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (v) none of the Depositor, the Originators, the Mortgage Loan Seller, the majority holder of the Class CE Certificates, the Insurer, the Servicers, the Master Servicer or any other person purchases from the Trust Fund (as defined herein) any Mortgage Loan pursuant to any obligation or option under the Agreement, except as indicated in footnote two in the tables below, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in _______ ____, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to stated maturity and remaining term to stated maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity, (ix) the Certificates are purchased on _______ __, ____, (x) the Servicing Fee Rate is equal to ____% per annum, the Master Servicing Fee Rate is equal to ____% per annum on the Mortgage Loans directly serviced by ________ and is equal to ____% per annum on the Mortgage Loans serviced by __________, the Administration Fee Rate is equal to ______% per annum and the amount of the premium payable to the Insurer is as described under the heading "Pooling and Servicing Agreement--Certain Matters Regarding the Insurer", (xi) the first _____ Mortgage Loans in the table below are Mortgage Loans that do not by their terms have Prepayment Charges and the last _____ Mortgage Loans in the table below are Mortgage Loans that by their terms do have Prepayment Charges, (xii) the _____ Mortgage Loan in the table below is a Balloon Loan with a Balloon Payment of $_______ and the _____ Mortgage Loan in the table below is a Balloon Loan with a Balloon Payment of $_______ and (xiii) the _____, _____, _____, ______, _____ and _____ Mortgage Loans in the table below are Mortgage Loans that have been originated by __________ and the _____, _____, _____, _____, _____ and ______ Mortgage Loans in the table below are Mortgage Loans that have been originated by _________.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS


    PRINCIPAL BALANCE                   ORIGINAL TERM       REMAINING TERM
        AS OF THE         MORTGAGE       TO MATURITY          TO MATURITY
      CUT-OFF DATE          RATE          (MONTHS)             (MONTHS)
      ------------          ----          --------             --------




         There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding (and the weighted average lives) of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans included in the Mortgage Pool will have characteristics that differ from those assumed in preparing the tables set forth below, the Offered Certificates may mature earlier or later than indicated by the tables. Based on the foregoing assumptions, the tables indicate the weighted average lives of the Offered Certificates and sets forth the percentages of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.


                             PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                     SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                CLASS A-1 CERTIFICATES             CLASS A-2 CERTIFICATES
                          ----------------------------------   ------------------------------
DISTRIBUTION DATE           0%     50%   100%   150%   200%     0%    50%  100%   150%  200%
-----------------         ----- ------ ------- ----- -------   ---------- ------ ----- ------
Closing Date.............
 .........................
 .........................
 .........................
 .........................

Weighted Average Life
  in Years(1)............
Weighted Average Life
  in Years(2)............






                                CLASS A-3 CERTIFICATES                   CLASS A-4 CERTIFICATES
                          -----------------------------------    ------------------------------
DISTRIBUTION DATE           0%     50%  100%   150%    200%        0%     50%    100%    150%    200%
-----------------         ------ ----- ----- ------- --------    ------ -----  ------- ------- ------
Closing Date.............
 .........................
 .........................
 .........................
 .........................

Weighted Average Life
  in Years(1)............
Weighted Average Life
  in Years(2)............


-----------------

*        Represents less than one-half of one percent.

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Class CE Certificates exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise such option. See "Pooling and Servicing Agreement --Termination" herein.
                                                (TABLE CONTINUED ON NEXT PAGE.)


                             PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                     SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                 CLASS A-5 CERTIFICATES              CLASS A-6 CERTIFICATES             CLASS A-7 CERTIFICATES
DISTRIBUTION DATE           0%    50%    100%   150%    200%      0%   50%   100%  150%   200%%     0%     50%  100%   150%    200%
-----------------         ----- -----   ------ ------ --------   ---- ----  ----- ------ ------   ------ ----- ------ ------ ------
Closing Date.............
 .........................
 .........................
 .........................
 .........................

Weighted Average Life
  in Years(1)............
Weighted Average Life
  in Years(2)............
-----------------

*        Represents less than one-half of one percent.

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Class CE Certificates exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise such option. See "Pooling and Servicing Agreement --Termination" herein.
                                              (TABLE CONTINUED FROM PRIOR PAGE.)

     There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the Offered Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

     The characteristics of the Mortgage Loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.



                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     The NAMCO Securities Corp., Mortgage Pass-Through Certificates, Series ____-___ (the "Certificates") will consist of ______ classes of certificates, designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates (collectively, the "Senior Sequential Certificates");
(ii) the Class A-7 Certificates (the "Lockout Certificates", and collectively with the Senior Sequential Certificates, the "Offered Certificates"); (iii) the Class CE Certificates; (iv) the Class P Certificates and (v) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "Residual Certificates"). Only the Offered Certificates are offered hereby. The Class CE Certificates, the Class P Certificates and the Residual Certificates, which are not being offered hereby, will be sold by the Depositor to ______________ on the Closing Date.

     Distributions on the Offered Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in _______ ____ (each, a "Distribution
Date").

     The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of the Mortgage Pool of conventional, one- to four-family, fixed-rate, first lien and second lien mortgage loans having original terms to maturity of not greater than [30] years. The Certificates have an aggregate principal balance as of the Cut-off Date of approximately $___________, subject to a permitted variance as described under "The Mortgage Pool" herein.

     Each class of Offered Certificates will have the approximate initial Certificate Principal Balance and Pass- Through Rate as set forth under "Summary of Prospectus Supplement--Offered Certificates" above. The Pass- Through Rate on the Class A-6 Certificates for any Distribution Date will be a rate per annum be equal to the lesser of (i) _____% and (ii) the Net WAC Pass-Through Rate for such Distribution Date. The Offered Certificates in the aggregate evidence an initial undivided interest of approximately _____% in the Trust Fund and the Class CE Certificates evidence an initial undivided interest of approximately ____% in the Trust Fund.

     The "Net WAC Pass-Through Rate" for any Distribution Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the aggregate Scheduled Principal Balance (as defined herein) of the then outstanding Mortgage Loans multiplied by the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans minus (B) the amount of the premium payable to the Insurer with respect to the Policy for such Distribution Date, and the denominator of which is (ii) 1/12 of the aggregate Scheduled Principal Balance of the then outstanding Mortgage Loans.

     The "Expense Adjusted Mortgage Rate" on any Mortgage Loan is equal to the then applicable Mortgage Rate thereon minus the sum of (i) the Administration Fee Rate, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate. For any Distribution Date, the Administration Fee Rate is equal to _____% per annum, the Servicing Fee Rate is equal to ____% per annum and the Master Servicing Fee Rate is equal to ____% per annum with respect to each Mortgage Loan serviced by _________. See "Pooling and Servicing Agreement--The Trustee", "--The Trust Administrator" and "--Servicing and Other Compensation and Payment of Expenses" herein. The amount of the premium payable to the Insurer with respect to the Policy for any Distribution Date is described under "Pooling and Servicing Agreement--Certain Matters Regarding the Insurer" herein.

     The Offered Certificates will be issued, maintained and transferred on the book-entry records of the Depository Trust Company ("DTC") and its Participants (as defined herein) in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess thereof.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No person acquiring an interest in any Offered Certificate (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until a certificate is issued in fully registered certificated form (a "Definitive Certificate") under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Offered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Offered Certificates shall refer to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Offered Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Offered Certificates" and "--Definitive Certificates" herein.

     Any Definitive Certificates will be transferable and exchangeable at the offices of the Trust Administrator. No service charge will be imposed for any registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     All distributions to holders of the Certificates, other than the final distribution on any class of Certificates, will be made by the Trust Administrator on behalf of the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date. The "Record Date" for each Distribution Date (i) with respect to any book-entry Certificate will be the close of business on the business day immediately preceding such Distribution Date or (ii) with respect to any other class of Certificates, including any Definitive Certificates, will be the close of business on the last business day of the month preceding the month in which such Distribution Date occurs. Such distributions will be made either (a) by check mailed to the address of each such Certificateholder as it appears in the Certificate Register or (b) upon written request to the Trust Administrator at least five business days prior to the relevant Record Date by any holder of Certificates having an aggregate initial Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Certificate Principal Balance of such class of Certificates, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the corporate trust office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

REGISTRATION OF THE OFFERED CERTIFICATES

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including [Name of Underwriter]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trust Administrator through DTC and DTC Participants. The Trust Administrator will forward payments to DTC in same day funds and DTC will forward such payments to Participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing such payments to Indirect Participants or to Certificate Owners. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be CEDE, as nominee of DTC. Certificate Owners will not be recognized by the Trust Administrator as Certificateholders, as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Definitive Certificates, the Rules provide a mechanism by which Certificate Owners through their Participants and Indirect Participants will receive payments and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the absence of physical certificates for the Offered Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trust Administrator to CEDE, as nominee for DTC.

     Under the Rules, DTC will take action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC account the Offered Certificates are credited. Additionally, under the Rules, DTC will take such actions with respect to specified Voting Rights only at the direction of and on behalf of Participants whose holdings of Offered Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that Participants whose holdings of Offered Certificates evidence such Voting Rights, authorize divergent action.

     DTC management is aware that some computer applications, systems and similar items for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed its Participants and other members of the financial community (collectively, the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     The Depositor, the Servicers, the Trustee, the Trust Administrator, the Originators, the Insurer and the Mortgage Loan Seller will have no liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be issued to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trust Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Offered Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the Offered Certificates advise the Trust Administrator and DTC through Participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trust Administrator is required to notify all Certificate Owners through Participants of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Offered Certificates and receipt of instructions for re-registration, the Trust Administrator will reissue the Offered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trust Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. Such Definitive Certificates will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a Offered Certificate in an amount less than $10,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Offered Certificate.

DISTRIBUTIONS--GENERAL

     The "Due Period" with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The "Prepayment Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The "Determination Date" with respect to any Distribution Date is on the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

INTEREST DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     Distributions in respect of interest will be made on each Distribution Date to the holders of each class of Offered Certificates in an amount (allocable among such Certificates PRO RATA in accordance with the respective amounts payable as to each in respect of interest) equal to the Interest Distribution Amount for such class for such Distribution Date.

     The "Interest Distribution Amount" for the Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such Certificates immediately prior to such Distribution Date at the Pass-Through Rate for such class, reduced (to not less than zero), in the case of each such class, by the allocable share for such class of shortfalls resulting from the application of the Relief Act, plus any undistributed Interest Distribution Amount for such class from any previous Distribution Dates. On any Distribution Date, any shortfalls resulting from the application of the Relief Act will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the Interest Distribution Amounts with respect to the Offered Certificates on a PRO RATA basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. On any Distribution Date, any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest (as defined herein) paid by the Servicers will be allocated to the interest distribution amount with respect to the Class CE Certificates. The holders of the Offered Certificates will be entitled to reimbursement for any shortfalls resulting from application of the Relief Act, subject to available funds, in the priority described under "--Overcollateralization Provisions" herein. The Pass-Through Rate applicable to the calculation on the Interest Distribution Amount for each class of Offered Certificates is fixed and set forth under "Summary of Prospectus Supplement--Offered Certificates" above; subject to the Net WAC Pass-Through Rate in the case of the Class A-6 Certificates.

     The "Interest Accrual Period" for any Distribution Date and the Offered Certificates of any class is the one-month period preceding the month in which such Distribution Date occurs, and all distributions of interest on the Offered Certificates will be based on a 360-day year consisting of twelve 30-day months. Except as otherwise described herein, on any Distribution Date, distributions of the Interest Distribution Amount for a class of Certificates will be made in respect of such class of Certificates, to the extent provided herein, on a PARI PASSU basis, based on the Certificate Principal Balance of the Certificates of each such class.

     Subject to the terms of the Policy, any interest losses incurred by the Offered Certificates (other than shortfalls resulting from the application of the Relief Act) will be covered under the Policy. Notwithstanding the foregoing, however, if payments are not made as required under the Policy, any such interest losses may be borne by the Offered Certificates to the extent the amount of such losses is not paid from Net Monthly Excess Cashflow (as defined herein), in the priority described under "--Overcollateralization Provisions" herein.

     The Certificate Principal Balance of an Offered Certificate outstanding at any time represents the then maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Principal Balance of any class of Offered Certificates as of any date of determination is equal to the initial Certificate Principal Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein. The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate principal balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates.


PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Offered Certificates then entitled to such distributions. The "Principal Distribution Amount" for any Distribution Date will be the lesser of:

         (a) the excess of the Available Distribution Amount over the aggregate of the Interest Distribution Amounts for the Offered Certificates; and

         (b)  THE SUM OF:

                  (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

                  (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the related Prepayment Period;

                  (iii) the principal portion of all other unscheduled
              collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans;

                  (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any Mortgage Loans in the calendar month preceding such Distribution Date to the extent covered by Net Monthly Excess Cashflow for such Distribution Date; and

                  (v) the amount of any Overcollateralization Increase Amount
              (as defined herein) for such Distribution Date;

              MINUS

                  (vi) the amount of any Overcollateralization Reduction Amount
              (as defined herein) for such Distribution Date.

     Notwithstanding the foregoing, as described under "--Overcollateralization Provisions" herein, no amounts will be distributed to the holders of the Offered Certificates pursuant to clause (v) above except to the extent of any Net Monthly Excess Cashflow remaining after payment to the holders of the Offered Certificates of all amounts in respect of Realized Losses pursuant to clause
(iv) above and payment to the Insurer of any Cumulative Insurance Payments. As of any Distribution Date, "Cumulative Insurance Payments" refers to the aggregate of any payments made by the Insurer under the Policy to the extent not previously reimbursed, plus interest thereon.

     In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates.

     The "Available Distribution Amount" for any Distribution Date is equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, the Servicers, the Trust Administrator or the Trustee, of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Servicing Fees, the Master Servicing Fee, the Administration Fee and the premium payable with respect to the Policy, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all P&I Advances with respect to the Mortgage Loans received for such Distribution Date. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans and such amounts will not be available for distribution on the Offered Certificates.

     The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (z) any Bankruptcy Loss (as defined herein) occurring out of a Deficient Valuation (as defined herein) that was incurred prior to the calendar month in which the date of determination occurs.

     In addition, on each Distribution Date, funds received as a result of a claim under the Policy in respect of the principal portion of Realized Losses allocated to the Offered Certificates will be distributed by the Trust Administrator on behalf of the Trustee to the holders of such Certificates. See "--Financial Guaranty Insurance Policy" herein.

     Distributions of the Principal Distribution Amount (and any amounts distributable in accordance with clauses FIRST and THIRD under "--Overcollateralization Provisions" herein) on the Offered Certificates on each Distribution Date will be made as follows:

         (i) First, to the holders of the Lockout Certificates, the Lockout Distribution Percentage of the Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (ii) Second, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (iii) Third, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (iv) Fourth, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (v) Fifth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (vi) Sixth, to the holders of the Class A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (vii) Seventh, to the holders of the Class A-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

         (viii) Eighth, to the holders of the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

     Notwithstanding the foregoing priorities, if an Insurer Default exists, the priority of distributions of principal among the Offered Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding Distribution Date to holders of the Offered Certificates, on a PRO RATA basis, based on the Certificate Principal Balances thereof.

     The "Lockout Certificate Percentage" for the Lockout Certificates will be calculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates immediately prior to such Distribution Date divided by the sum of the aggregate Certificate Principal Balances of the Offered Certificates immediately prior to such Distribution Date. The "Lockout Distribution Percentage" for the Lockout Certificates and for any Distribution Date occurring prior to the Distribution Date in ________ ____ will be equal to 0%. The "Lockout Distribution Percentage" for any Distribution Date occurring after the first three years following the Closing Date will be as follows: for any Distribution Date during the _____ or _____ year after the Closing Date, __% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the _____ year after the Closing Date, __% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the _______ year after the Closing Date, ___% of the Lockout Certificate Percentage for such Distribution Date, and for any Distribution Date thereafter, the lesser of (x) ___% of the Lockout Certificate Percentage and (y) ___%. Notwithstanding the foregoing, if the Certificate Principal Balances of the Offered Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Distribution Percentage will be equal to ___%.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average Mortgage Rate (net of the Administration Fee Rate, the Servicing Fee Rate, the Master Servicing Fee Rate and the amount of the premium payable to the Insurer) for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rate on the Offered Certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the Offered Certificates. The Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the Offered Certificates, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for any Distribution Date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of the aggregate of the Interest Distribution Amounts payable to the holders of the Offered Certificates and the sum of the amounts described in clauses (b)(i) through
(iii) of the definition of Principal Distribution Amount.

     With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause FIRST below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

     FIRST, to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Mortgage Loans;

     SECOND, to the Insurer, in an amount equal to any Cumulative Insurance Payments;

     THIRD, to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

     FOURTH, to the holders of the Offered Certificates, in an amount equal to such Certificates' allocated share of any shortfalls resulting from the application of the Relief Act with respect to the Mortgage Loans;

     FIFTH, to the Insurer, for any amounts remaining due to the Insurer under the terms of the Insurance Agreement (as defined herein);

     SIXTH, to the holders of the Class CE Certificates as provided in the Agreement; and

     SEVENTH, to the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and SECOND, to the holders of the Residual Certificates.

     With respect to any Distribution Date, the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans immediately following such Distribution Date, over (b) the sum of the aggregate Certificate Principal Balances of the Offered Certificates and the Class P Certificates as of such date, after taking into account the payment of the amounts described in clauses
(b)(i) through (iv) of the definition of Principal Distribution Amount on such Distribution Date, is the "Overcollateralized Amount" for the Offered Certificates as of such Distribution Date. As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Offered Certificates and the Class P Certificates by an amount equal to approximately $__________, which is equal to the initial Certificate Principal Balance of the Class CE Certificates. Such amount represents approximately ____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the Agreement. Under the Agreement, the Overcollateralized Amount is required to be maintained at the "Required Overcollateralized Amount". In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since such Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Certificates. In such event, the Agreement requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to such overcollateralization deficiency, which shall constitute a principal distribution on the Offered Certificates in reduction of the Certificate Principal Balances thereof. This has the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralized Amount. With respect to the Offered Certificates and any Distribution Date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of such Distribution Date is an "Overcollateralization Increase Amount".

     With respect to any Distribution Date, the Required Overcollateralized Amount for the Offered Certificates will be an amount equal to approximately ____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, subject to increase ("step up") or, after __ months, decrease ("step down"), upon the occurrence of certain loss and delinquency triggers with respect to the Mortgage Pool set forth in the Agreement.

     In the event that the Required Overcollateralized Amount is required to step up on any Distribution Date, the Agreement provides that all Net Monthly Excess Cashflow remaining after the distributions described in clauses FIRST and SECOND above will be distributed in respect of the Overcollateralization Increase Amount for the Offered Certificates until the Overcollateralized Amount is equal to the stepped up Required Overcollateralized Amount. This has the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralized Amount.

     In the event that the Required Overcollateralized Amount is permitted to step down on any Distribution Date, the Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates on such Distribution Date shall be distributed to the holders of the Class CE Certificates on such Distribution Date. With respect to each such Distribution Date, the Principal Distribution Amount will be reduced by the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount (the "Overcollateralization Reduction Amount") after taking into account all other distributions to be made on such Distribution Date. Any such Overcollateralization Reduction Amount shall be distributed as part of Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans and of reducing the Overcollateralized Amount.


FINANCIAL GUARANTY INSURANCE POLICY

     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. A form of the Policy may be obtained, upon request, from the Depositor.

     Simultaneously with the issuance of the Offered Certificates, the Insurer will deliver the Policy to the Trust Administrator for the benefit of the holders of the Offered Certificates. Under the Policy, the Insurer will irrevocably and unconditionally guarantee payment to the Trust Administrator on behalf of the Trustee on each Distribution Date for the benefit of the holders of the Offered Certificates, the full and complete payment of Insured Payments with respect to the Offered Certificates calculated in accordance with the original terms of the Offered Certificates when issued and without regard to any amendment or modification of the Offered Certificates or the Agreement except amendments or modifications to which the Insurer has given its prior written consent. "Insured Payments" shall mean with respect to the Offered Certificates as of any Distribution Date, the sum of (i) any shortfall in amounts available in the Distribution Account (as defined in the Agreement) to pay the Interest Distribution Amount on such Certificates for the related Interest Accrual Period, (ii) the excess, if any, of (a) the aggregate Certificate Principal Balance of the Offered Certificates then outstanding over (b) the aggregate principal balances of the Mortgage Loans then outstanding and (iii) without duplication of the amount specified in clause (ii), the aggregate Certificate Principal Balance of the Offered Certificates to the extent unpaid on the final Distribution Date or the earlier termination of the Trust Fund pursuant to the terms of the Agreement. The Policy does not cover Relief Act Shortfalls.

     If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Insurer will pay such amount out of funds of the Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Insurer from the Trust Administrator of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of Offered Certificates is required to return principal or interest distributed with respect to an Offered Certificate during the Term of the Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of such holder of Offered Certificates that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by such holder of Offered Certificates, in such form as is reasonably required by the Insurer and provided to such holder of Offered Certificates by the Insurer, irrevocably assigning to the Insurer all rights and claims of such holder of Offered Certificates relating to or arising under the Offered Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Insurer from the Trust Administrator of the items referred to in clauses
(A), (B) and (C) above if, at least four

Business Days prior to such date of Receipt, the Insurer shall have Received written notice from the Trust Administrator that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trust Administrator or holder of Offered Certificates directly, unless a holder of Offered Certificates has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trust Administrator for distribution to such holder of the Offered Certificates upon proof of such payment reasonably satisfactory to the Insurer. In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Agreement.

     Payment of claims under the Policy made in respect of Insured Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

     The terms "Receipt" and "Received", with respect to the Policy, means actual delivery to the Insurer and to its fiscal agent appointed by the Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trust Administrator is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or the fiscal agent shall promptly so advise the Trust Administrator and the Trust Administrator may submit an amended notice.

     Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the Trust Administrator is located, are authorized or obligated by law or executive order to be closed. The Insurer's obligations under the Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Trust Administrator as provided in the Policy, whether or not such funds are properly applied by the Trust Administrator.

     "Term of the Policy" means the period from and including the date of issuance of the Policy to and including the date on which the Certificate Principal Balances of the Offered Certificates are reduced to zero, plus such additional period, to the extent specified in the Policy, during which any payment on the Offered Certificates could be avoided in whole or in part as a preference payment.

     The Insurer shall be subrogated to the rights of the holders of the Offered Certificates to receive payments of principal and interest, as applicable, with respect to distributions on such Certificates to the extent of any payment by the Insurer under the Policy. To the extent the Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trust Administrator), to the holders of the Offered Certificates, the Insurer will be subrogated to the rights of the holders of the Offered Certificates, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of the Offered Certificates for purposes of payment.

     Claims under the Policy constitute direct unsecured and unsubordinated obligations of the Insurer, and will rank not less than PARI PASSU with any other unsecured and unsubordinated indebtedness of the Insurer except for certain obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Policy by its terms may not be canceled or revoked prior to distribution in full of all Guaranteed Distributions (as defined therein). The Policy is governed by the laws of the State of New York. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

     To the fullest extent permitted by applicable law, the Insurer agrees under the Policy not to assert, and waives, for the benefit of each holder of the Offered Certificates, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

     Pursuant to the terms of the Agreement, unless an Insurer Default exists, the Insurer will be entitled to exercise certain rights of the holders of the Offered Certificates, without the consent of such Certificateholders, and the holders of the Offered Certificates may exercise such rights only with the prior written consent of the Insurer. See "Pooling and Servicing Agreement--Voting Rights" and "--Certain Matters Regarding the Insurer" herein.

     The Depositor, the Mortgage Loan Seller, the Servicers and the Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Depositor, the Mortgage Loan Seller and the Servicers will agree to reimburse, with interest, the Insurer for amounts paid pursuant to claims under the Policy. The Depositor, the Mortgage Loan Seller and the Servicers will further agree to pay the Insurer all reasonable charges and expenses which the Insurer may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction and to indemnify the Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust Fund. An event of default by either Servicer under the Insurance Agreement will constitute an Event of Default by such Servicer under the Agreement and allow the Insurer, among other things, to direct the Trustee to terminate such Servicer. An "event of default" by each Servicer under the Insurance Agreement includes (i) such Servicer's failure to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) such Servicer's untruth or incorrectness in any material respect of any representation or warranty of such Servicer in the Insurance Agreement, the Agreement (in its capacity as Servicer) or certain other documents, (iii) such Servicer's failure to perform or to observe any covenant or agreement in the Insurance Agreement, the Agreement (in its capacity as Servicer) and certain other documents, (iv) such Servicer's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to such Servicer and (v) the occurrence of an Event of Default relating to such Servicer under the Agreement or certain other documents.


ALLOCATION OF LOSSES; SUBORDINATION

     With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property (if acquired on behalf of the Certificateholders by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicers for P&I Advances, servicing advances and other related expenses, including attorney's fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Bankruptcy Losses are referred to herein as "Realized Losses". In the event that amounts recovered in connection with the final liquidation of a defaulted Mortgage Loan are insufficient to reimburse the Servicers for P&I Advances and servicing advances, such amounts may be reimbursed to the Servicers out of any funds in the Certificate Account prior to the distribution on the Certificates.

     Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, FIRST, to Net Monthly Excess Cashflow, SECOND, to the Class CE Certificates until the Certificate Principal Balance thereof has been reduced to zero, and THIRD, to the Offered Certificates on a PRO RATA basis. The Agreement does not permit the allocation of any Realized Losses to the Class P Certificates. The Policy will cover any Realized

Losses allocable to the Offered Certificates pursuant to clause THIRD above. Notwithstanding the foregoing, however, if payments are not made as required under the Policy, Realized Losses will be allocated to the Offered Certificates.

     If Realized Losses have been allocated to the Offered Certificates and the Insurer has defaulted in its obligation to cover such Realized Losses, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (even if Net Monthly Excess Cashflow and/or the Overcollateralized Amount are greater than zero on any subsequent Distribution Dates).

     Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. An allocation of a Realized Loss on a PRO RATA basis between two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of an Offered Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Offered Certificate in respect of Realized Losses and (ii) payable as principal to the holder of such Offered Certificate from Net Monthly Excess Cashflow or from amounts paid under the Policy.

     A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.


P&I ADVANCES

     Subject to the following limitations, each Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans serviced by it and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "P&I Advance"). With respect to a delinquent Balloon Payment, the related Servicer is not required to make a P&I Advance of such delinquent Balloon Payment. The related Servicer will, however, make monthly P&I Advances with respect to a Balloon Loan with delinquent Balloon Payments, in each case in an amount equal to the assumed monthly principal and interest payment (net of the related Servicing Fee) that would have been due during the related Due Period based on the original principal amortization schedule for such Balloon Loan.

     P&I Advances are required to be made only to the extent they are deemed by the applicable Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such P&I Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. Neither Servicer will be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

     All P&I Advances will be reimbursable to the applicable Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan serviced by it as to which such unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by applicable Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to such Servicer out of any funds in the Certificate Account prior to the distributions on the Certificates. In the event that either Servicer fails in its obligation to make any required advance, the Trust Administrator will be obligated to make any such advance and in the event that the Trust Administrator fails in its obligation to make any such advance, the Trustee will be obligated to make any such advance, in each case to the extent required in the Agreement. Notwithstanding the foregoing, in the event _______ fails in its obligation to make any required advance as Servicer, the Master Servicer will be obligated to make any such advance prior to the obligation of the Trust Administrator or the Trustee to make such advances as provided above.


                         POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of _______ __, ____ (the "Agreement"), among the Depositor, the Servicers, the Trust Administrator and the Trustee, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The Trust Fund created under the Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof,
(iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and (v) certain of the rights of the Depositor under the Mortgage Loan Purchase Agreement among the Depositor, the Mortgage Loan Seller and ___________ and under the Mortgage Loan Purchase Agreement among the Depositor, the Mortgage Loan Seller and ___________. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trust Administrator, located in ______, __________. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, NAMCO Securities Corp., 6200 Courtney Campbell Causeway, Suite 300, Tampa, Florida 33607.

ASSIGNMENT OF THE MORTGAGE LOANS

     The Depositor will deliver to the Trust Administrator, as custodian for the Trustee, with respect to each Mortgage Loan (i) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the Mortgage Loan,
(ii) the original mortgage with evidence of recording indicated thereon and
(iii) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the Mortgage Loan. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records.


[ORIGINATOR 1]

     The information set forth in the following paragraphs has been provided by _________. None of the Depositor, the Trustee, the Trust Administrator, the other Servicer or the Insurer or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.



                       DELINQUENCY AND FORECLOSURE EXPERIENCE
             OF _________'S SERVICING PORTFOLIO AS OF SEPTEMBER 30, 1998
                                                               Percentage
                                      Dollar                    of Total
                                      Amount               Servicing Portfolio
                                      ------               -------------------
 Delinquency(1)
      30-59 Days                                       $            %
      60-89 Days                                       $            %
      90 Days or more                                  $            %



 Loans in Foreclosure(2)                               $            %

 REO Properties(2)                                     $            %

 Total Servicing Portfolio                                   $

-------------------------

(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

(2) The percentage of loans in foreclosure and REO properties is based on the dollar amount of loans in foreclosure and REO properties as a percentage of the total dollar amount of the mortgage loans in the servicing portfolio as of the date indicated.


[ORIGINATOR 2]

     The information set forth in the following paragraphs has been provided by the _________. None of the Depositor, the Trustee, the Mortgage Loan Seller, the Master Servicer or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

                                           ----------------------------

                                                    DELINQUENCIES AND FORECLOSURES
                                                        (DOLLARS IN THOUSANDS)


                                    At December 31,                               At December 31,
                                        1995                                         1996
                                             Percent   Percent                               Percent   Percent
                        By No.    By Dollar  By No.    By Dollar        By No.    By Dollar  By No.    By Dollar
                        of Loans  Amount     of Loans  Amount           of Loans  Amount     of Loans  Amount
Total Portfolio........
Period of Delinquency
   31-59 Days..........
   60-89 Days..........
   90 days or more.....
Total Delinquent Loans.
Loans in Foreclosure(1)



                                   At December 31,                                At September 30,
                                        1997                                            1998
                                             Percent   Percent                           Percent   Percent
                        By No.    By Dollar  By No.    By Dollar    By No.    By Dollar  By No.    By Dollar
                        of Loans  Amount     of Loans  Amount       of Loans  Amount     of Loans  Amount
Total Portfolio........
Period of Delinquency
   31-59 Days..........
   60-89 Days..........
   90 days or more.....
Total Delinquent Loans.
Loans in Foreclosure(1)

  (1) Loans in foreclosure are also included under the heading "Total Delinquent Loans".

                            ------------------------

                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)


                                     At December 31,           At December 31,           At December 31,            At September 30,
                                          1995                      1996                      1997                        1998
                                            By Dollar                 By Dollar                 By Dollar                 By Dollar
                                    By No.   Amount           By No.   Amount           By No.   Amount           By No.   Amount
                                   of Loans of Loans         of Loans of Loans         of Loans of Loans         of Loans of Loans
Total Portfolio
Foreclosed Loans(1)
Foreclosure Ratio(2)


(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by _______, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.


                          ----------------------------

                       LOAN LOSS EXPERIENCE ON _________'S
                      SERVICING PORTFOLIO OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)


                                                                                            Nine Months Ended
                                                             Year Ended December 31,          September 30,


                                        1995          1996                   1997                 1998
Total Portfolio(1)
Net Losses(2)(3)
Net Losses as a Percentage of
Total
Portfolio(4)




(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.

(2) "Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(3) "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects costs and recoveries through November 30, 1998.

(4) For the nine months ended September 30, 1998, "Net Losses" as a Percentage of Total Portfolio" was annualized by multiplying "Net Losses" by 1.33 before calculating the percentage of "Net Losses as a Percentage of Total Portfolio".


                          ----------------------------

THE TRUSTEE

     _______________, a national banking association, will act as Trustee for the Certificates pursuant to the Agreement. The Trustee's offices for notices under the Agreement are located at _________________, and its telephone number is __________. In the event the Trust Administrator advises the Trustee that it is unable to continue to perform its obligations pursuant to the terms of the Agreement prior to the appointment of a successor, the Trustee shall be obligated to perform such obligations until a new trust administrator is appointed.

     The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to the related portion of accrued interest at the Administration Fee Rate of ______% per annum on the Scheduled Principal Balance of the Mortgage Loans (the "Administration Fee"). The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (i) resulting from a breach of either Servicer's or the Trust Administrator's obligations and duties under the Agreement, (ii) that constitutes a specific liability of the Trustee under the Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Agreement.


THE TRUST ADMINISTRATOR

     _______________, a national banking association, will act as Trust Administrator for the Certificates pursuant to the Agreement. The Trust Administrator's offices for notices under the Agreement are located at __________________, and its telephone number is ______________. The Trust
Administrator will perform certain administrative functions on behalf of the Trustee and will act as initial paying agent, certificate registrar and custodian.

     The principal compensation to be paid to the Trust Administrator in respect of its obligations under the Agreement will be equal to the related portion of the Administration Fee. The Agreement will provide that the Trust Administrator and any director, officer, employee or agent of the Trust Administrator will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trust Administrator, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trust Administrator's performance in accordance with the provisions of the Agreement) incurred by the Trust Administrator in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (i) resulting from a breach of either Servicer's or the Trustee's obligations and duties under the Agreement, (ii) that constitutes a specific liability of the Trust Administrator under the Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trust Administrator's duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trust Administrator's obligations and duties under the Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to ___________, in its capacity as Master Servicer, will be equal to accrued interest at the Master Servicing Fee Rate of ____% per annum with respect to each Mortgage Loan serviced by _________ on the Scheduled Principal Balance of each such Mortgage Loan (the "Master Servicing Fee"). The principal compensation to be paid to each of __________ and ___________, in its capacity as a Servicer, in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each Mortgage Loan serviced by it on the Scheduled Principal Balance of each such Mortgage Loan (the "Servicing Fee"). As additional servicing compensation, each Servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees in respect of the Mortgage Loans serviced by it (with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates) to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of the Mortgage Loans serviced by it.

     Each Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the Mortgage Loans serviced by it on any Distribution Date (payments made by such Servicer in satisfaction of such obligation, "Compensating Interest") to the extent of its Servicing Fee for such Distribution Date. Each Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool in respect of the Mortgage Loans serviced by it and incurred by such Servicer in connection with its responsibilities under the Agreement and is entitled to reimbursement therefor as provided in the Agreement. See "Description of the Securities--Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Servicers and "Federal Income Tax Consequences" herein regarding certain taxes payable by the Servicers.


OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     The Master Servicer has the option to purchase from the Trust Fund any Mortgage Loan that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings; provided, however, that (i) the Master Servicer shall purchase any such Mortgage Loans on the basis of delinquency, purchasing the most delinquent Mortgage Loans first and (ii) after it has purchased __% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, pursuant to clause (i) above, the Master Servicer must also obtain the consent of the Insurer prior to any further purchases of delinquent Mortgage Loans. Notwithstanding the foregoing, prior to purchasing any Mortgage Loan serviced by ___________, the Master Servicer must give ___________ the right of first refusal to purchase such Mortgage Loan.

EVENTS OF DEFAULT

     In addition to those Events of Default (as defined in the Prospectus) described under "Description of the Securities--Events of Default" in the Prospectus, upon the occurrence of certain loss and delinquency triggers with respect to the Mortgage Loans serviced by the related Servicer or upon the occurrence of certain other defaults set forth in the Agreement, each Servicer may be removed as servicer of such Mortgage Loans in accordance with the terms of the Agreement and the Insurance Agreement. In addition, if ______________ is terminated in its capacity as Servicer under the Agreement, it shall also be terminated as Master Servicer.

     Pursuant to the Agreement, each Servicer covenants and agrees to act as a Servicer for an initial term from the Closing Date to __________ __, ____, which term shall be extendable by the Insurer for successive terms of three (3) calendar months thereafter, until the termination of the Trust Fund. Each such notice of extension (a "Servicer Extension Notice") shall be delivered by the Insurer to the Trustee, the Trust Administrator and the related Servicer. Each Servicer will, upon its receipt of any such Servicer Extension Notice, become bound for the duration of the term covered by such Servicer Extension Notice to continue as a Servicer subject to and in accordance with the other provisions of the Agreement. If as of the fifteenth (15th) day prior to the last day of any term of such Servicer, the Trust Administrator shall not have received any Servicer Extension Notice from the Insurer, the Trust Administrator will, within five (5) days thereafter, give written notice of such non-receipt to the Insurer, the related Servicer and the Trustee. The failure of the Insurer to deliver a Servicer Extension Notice by the end of a calendar term shall result in the termination of the related Servicer.

     Any successor to either Servicer appointed under the Agreement must be a housing loan servicing institution acceptable to each Rating Agency (as defined in the Prospectus) with a net worth at the time of such appointment of at least $15,000,000. See "Description of the Securities--Rights Upon Event of Default" in the Prospectus.


VOTING RIGHTS

     At all times, __% of all Voting Rights will be allocated among the holders of the Offered Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, __% of all Voting Rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates and __/__ of __% of all Voting Rights will be allocated among the holders of each class of Residual Certificates in proportion to the percentage interests in such classes evidenced by their respective Certificates. Unless an Insurer Default exists, the Insurer will be entitled to exercise certain voting and other rights of the holders of the Offered Certificates. See "--Certain Matters Regarding the Insurer" herein.


CERTAIN MATTERS REGARDING THE INSURER

     Under the Agreement, on each Distribution Date, the Trust Administrator is required to pay to the Insurer a premium with respect to the Policy equal to __/__ times ____% per annum times the Certificate Principal Balance of the Offered Certificates.

     Pursuant to the terms of the Agreement, unless there exists a continuance of any failure by the Insurer to make a required payment under the Policy or there exists a proceeding in bankruptcy by or against the Insurer (either such condition, an "Insurer Default"), the Insurer will be entitled to exercise, among others, the following rights of the holders of the Offered Certificates, without the consent of such holders, and the holders of the Offered Certificates may exercise such rights only with the prior written consent of the Insurer: (i) the right to direct the Trustee to terminate the rights and obligations of the either Servicer under the Agreement in the event of a default by such Servicer;
(ii) the right to consent to or direct any waivers of defaults by either Servicer; (iii) the right to remove the Trustee or the Trust Administrator pursuant to the Agreement; and (iv) the right to institute proceedings against either Servicer in the event of default by such Servicer and refusal of the Trustee to institute such proceedings. In addition, unless an Insurer Default exists, the Insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the Offered Certificates, and, unless an Insurer Default exists, the Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee or the Trust Administrator, (ii) the appointment of any successor Trustee, Trust Administrator or Servicer, as the case may be, or (iii) any amendment to the Agreement.

TERMINATION

     The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in "Description of the Securities--Termination" in the Prospectus. The majority holder of the Class CE Certificates (or if such holder does not exercise such option, the Master Servicer or the Insurer) will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the Certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund at the time of purchase is reduced to less than __%, in the event the majority holder of the Class CE Certificates exercises such option, or __%, in the event the Master Servicer or the Insurer exercises such option, of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the majority holder of the Class CE Certificates exercises such option, the purchase price payable in connection therewith generally will be equal to par, and in the event the Master Servicer or the Insurer exercises such option, the purchase price payable in connection therewith generally will be equal to the greater of par or the fair market value of the Mortgage Loans and such properties, in each case plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed, together with any amounts due to the Servicers for unpaid Servicing Fees and any unreimbursed advances and any amounts due to ___________, in its capacity as Master Servicer for any unpaid Master Servicing Fees. In the event the majority holder of the Class CE Certificates or the Master Servicer or the Insurer exercises such option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds (including funds paid under the Policy), (i) 100% of the then outstanding Certificate Principal Balance thereof, plus (ii) one month's interest on the then outstanding Certificate Principal Balance thereof at the then applicable Pass-Through Rate for such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of such Certificates are entitled. The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "Description of the Securities--Termination" in the Prospectus.


                                   THE INSURER


     The following information has been supplied by __________________ (the "Insurer") for inclusion in this Prospectus Supplement. No representation is made by the Depositor or the Underwriter as to the accuracy and completeness of such information.


GENERAL


     The principal executive offices of the Insurer are located at _______________, and its telephone number at that location is __________.


REINSURANCE

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Insurer or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Insurer's obligations under any financial guaranty insurance policy.


RATINGS

     The Insurer's insurance financial strength is rated "Aaa" by _________. The Insurer's insurer financial strength is rated "AAA" by each of ____________ and ____________. The Insurer's claims-paying ability is rated "AAA" by ___________ and ___________ and _______________. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings".


CAPITALIZATION



                                                                                     SEPTEMBER 30, 1998
                                                                                 ACTUAL            AS ADJUSTED(1)
                                                                                         (UNAUDITED)
                                                                                       (IN THOUSANDS)
                                                                                 --------------------------------

Deferred Premium Revenue
     (net of prepaid reinsurance premiums)................................    $                   $
                                                                              ---------------     ---------------
Surplus Notes.............................................................
Minority Interest.........................................................

Shareholder's Equity
     Common Stock.........................................................
     Additional Paid-In Capital...........................................
     Accumulated Other Comprehensive Income (net of deferred
     income taxes)........................................................
     Accumulated Earnings.................................................
Total Shareholder's Equity................................................
Total Deferred Premium Revenue, Surplus Notes, Minority Interest and
Shareholder's Equity......................................................


------------------

(1) Adjusted to give effect to the ____________ (a) purchase by _________ of $__ million of surplus notes from the Insurer in connection with the formation of a new indirect _________ subsidiary of the Insurer, initially capitalized with $___ million, including a $__ million minority interest owned by ____________, and (b) contribution by _______ to the capital of the Insurer of approximately $__ million, representing a portion of the proceeds from the sale by Holdings of $___ million of _______% Senior Quarterly Income Debt Securities due ____.


     For further information concerning the Insurer, see the Consolidated Financial Statements of the Insurer and subsidiaries, and the notes thereto, incorporated by reference herein. The Insurer's financial statements are included as exhibits in the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the "Commission") and may be reviewed at the EDGAR web site maintained by the Commission and at Holding's website, HTTP://WWW._______.COM. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by the Insurer are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents described under "Incorporation of Certain Information by Reference" in the Prospectus, the consolidated financial statements of the Insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by _________, are hereby incorporated by reference in this Prospectus Supplement, which together with the Prospectus, forms a part of the Depositor's Registration Statement: (a) the Annual Report on Form 10-K for the year ended December 31, 1997 and (b) the Quarterly Report on Form 10-Q for the period ended September 30, 1998.

     All financial statements of the Insurer and subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The Depositor will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to the Secretary, NAMCO Securities Corp., 6200 Courtney Campbell Causeway, Suite 300, Tampa, Florida 33607.


INSURANCE REGULATION

     The Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Insurer is subject to
Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.




                         FEDERAL INCOME TAX CONSEQUENCES


     Three separate elections will be made to treat designated portions of the Trust Fund as real estate mortgage investment conduits ("REMIC I", "REMIC II" and "REMIC III", respectively, and each a "REMIC") for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

     For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) separate non-certificated regular interests in REMIC I will be issued and will be the "regular interests" in REMIC I, (iii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (iv) separate non-certificated regular interests in REMIC II will be issued and will be the "regular interests" in REMIC II, (v) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III, and (vi) the Offered Certificates, the Class CE Certificates and the Class P

Certificates will be the "regular interests" in, and will be treated as debt instruments of, REMIC III. See "Federal Income Tax
Consequences--REMIC--Classification of REMICs" in the Prospectus.

     For federal income tax reporting purposes, the Offered Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate equal to ___% of the Prepayment Vector. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

     The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Offered Certificate will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of Offered Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The Offered Certificates will also be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences-- REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

     It is not anticipated that any of REMIC I, REMIC II or REMIC III will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on REMIC I, REMIC II or REMIC III, such tax will be borne (i) by the Trust Administrator, if the Trust Administrator has breached its obligations with respect to REMIC compliance under the Agreement, (ii) by __________, if ____________, in its capacity as Master Servicer or as a Servicer, has breached its obligations with respect to REMIC compliance under the Agreement, (iii) by ___________, if ___________, in its capacity as a Servicer has breached its obligations with respect to REMIC compliance under the Agreement, (iv) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement and (v) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to holders of the related Offered Certificates. See "Description of the Securities-- General" and "Federal Income Tax Consequences--REMICs--Prohibited Transactions and Other Possible REMIC Taxes" in the Prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the Trustee, the Trust Administrator or the Master Servicer. See "Federal Income Tax Consequences--REMICs-- Reporting and Other Administrative Matters" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the Prospectus.


                             METHOD OF DISTRIBUTION


     Subject to the terms and conditions set forth in the Underwriting Agreement, dated _________ __, ____ (the "Underwriting Agreement"), the Depositor has agreed to sell, and [Name of Underwriter] (the "Underwriter") has agreed to purchase the Offered Certificates. The Underwriter is obligated to purchase all Offered Certificates if it purchases any. The Underwriter is an affiliate of the Depositor.

     Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be 99.50% of the aggregate initial Certificate Principal Balance of the Offered Certificates, plus accrued interest thereon. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of
DTC on or about the Closing Date.


     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.



                                SECONDARY MARKET


     There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "Description of the Securities--Reports to Certificateholders", which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS


     Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood, New York, New York.



                                     EXPERTS


         The consolidated balance sheets of the Insurer and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of _______________, independent accountants, given on the authority of that firm as experts in accounting and auditing.



                                     RATINGS


     It is a condition to the issuance of the Certificates that the Offered Certificates be rated "Aaa" by ____________ ("______") and "AAA" by _____________ ("________").

     The ratings of ________ and ___________ assigned to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings assigned by __________ and _________ on the Offered Certificates are based in part upon the Insurer's claims paying ability. Any change in the ratings of the Insurer by _________ or ___________ may result in a change in the ratings on the Offered Certificates. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to non-credit events.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

     The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.



                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because the Mortgage Pool includes certain Mortgage Loans that are secured by subordinate liens on the related Mortgaged Properties.

     The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. On December 1, 1998, the Office of Thrift Supervision (the "OTS") issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is applicable to thrift institutions regulated by the OTS. TB 13a should be reviewed by any such thrift institution prior to investing in the Offered Certificates.

     See "Legal Investment" in the Prospectus.


                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or any other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") or any person investing Plan Assets of any Plan (as defined in the Prospectus under "ERISA Considerations") should carefully review with its legal advisors whether the purchase, sale or holding of Certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption __-__ (the "Exemption"), as described under "ERISA Considerations" in the Prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter, such as the Offered Certificates, and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. The purchase of the Offered Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption. However, the Exemption contains a number of conditions which must be met for the Exemption to apply (as described in the Prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption will be satisfied with respect to the Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (a) that the Offered Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the Prospectus.

                           $___________ (APPROXIMATE)


                             NAMCO SECURITIES CORP.
                                    DEPOSITOR


               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-___



                              PROSPECTUS SUPPLEMENT
                             DATED _______ __, ____






                                 MASTER SERVICER


                              [NAME OF UNDERWRITER]
                                   UNDERWRITER








YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.


WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR COVER PAGES.


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ______ __,
____.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Subject to Completion, Dated March 18, 1999
                                                                     [Version 3]
Prospectus Supplement
(To Prospectus dated         , ____)

$_______________ (APPROXIMATE)

MORTGAGE-BACKED NOTES, SERIES ____-__

NAMCO MBN TRUST SERIES ____-__

NAMCO SECURITIES CORP.
Depositor

MASTER SERVICER


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT.

The notes will represent interests only in a trust consisting primarily of mortgage loans and will not represent ownership interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

THE TRUST --

     o will consist primarily of a mortgage pool of one- to four-family fixed-rate and adjustable-rate residential mortgage loans; and

     o will be represented by ______ classes of notes, ______ of which are offered hereby.

THE OFFERED NOTES --

     o will represent senior and subordinate interests in the trust and will receive distributions from the assets of the trust; and

     o   will receive monthly distributions commencing on ________, __ ____

CREDIT ENHANCEMENT --

     o the senior notes will have credit enhancement in the form of subordination; and

     o the subordinate notes will have credit enhancement in the form of subordination provided by certain classes of offered subordinate notes with lower payment priorities;

[Name of Underwriter] (the "Underwriter") will offer the Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes (collectively, the "Offered Notes") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of such notes, before deducting expenses, will be approximately _____% of the initial note balance, plus accrued interest on such notes. The Underwriter's commission will be any positive difference between the price it pays to the Depositor for such notes and the amount it receives from the sale of such notes to the public. See "Method of Distribution" herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                              [NAME OF UNDERWRITER]
                                   Underwriter

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

We provide information to you about the Offered Notes in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and

     o this prospectus supplement, which describes the specific terms of this series of notes.


NAMCO Securities Corp.'s principal offices are located at 6200 Courtney Campbell Causeway, Suite 300, Tampa, Florida 33607 and its phone number is (813) 636-5500.







                                TABLE OF CONTENTS
                                                                            PAGE
                              PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT...........................................S-__
RISK FACTORS...............................................................S-__
USE OF PROCEEDS............................................................S-__
THE MORTGAGE POOL..........................................................S-__
YIELD ON THE NOTES.........................................................S-__
DESCRIPTION OF THE NOTES...................................................S-__
THE ISSUER.................................................................S-__
THE SELLER.................................................................S-__
THE OWNER TRUSTEE..........................................................S-__
THE INDENTURE TRUSTEE......................................................S-__
THE SERVICING AGREEMENT....................................................S-__
THE INDENTURE AND OWNER TRUST AGREEMENT....................................S-__
FEDERAL INCOME TAX CONSEQUENCES............................................S-__
METHOD OF DISTRIBUTION.....................................................S-__
SECONDARY MARKET...........................................................S-__
LEGAL OPINIONS.............................................................S-__
RATINGS....................................................................S-__
LEGAL INVESTMENT...........................................................S-__
ERISA CONSIDERATIONS.......................................................S-__





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                        SUMMARY OF PROSPECTUS SUPPLEMENT


     THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE NOTES OFFERED HEREBY AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED NOTES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS. Capitalized terms used but not defined herein have the meanings assigned to them in the prospectus. An Index of Principal Definitions is included at the end of the prospectus.

Title of Series.............NAMCO Securities Corp., Mortgage-Backed Notes,
                            Series ____-_.

Cut-off Date................__________ __, ____.

Closing Date................On or about __________ __, ____.

Issuer......................NAMCO MBN Trust Series ____-__ (the "Issuer").

Depositor...................NAMCO Securities Corp. (the "Depositor"), an
                            indirect wholly-owned subsidiary of NAMCO Asset Management Inc. The Depositor will deposit the mortgage loans into the trust. See "The Depositor" in the prospectus.

Master Servicer.............__________________. See "The Servicing
                            Agreements--Master Servicer" herein.

Originators and Servicers...______________, ______________ and ____________. See
                            "The Mortgage Pool--Underwriting Standards;
                            Representations" and "The Servicing Agreements--The Originators and Servicers" herein.

Seller......................____________.  See "The Seller" herein.

Owner Trustee..............._____________.  See "The Owner Trustee" herein.

Indenture Trustee...........______________.  See "The Indenture Trustee" herein.

Distribution Dates..........Distributions on the Offered Notes will be made on the __th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in ______ ____.

Offered Notes...............The classes Offered Notes and their interest rates, note balances and final maturity date are set forth in the table below.



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                                         NOTE INTEREST   FINAL MATURITY DATE
            CLASS         INITIAL NOTE       RATE
                          BALANCE(1)
         A..........      $_________      Variable(2)       _______ ____
         M-1........      $_________      Variable(2)       _______ ____
         M-2........      $_________      Variable(2)       _______ ____
         M-3........      $_________      Variable(2)       _______ ____

_______________
(1)Approximate.
(2)Calculated as described herein.


THE ISSUER

The Notes will be issued by the Issuer, a Delaware business trust established pursuant to a trust agreement between the Depositor and the Owner Trustee (the "Owner Trust Agreement"). The Issuer will issue _____ classes of notes representing non-recourse debt obligations of the Issuer secured by the trust estate. See "Description of the Notes" herein.

Distributions of interest and/or principal on the Offered Notes will be made only from payments received in connection with the mortgage loans described below.

EQUITY CERTIFICATES

Trust Certificates, Series ____-__, will be issued pursuant to the Owner Trust Agreement and will represent the beneficial ownership interest in the Issuer. The equity certificates are not offered hereby.

THE MORTGAGE LOANS

The trust will contain approximately _____ conventional, one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __________.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ____.


Range of mortgage rates            _____% to _____%.
(approximate):

Weighted average mortgage          ______%.
rate (approximate):

Weighted average remaining         ___ years and ___
term to stated maturity            months.
(approximate):

Range of principal balances        $__________ to
(approximate):                     $____________.

Average principal balance:         $_____________.

Range of loan-to-value ratios      _____% to _____%.
(approximate):

Weighted average
loan-to-value
ratio (approximate):               ______%.

For additional information regarding the mortgage loans, see "The Mortgage Pool" herein.

THE NOTES

OFFERED NOTES. The Offered Notes will have the characteristics shown in the table above in this prospectus supplement. The interest rates on each class of Offered Notes are variable and are calculated for each distribution date as described herein under "Description of the Notes--Note Interest Rates" herein.

The Offered Notes will be sold by the Depositor to the Underwriter on the closing date.

The Offered Notes will initially be represented by one or more global notes registered in the name of CEDE & Co., as nominee of the Depository Trust Company


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in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess thereof. See "Description of the Notes --Registration" herein.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the Offered Notes consists of subordination as described below and under "Description of the Notes--Allocation of Losses; Subordination" herein.

SUBORDINATION. The rights of the holders of the Class M-1 Notes, the Class M-2 Notes, the Class M- 3 Notes (the "Subordinate Notes") to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Notes.

In addition, the rights of the holders of Subordinate Notes with higher numerical class designations will be subordinated to the rights of holders of Subordinate Notes with lower numerical class designations, to the extent described herein.

Subordination is intended to enhance the likelihood of regular distributions on the more senior notes in respect of interest and principal and to afford such notes protection against realized losses on the mortgage loans as described below.

ALLOCATION OF LOSSES. Except as described below, if Subordinate Notes remain outstanding, losses on the mortgage loans will be allocated first to the class of Subordinate Notes with the lowest payment priority, and the other classes of notes will not bear any portion of such losses. If none of the Subordinate Notes remain outstanding, losses on mortgage loans will generally be allocated to the Class A Notes.

P&I ADVANCES

Each Servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described herein. Each Servicer is entitled to be reimbursed for such advances, and therefore such advances are not a form of credit enhancement. See "Description of the Notes--P&I Advances" herein and "Description of the Securities--Advances in respect of Delinquencies" in the prospectus.

OPTIONAL REDEMPTION

At its option, the majority holder of the equity certificates may redeem the notes and thereby effect termination and early retirement of the Notes, after the aggregate Note balance has been reduced to less than [20%] of the aggregate initial Note balance. See "The Indenture and Owner Trust Agreement-- Optional Redemption" herein and "Description of the Securities-- Termination" in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Notes, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that the Notes will be characterized as indebtedness and the Issuer will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

For further information regarding the federal income tax consequences of investing in the Offered Notes, see "Federal Income Tax Consequences" herein and in the prospectus.

RATINGS

It is a condition to the issuance of the notes that the Offered Notes receive the following ratings from [______________ ("_____") and ___________
("___________")]:



OFFERED NOTES     [RA]          [RA]
-------------     ----          ----
Class A           AAA           AAA
Class M-1         AA            AA
Class M-2         A             A
Class M-3         BBB           BBB
_____________________
[(1) Not rated.]

A security rating does not address the frequency of prepayments on the mortgage loans, the corresponding effect on yield to investors. [The "r" symbol in certain _____________ ratings is attached to highlight notes that __________ believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence


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of an "r" symbol should not be taken as an indication that a note will exhibit no volatility or variability in total return.]

See "Yield on the Notes" and "Ratings" herein and "Yield Considerations" in the prospectus.

LEGAL INVESTMENT

The Offered Notes (other than the Class ___ and Class ___ Notes) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. The Class ___ Notes and the Class ___ Notes will not constitute "mortgage related securities" for purposes of SMMEA. See "Legal Investment" herein and in the prospectus.

ERISA CONSIDERATIONS

Subject to important considerations, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing. See "ERISA Considerations" herein and in the prospectus.



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



                                  RISK FACTORS


     The Offered Notes are not suitable investments for all investors. In particular, you should not purchase the Offered Notes unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such securities.

     The Offered Notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the accompanying prospectus supplement in the context of your financial situation.

     You should carefully consider, among other things, the following factors in connection with the purchase of the Offered Notes:

[Appropriate Risk Factors as necessary]


THE OFFERED NOTES WILL HAVE LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Offered Notes of any series will develop or, if it does develop, that it will provide Offered Securityholders with liquidity of investment or that it will continue for the life of the Offered Notes of any series. The prospectus supplement for any series of Offered Notes may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Notes, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any Offered Security in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The Offered Notes will not be listed on any securities exchange.

THE OFFERED NOTES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY

     The Offered Notes will evidence an obligation of the related Issuer to remit certain payments to the registered holder thereof. The Offered Notes will not represent an interest in or obligation of the company, the master servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Offered Notes and the mortgage loans will be the obligations (if any) of the company pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's servicing obligations under the related servicing agreement (including, if and to the extent described in the related prospectus supplement, its limited obligation to make certain advances in the event of delinquencies on the mortgage loans) and, if and to the extent expressly described in the related prospectus supplement, certain limited obligations of the master servicer (i) in connection with a purchase obligation or an agreement to purchase or act as remarketing agent with respect to a convertible mortgage loan upon conversion to a fixed rate and (ii) to advance funds to mortgagors in respect of draws on revolving credit loans (if applicable). Neither the Offered Notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, by the company, the master servicer or any of their respective affiliates. Proceeds of the assets included in the related trust fund for each series of Offered Notes (including the mortgage loans and any form of credit enhancement) will be the sole source of payments on the Offered Notes, and there will be no recourse to the company, the master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Notes.

ANY CREDIT ENHANCEMENT WILL BE LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED NOTES



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



     With respect to each series of Offered Notes, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to herein, including: subordination of any subordinate securities of the same series; a financial guaranty insurance policy; a letter of credit; a purchase obligation; a mortgage pool insurance policy; a special hazard insurance policy; overcollateralization; a reserve fund; a cash flow agreement; or any combination thereof. See "Subordination" and "Description of Credit Enhancement" in the Prospectus. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Offered Notes (or certain classes thereof). The company, the master servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Offered Notes, if each applicable rating agency indicates that the then-current rating(s) thereof will not be adversely affected. The rating(s) of any series of Offered Notes by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis. Neither the company, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of Offered Notes. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in the Prospectus.

THE RATINGS ON THE OFFERED NOTES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED NOTES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME

     It is a condition to the issuance of the Offered Notes that each class of Offered Notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Offered Security, and, accordingly, there can be no assurance that the ratings assigned to any Offered Security on the date on which such Offered Notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related Offered Notes may be adversely affected. See "Rating" herein and in the Prospectus.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER.

     Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in certain states, notice to any party having an interest of record in the real property, including junior lienholders. Certain states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of such statutes and judicial principles may be to delay and/or reduce distributions in respect of the Offered Notes. See "Certain Legal Aspects of Mortgage Loans--Foreclosure on Mortgage Loans" in the Prospectus


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AN INVESTMENT IN SECURITIES SUCH AS THE OFFERED NOTES THAT ARE SECURED BY
MORTGAGE LOANS AND/OR MANUFACTURED HOUSING CONDITIONAL SALES CONTRACTS AND INSTALLMENT LOAN AGREEMENTS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES AND CHANGES IN THE BORROWERS' FINANCIAL CONDITION.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to-value ratios will be affected by any decline in real estate values. Any decrease in the value of such mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the Offered Notes.

CERTAIN OF THE MORTGAGE LOANS MAY BE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC

     Certain mortgage loans may be underwritten in accordance with underwriting standards which are primarily intended to provide single family mortgage loans for non-conforming credits. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. Accordingly, Mortgage loans underwritten under the originators' non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Notes.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE VARIABLE PAYMENTS, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Certain of the types of loans which may be included in the mortgage pools may involve additional uncertainties not present in traditional types of loans. In the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. In the case of buydown loans, the increase in the monthly payment by the mortgagor during and following the buydown period may result in an increased risk of default on such buydown loan. Certain of the mortgage loans provide for escalating or variable payments by the mortgagor, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances, mortgagors may not be able to make their loan payments as such payments increase and thus the likelihood of default will increase.

     This is a consideration with respect to revolving credit loans, since additional draws may be made by the mortgagor in the future up to the applicable credit limit. Although revolving credit loans are generally subject to provisions whereby the credit limit may be reduced as a result of a material adverse change in the mortgagor's economic circumstances, the servicer or master servicer generally will not monitor for such changes and may not become aware of them until after the mortgagor has defaulted. Under extreme circumstances, a mortgagor may draw his entire credit limit in response to personal financial needs resulting from an adverse change in circumstances. For a series of Offered Notes backed by the trust balances of revolving credit loans, even though the trust balance of a revolving credit loan will not increase as a result of draws after the Offered Notes are issued,


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the foregoing considerations are relevant because such trust balance will share pro rata in any losses incurred on such revolving credit loan.

     Any risks associated with the variable payments of such mortgage loans may affect the yield to maturity of the Offered Notes to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Notes.

CERTAIN OF THE MORTGAGE LOANS MAY BE SECURED BY JUNIOR LIENS, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Certain mortgage loans may be secured by second liens on the related mortgaged properties. As to mortgage loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a mortgage loan secured by a junior mortgage may not foreclose on the mortgaged property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the master servicer or subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Offered Notes, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

CERTAIN OF THE MORTGAGE LOANS MAY BE CONCENTRATED IN A PARTICULAR AREA, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of Offered Notes may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any mortgage loan for which a breach of a representation or warranty exists will remain in the related trust fund in the event that a seller is unable, or disputes its obligation, to repurchase such mortgage loan and such a breach does not also constitute a breach of any representation made by any other person. In such event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. Any risks associated with mortgage loan concentration may affect the yield to maturity of the Offered Notes to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Notes.

CERTAIN OF THE MORTGAGE LOANS MAY PROVIDE FOR BALLOON PAYMENTS AT MATURITY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Certain of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon


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payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the Offered Notes to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Notes.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the Offered Notes to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Notes.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE HIGH COMBINED LOAN-TO-VALUE RATIOS, SUCH THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Some or all of the mortgage loans included in any trust fund may be high loan-to-value loans, with combined loan-to-value ratios in excess of 100%. Such mortgage loans may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If such mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Notes.

CERTAIN OF THE MORTGAGE LOANS MAY PROVIDE FOR REVOLVING LINES OF CREDIT, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     With respect to revolving credit loans, except for certain programs under which the draw period is less than the full term thereof, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amount of such mortgage loans prior to maturity, which amount may include substantial draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a revolving credit loan. The ability of a borrower to make such a payment may be dependent on the ability to obtain refinancing of the balance due on such revolving credit loan or to sell the related mortgaged property. Furthermore, revolving credit loans generally have adjustable rates that are subject to much higher maximum rates than typically apply to adjustable rate first mortgage loans, and which may be as high as applicable usury limitations. Mortgagors under revolving credit loans are generally qualified based on an assumed payment which reflects either the initial interest rate or a rate significantly lower than the maximum rate. An increase in the interest rate over the mortgage rate applicable at the time the revolving credit loan was originated may have


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an adverse effect on the ability of the mortgagor to pay the required monthly payment. In addition, an increase in prevailing market interest rates may reduce the borrower's ability to obtain refinancing and to pay the balance of a revolving credit loan at its maturity.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE BEEN UNDERWRITTEN BY SELLERS WHO ARE NOT AFFILIATED WITH THE COMPANY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Mortgage loans to be included in a mortgage Pool will have been purchased by the company, either directly or indirectly from sellers. Such mortgage loans will generally have been originated in accordance with underwriting standards acceptable to the company and generally described under "The Mortgage Pools--Underwriting Standards" herein and in the Prospectus. However, in some cases, particularly those involving unaffiliated sellers, the company may not be able to establish the underwriting standards used in the origination of the related mortgage loans. In those cases, the related prospectus supplement will include a statement to such effect and will reflect what, if any, reunderwriting of the related mortgage loans was done by the company or any of its affiliates. To the extent the mortgage loans cannot be reunderwritten or the underwriting criteria cannot be verified, the mortgage loans may suffer losses greater than they would had they been directly underwritten by the company or an affiliate thereof. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Notes.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

     Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the mortgage loans and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus. To the extent such laws and regulations result in losses on the mortgage loans, the yield to maturity of the Offered Notes, to the extent not covered by credit enhancement, may be affected.

THE RATE OF PREPAYMENTS ON THE TRUST FUND ASSETS AND THE PURCHASE PRICE YOU PAID FOR THE OFFERED NOTES MAY CAUSE YOUR YIELD TO BE LOWER THAN ANTICIPATED

     The yield to maturity of the Offered Notes of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable rate loans to fixed interest rate loans or breaches of representations and warranties), or draws (if applicable) on the related mortgage loans and the price paid by Offered Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments (or draws if applicable) on the related mortgage loans. The yield to maturity on interest only Offered Notes will be extremely sensitive to the rate of prepayments (or draws if applicable) on the related mortgage loans. In addition, the yield to maturity on certain other types of classes of Offered Notes, including Offered Notes with an accrual feature, Offered Notes with an interest rate which fluctuates based on an index or inversely with an index or certain other classes in a series including more than one class of Offered Notes, may be relatively more sensitive to the rate of prepayment (or draws if applicable) on the related mortgage loans than other classes of Offered Notes. In addition, to the extent amounts in any funding account have not been used to purchase additional mortgage loans, holders of the Offered Notes may receive an additional prepayment. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     The yield to maturity of the Offered Notes of any series, or the rate and timing of principal payments (or draws if applicable) on the related mortgage loans may be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the mortgage loans were originated. For example, revolving credit loans may provide for future draws to be made only in specified minimum amounts, or alternatively may permit draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new draws. Furthermore, revolving credit loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Offered Notes backed by revolving credit loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

     For any series of Offered Notes backed by revolving credit loans, provisions governing whether future draws on the revolving credit loans will be included in the trust fund will have a significant effect on the rate and timing of principal distributions on the Offered Notes. For a series of Offered Notes backed by the trust balances of revolving credit loans, the specific provisions applicable to the allocation of payments, draws and losses on the revolving credit loans between the trust balances and the excluded balances thereof will also have a significant effect on the rate and timing of principal distributions on the Offered Notes. See "Description of the Mortgage Pools--Allocation of Revolving Credit Balances" in the Prospectus.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property with contaminated with or affected by hazardous wastes or hazardous substances, such mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Environmental Legislation" in the Prospectus To the extent such environmental risks result in losses on the mortgage loans, the yield to maturity of the Offered Notes, to the extent not covered by credit enhancement, may be affected.

ERISA RESTRICTIONS MAY APPLY TO THE OFFERED NOTES, WHICH BY RESTRICTING THE MARKET, MAY AFFECT THE LIQUIDITY OF THE OFFERED NOTES

     Generally, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Notes of any series. See "ERISA Considerations" herein and in the Prospectus.

[THE UNDERWRITING STANDARDS OF THE MORTGAGE LOANS ARE NOT AS STRINGENT AS THOSE UNDERWRITTEN IN A MORE TRADITIONAL MANNER, OR UNDERWRITTEN TO THE STANDARDS OF FANNIE MAE AND FREDDIE MAC, WHICH MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED NOTES

     The Originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originators provide loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines. While the Originators' primary consideration in underwriting a mortgage loan is the value of the mortgaged property, each Originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. None of the Originators' underwriting standards prohibit a mortgagor from obtaining secondary financing at the time of origination of the related Originator's first lien. Any such secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the related Originator's loan-to-value ratio determination.

     As a result of the Originators' underwriting standards, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See "The Mortgage Pool--Underwriting Standards; Representations" herein].

[CERTAIN MORTGAGE LOANS ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Approximately ____% of the mortgage loans were thirty days or more but less than sixty days delinquent in their monthly payments and approximately ____% of the mortgage loans were sixty days or more but less than ninety days delinquent in their monthly payments as of _________ __, ____, in each case by aggregate principal balance as of ________ __, ____. However, approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __,____, have a first payment date occurring on or after _______ __, ____ and, therefore, such mortgage loans could not have been delinquent as of ________ __, ____].

[CERTAIN MORTGAGE LOANS HAVE HIGH LOAN-TO-VALUE RATIOS WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, had a loan-to-value ratio at origination in excess of 80%. No mortgage loan with a loan-to-value ratio at origination in excess of 80% will be covered by a primary mortgage insurance policy. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. See "The Mortgage Pool--General" herein. In addition, an overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio].

[THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF __________, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Approximately _____% of the mortgage loans are secured by mortgaged properties located in the State of ___________, by aggregate principal balance as of _________ __, ____. As of ________ __, ____, the aggregate principal balance of mortgage loans in the ________ zip code with the largest amount of such mortgage loans, by aggregate principal balance as of _________ __, ____, was approximately $_________. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the mortgage loans may increase over historical levels of comparable type loans, and may increase substantially].

[THE CLASS M-1, CLASS M-2 AND CLASS M-3 NOTES WILL BE PARTICULARLY SENSITIVE TO LOSSES ON THE MORTGAGE LOANS

     The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2 and Class M-3 Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1, Class M-2 or Class M-3 Notes, the actual yield to maturity of such Note may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the Note balance of the class of Notes then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of subordinate Notes than would otherwise be the case].

[THE CLASS M-1, CLASS M-2 AND CLASS M-3 NOTES WILL GENERALLY NOT BE ENTITLED TO RECEIVE PRINCIPAL PAYMENTS UNTIL ALL PRINCIPAL PAYMENTS HAVE BEEN MADE ON THE CLASS A NOTES WHICH MAY LEAD TO A GREATER RISK OF LOSS WITH RESPECT TO SUCH NOTES

     Unless the Note balance of the Class A Notes has been reduced to zero, the Class M-1, Class M-2 and Class M-3 Notes will not be entitled to any principal payments until _________ ____ or a later period as described herein. As a result, the weighted average lives of such notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of such Notes, the holders of such Notes have a greater risk of suffering a loss on their investments. Further, because such notes might not receive any principal if certain delinquency levels occur, it is possible for the such Notes to receive no principal payments even if no losses have occurred on the mortgage pool].

[THE NOTES ARE OBLIGATIONS OF THE TRUST ONLY

     The Notes will not represent an interest in or obligation of the Originators, the Depositor, the Master Servicer, the Seller, _________, the Owner Trustee, the Indenture Trustee or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Notes or any Mortgage Loan will be the obligations of the Seller pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the Servicers with respect to their servicing obligations under the related Servicing Agreement (including the limited obligation to make certain advances, as described herein). Neither the Notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Issuer, the Originators, the Depositor, the Master Servicer, the Seller, ________, the Owner Trustee, the Indenture Trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including the mortgage loans) will be the sole source of payments on the Notes, and there will be no recourse to the Issuer, the Originators, the Depositor, the Master Servicer, the Seller, _______, the Owner Trustee, the Indenture Trustee or any of their respective affiliates or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Notes].

[THE DIFFERENCE BETWEEN THE INTEREST RATES ON THE NOTES AND THE MORTGAGE LOANS MAY RESULT IN INTEREST SHORTFALLS ALLOCATED TO THE NOTES

     The Note interest rate for each class of the notes adjusts monthly based on a particular index, subject to certain limitations as described herein. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually (after an initial fixed rate period in the case of certain adjustable rate mortgage loans) based on the index (which may not move in tandem with the index), subject to periodic and lifetime limitations as described herein. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans (i) could cause the amount of interest generated by the mortgage pool to be less than the aggregate of the amount of interest that would otherwise be payable on the Notes, leading one or more classes of Notes to accept payments of interest at a later date, as described herein or (ii) could cause the maximum Note interest rate to apply to one or more classes of Notes, as described herein.

     Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, such rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for two years following origination and approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for three years following origination, in each case by aggregate principal balance as of _________ __, ___. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is _______ ____, and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is _______ ____].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED NOTES WILL BE AFFECTED BY PREPAYMENT SPEEDS

     The rate and timing of distributions allocable to principal on the offered notes will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on the offered notes as provided herein. As is the case with mortgage securities generally, the offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of such mortgage loan. See "The Mortgage Pool" herein.

     Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes at a time when reinvestment at comparable yields may not be possible.

     Distributions of principal will be made to the subordinate notes according to the priorities described herein. The timing of commencement of principal distributions and the weighted average life of each such class of notes will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such class. For further information regarding the effect of principal prepayments on the weighted average lives of the offered notes, see "Yield on the Notes" herein and the table entitled "Percent of Initial Note Balance Outstanding at the Following Percentages of the Prepayment Assumption" therein].

[THE YIELD TO MATURITY ON THE OFFERED NOTES WILL DEPEND ON A VARIETY OF FACTORS

     The yield to maturity on the offered notes will depend, in general, on:

     o the applicable Note interest rate and Note accrual rate thereon from time to time;

     o    the applicable purchase price; and

     o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the Note balance of such Notes, as well as other factors.

     The yield to investors on any class of offered notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

     In general, if the offered notes are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

     The proceeds to the depositor from the sale of the offered notes were determined based on a number of assumptions, including a prepayment assumption of __% of the [Constant Prepayment Rate Model] and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at such rate or at any other rate. The yield assumptions for the offered notes will vary as determined at the time of sale].

[VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

     Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Originators to damages and administrative enforcement.

     The Seller will represent that as of ___________ __, ____, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the Seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in herein].

[THE SERVICING RIGHTS TO CERTAIN MORTGAGE LOANS WILL BE TRANSFERRED TO THE MASTER SERVICER WHICH MAY LEAD TO AN INCREASE IN DELINQUENCIES WITH RESPECT TO SUCH MORTGAGE LOANS

     The Master Servicer and _____________ have advised the Depositor that with respect to a portion of the mortgage loans initially to be serviced by ___________, the servicing thereof is expected to be transferred to the Master Servicer by _________ __, ____, whereupon the Master Servicer will act in the capacity as "servicer" under the applicable servicing agreement to the extent of such mortgage loans. Such portion of the mortgage loans that are expected to be subject to such servicing transfer represents approximately _____% of the mortgage loans, by aggregate principal balance as of _________ __, ____. Investors should note that when servicing of mortgage loans is transferred, there may be a rise in delinquencies associated with such transfer].

[YEAR 2000 SYSTEMS RISK COULD AFFECT THE ABILITY OF THE SERVICERS TO PERFORM THEIR DUTIES

     As is the case with most companies using computers in their operations, each Servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the Servicers' computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. Each Servicer is presently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the related Servicer or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of such Servicer under the pooling and servicing agreement could be materially adversely affected].




                                THE MORTGAGE POOL


GENERAL

     The Mortgage Pool will consist of approximately _____ conventional, one- to four-family, fixed-rate Mortgage Loans (the "Fixed Rate Mortgage Loans") and approximately _____ conventional, one-to four-family, adjustable-rate Mortgage Loans (the "Adjustable Rate Mortgage Loans" and, together with the Fixed Rate Mortgage Loans, the "Mortgage Loans"), in each case secured by first liens on residential real properties (the "Mortgaged Properties") and having an aggregate principal balance as of ________ __, ____ (the "Cut-off Date") of approximately $___________ after application of scheduled payments due on or before the Cut-off Date whether or not received, subject to a permitted variance of plus or minus [5]%. The Mortgage Loans have original terms to maturity of not greater than [30] years. References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing.

     The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor on the Closing Date from ________________, who will have acquired the Mortgage Loans on the Closing Date from the Seller. See "--Underwriting Standards; Representations" below and "The Seller" herein. The Seller in turn will have acquired the Mortgage Loans on the Closing Date from [Name of Seller], an affiliate of the Depositor. [Name of Seller] will have acquired the Mortgage Loans directly or indirectly from the Originators.

     Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided, however, that in the case of approximately _____% and approximately _____% of the Adjustable Rate Mortgage Loans by aggregate principal balance as of the Cut-off Date, the first Adjustment Date will occur after an initial period of approximately ____ years and approximately ______ years, respectively, from the date of origination thereof (each, a "Delayed First Adjustment Mortgage Loan"). The weighted average month of origination of the _____ year Delayed First Adjustment Mortgage Loans is _________ _____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is _________ _____. On each Adjustment Date, the Mortgage Rate on each Adjustable Rate Mortgage Loan will be adjusted to equal the sum, rounded as provided in the related Mortgage Note, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"); provided, however, that the Mortgage Rate on each Adjustable Rate Mortgage Loan, including each Delayed First Adjustment Mortgage Loan, will generally not increase or decrease by more than a specified periodic adjustment limitation (the "Periodic Rate Cap") on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Adjustable Rate Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the life of such Adjustable Rate Mortgage Loan (the "Minimum Mortgage Rate"). For Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap for the majority of the Adjustable Rate Mortgage Loans is 1.00% per annum, and with respect to substantially all of the Adjustable Rate Mortgage Loans, for Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap will not exceed ____% per annum. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Adjustable Rate Mortgage Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and Gross Margin, calculated as described herein. See "--The Index" herein. None of the Adjustable Rate Mortgage Loans permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

     The Mortgage Loans generally have scheduled monthly payments due (with respect to each Mortgage Loan, a "Due Date") on the first day of the month . Each Mortgage Loan will contain a customary "due-on-sale" clause or will be assumable by a creditworthy purchaser of the related Mortgaged Property.

     Approximately ______% of the Mortgage Loans provide for payment by the mortgagor of a Prepayment Charge in limited circumstances on certain voluntary prepayments in full made within one to five years from the date of origination of such Mortgage Loans. The amount of the Prepayment Charge is as provided in the related Mortgage Note. Prepayment Charge obligations generally expire by their terms after a limited period specified in the related Mortgage Note. The weighted average month of origination of the Mortgage Loans with Prepayment Charges is _________ ____. The holders of the Equity Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and such amount will [not] be available for distribution on the Notes. Under certain instances, as described in the related Servicing Agreement, the related Servicer may waive the payment of any otherwise applicable Prepayment Charge, and accordingly, there can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the Mortgage Loans.

     None of the Mortgage Loans are Buydown Mortgage Loans.

     Approximately ____% of the Mortgage Loans are balloon loans (the "Balloon Loans"). Each Balloon Loan is a Fixed Rate Mortgage Loan that amortizes over ___ months, but the final payment (the "Balloon Payment") on each Balloon Loan is due and payable on the ___th month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on such Balloon Loan for the period prior to the Due Date of such Balloon Payment.

     The average principal balance of the Mortgage Loans at origination was approximately $_______. No Mortgage Loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $_______.

     The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average Mortgage Rate was approximately ______% per annum. The weighted average loan-to-value ratio of the Mortgage Loans at origination was approximately _____%. At origination, no Mortgage Loan will have a loan-to-value ratio greater than approximately _____% or less than approximately ____%.

     The weighted average remaining term to maturity of the Mortgage Loans will be approximately __ years and __ months as of the Cut-off Date. None of the Mortgage Loans will have a first Due Date prior to _______ ______ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the Cut-off Date. The latest maturity date of any Mortgage Loan is __________ ____.

     As of the Cut-off Date, the Adjustable Rate Mortgage Loans had Gross Margins ranging from approximately ____% to approximately ____%, Minimum Mortgage Rates ranging from approximately ____% per annum to approximately _____% per annum and Maximum Mortgage Rates ranging from approximately _____% per annum to approximately _____% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately ______%, the weighted average Minimum Mortgage Rate was approximately _____% per annum and the weighted average Maximum Mortgage Rate was approximately _______% per annum. The latest first Adjustment Date following the Cut-off Date on any Adjustable Rate Mortgage Loan occurs in _______ ____ and the weighted average next Adjustment Date for all of the Mortgage Loans following the Cut-off Date is ------- ----.

     The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION


                                                                   % OF
                              NUMBER   AGGREGATE ORIGINAL   AGGREGATE ORIGINAL
RANGE ($)                    OF LOANS   PRINCIPAL BALANCE    PRINCIPAL BALANCE
---------                    --------  -------------------  ------------------
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
   Total .................

         PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                            AGGREGATE         % OF AGGREGATE
                                        PRINCIPAL BALANCE    PRINCIPAL BALANCE
                              NUMBER    OUTSTANDING AS OF    OUTSTANDING AS OF
RANGE ($)                    OF LOANS   THE CUT-OFF DATE     THE CUT-OFF DATE
---------                    --------   -----------------    -----------------
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
   Total .................

           MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                              AGGREGATE         % OF AGGREGATE
                                          PRINCIPAL BALANCE    PRINCIPAL BALANCE
                               NUMBER     OUTSTANDING AS OF    OUTSTANDING AS OF
MORTGAGE RATE (%)             OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
-----------------             --------   ------------------   -----------------
 ..............................
 ..............................
 ..............................
 ..............................
 ..............................
     Total....................



          MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                              AGGREGATE         % OF AGGREGATE
                                          PRINCIPAL BALANCE   PRINCIPAL BALANCE
    MAXIMUM                     NUMBER    OUTSTANDING AS OF   OUTSTANDING AS OF
MORTGAGE RATE (%)              OF LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
-----------------              --------   ------------------  -----------------
 ..............................
 ..............................
 ..............................
 ..............................
     Total....................



          MINIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                              AGGREGATE        % OF AGGREGATE
                                          PRINCIPAL BALANCE   PRINCIPAL BALANCE
    MINIMUM                     NUMBER    OUTSTANDING AS OF   OUTSTANDING AS OF
MORTGAGE RATE (%)              OF LOANS   THE CUT-OFF DATE    THE CUT-OFF DATE
-----------------              --------  ------------------  -----------------
 ..............................
 ..............................
 ..............................
 ..............................
 ..............................
     Total....................



               GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                              AGGREGATE        % OF AGGREGATE
                                          PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                NUMBER    OUTSTANDING AS OF   OUTSTANDING AS OF
GROSS MARGIN (%)               OF LOANS   THE CUT-OFF DATE    THE CUT-OFF DATE
----------------               --------  ------------------  -----------------
 ..............................
 ..............................
 ..............................
 ..............................
     Total....................

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                             AGGREGATE         % OF AGGREGATE
                                         PRINCIPAL BALANCE    PRINCIPAL BALANCE
                               NUMBER    OUTSTANDING AS OF    OUTSTANDING AS OF
LOAN-TO-VALUE RATIO (%)       OF LOANS   THE CUT-OFF DATE     THE CUT-OFF DATE
-----------------------       --------  ------------------   -----------------
 .............................
 .............................
 .............................
 .............................
     Total...................



               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                              AGGREGATE        % OF AGGREGATE
                                          PRINCIPAL BALANCE   PRINCIPAL BALANCE
                               NUMBER     OUTSTANDING AS OF   OUTSTANDING AS OF
LOCATION                      OF LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------                      --------   ------------------  -----------------
 ..............................
 ..............................
 ..............................
 ..............................
 ..............................
     Total....................



                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

                                              AGGREGATE         % OF AGGREGATE
                                          PRINCIPAL BALANCE    PRINCIPAL BALANCE
                               NUMBER     OUTSTANDING AS OF    OUTSTANDING AS OF
PROPERTY TYPE                 OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
-------------                 --------   ------------------    ----------------
 ..............................
 ..............................
 ..............................
 ..............................
 ..............................
 ..............................
     Total....................



            MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS


                                              AGGREGATE         % OF AGGREGATE
                                          PRINCIPAL BALANCE    PRINCIPAL BALANCE
                               NUMBER     OUTSTANDING AS OF    OUTSTANDING AS OF
OCCUPANCY STATUS              OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
----------------              --------   ------------------    ----------------
 ..............................
 ..............................
     Total....................

      The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.


                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                              AGGREGATE         % OF AGGREGATE
                                          PRINCIPAL BALANCE    PRINCIPAL BALANCE
                               NUMBER     OUTSTANDING AS OF    OUTSTANDING AS OF
LOAN PURPOSE                  OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------                  --------   ------------------    ----------------
 ..............................
 ..............................
 ..............................
     Total....................



                       LOAN PROGRAMS OF THE MORTGAGE LOANS

                                             AGGREGATE         % OF AGGREGATE
                                         PRINCIPAL BALANCE    PRINCIPAL BALANCE
                               NUMBER    OUTSTANDING AS OF    OUTSTANDING AS OF
LOAN PROGRAM                  OF LOANS   THE CUT-OFF DATE     THE CUT-OFF DATE
------------                  --------   -----------------    ----------------
 ..............................
 ..............................
 ..............................
     Total....................

         RISK CATEGORIES OF THE FIXED RATE ______________ MORTGAGE LOANS



                                              AGGREGATE         % OF AGGREGATE
                                          PRINCIPAL BALANCE    PRINCIPAL BALANCE
                               NUMBER     OUTSTANDING AS OF    OUTSTANDING AS OF
RISK CATEGORIES               OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
---------------               --------    -----------------    ----------------
 ..............................
 ..............................
 ..............................
 ..............................
 ..............................
     Total....................



       RISK CATEGORIES OF THE ADJUSTABLE RATE ____________ MORTGAGE LOANS

                                             AGGREGATE         % OF AGGREGATE
                                         PRINCIPAL BALANCE    PRINCIPAL BALANCE
                               NUMBER    OUTSTANDING AS OF    OUTSTANDING AS OF
RISK CATEGORIES               OF LOANS   THE CUT-OFF DATE     THE CUT-OFF DATE
---------------               --------   -----------------    ----------------
 ..............................
 ..............................
 ..............................
 ..............................
 ..............................
 ..............................
     Total....................



               RISK CATEGORIES OF THE ____________ MORTGAGE LOANS

                                             AGGREGATE         % OF AGGREGATE
                                         PRINCIPAL BALANCE    PRINCIPAL BALANCE
                               NUMBER    OUTSTANDING AS OF    OUTSTANDING AS OF
RISK CATEGORIES               OF LOANS   THE CUT-OFF DATE     THE CUT-OFF DATE
---------------               --------   -----------------    ----------------
 ..............................
 ..............................
 ..............................
 ..............................
 ..............................
 ..............................
     Total....................



               RISK CATEGORIES OF THE ____________ MORTGAGE LOANS

                                             AGGREGATE         % OF AGGREGATE
                                         PRINCIPAL BALANCE    PRINCIPAL BALANCE
                               NUMBER    OUTSTANDING AS OF    OUTSTANDING AS OF
RISK CATEGORIES               OF LOANS   THE CUT-OFF DATE     THE CUT-OFF DATE
---------------               --------   -----------------    ----------------
 ..............................
 ..............................
 ..............................
 ..............................
 ..............................
     Total....................

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS

                                              AGGREGATE        % OF AGGREGATE
                                          PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                 NUMBER   OUTSTANDING AS OF   OUTSTANDING AS OF
MONTH OF NEXT ADJUSTMENT DATE   OF LOANS  THE CUT-OFF DATE    THE CUT-OFF DATE
-----------------------------   --------  ------------------  -----------------
 ..............................
 ..............................
 ..............................
 ..............................
Total.........................



THE INDEX

     As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on each Mortgage Loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as of a date as specified in the related Mortgage Note. In the event that the Index becomes unavailable or otherwise unpublished, each Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

     The table below sets forth historical average rates of six-month LIBOR for the months indicated as made available from FNMA, which rates may differ from the rates of the Index, which is six-month LIBOR as published in THE WALL STREET JOURNAL as described above. The table does not purport to be representative of the subsequent rates of the Index which will be used to determine the Mortgage Rate on each Mortgage Loan.



                                              YEAR
                                              ----
MONTH
-----                 -----   -----   -----   -----   -----   -----   -----
















UNDERWRITING STANDARDS; REPRESENTATIONS

     The Mortgage Loans will be acquired by the Depositor on the Closing Date from __________, who will have acquired the Mortgage Loans on the Closing Date from the Seller. The Seller in turn will have acquired the Mortgage Loans on the Closing Date from [Name of Seller]. [Name of Seller], an affiliate of the Depositor, will have acquired the Mortgage Loans directly or indirectly from the Originators.

     The information set forth below with regard to each Originator's underwriting standards has been provided to the Depositor or compiled from information provided to the Depositor by such Originator. With respect to the information regarding each Originator's underwriting standards, none of the Issuer, the other Originators, the Depositor, the Master Servicer, the Seller, ___________, the Owner Trustee, the Indenture Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

[Discussion of each Originator's Underwriting Standards used to originate the Mortgage Loans follows].


REPRESENTATIONS

     The Seller will make representations and warranties as of the Closing Date with respect to the Mortgage Loans, and will be obligated to repurchase any such Mortgage Loan in respect of which a material breach of the representations and warranties it has made has occurred (other than those breaches which have been cured). For a discussion of the representations and warranties made and the repurchase obligation, see "Mortgage Loan Program--Representations by or on behalf of the Seller; Repurchases" in the Prospectus.


ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Notes unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Notes are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.

                               YIELD ON THE NOTES


GENERAL PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the Notes, the aggregate amount of payments on the Notes and the yield to maturity of the Notes will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Seller or the majority holder of the Equity Certificates, as the case may
be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" herein, with respect to approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge. Prepayment Charge obligations generally expire by their terms after a limited period specified in the related Mortgage Note. The weighted average month of origination of the Mortgage Loans with Prepayment Charges is ________
____.

     Prepayments, liquidations and repurchases of the Mortgage Loans will result in payments in respect of principal to the holders of the class or classes of Notes then entitled to receive such payments that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Notes may vary from the anticipated yield will depend upon the degree to which such Notes are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any such Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any such Note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the Mortgage Loans, the greater the effect on the yield to maturity of the Notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of such Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, in the case of the Adjustable Rate Mortgage Loans in the Mortgage Pool, the existence of the applicable Periodic Rate Cap, Maximum Mortgage

Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Notes. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     Because principal payments are paid to certain classes of Notes before other such classes, holders of classes of Notes having a later priority of payment bear a greater risk of losses (because such Notes will represent an increasing percentage of the Trust Estate during the period prior to the commencement of payments of principal thereon) than holders of classes having earlier priorities for payment of principal. As described under "Description of the Notes--Principal Payments on the Notes" herein, prior to the Stepdown Date (as defined herein), all principal payments on the Mortgage Loans will be allocated to the Class A Notes. Thereafter, as further described herein, subject to certain delinquency triggers described herein, all principal payments on the Mortgage Loans will be allocated among all classes of the Notes then outstanding as described under "Description of the Notes--Principal Payments on the Notes" herein.

     In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards; Representations" herein.


SPECIAL YIELD CONSIDERATIONS

     The Note Interest Rate for each class of the Notes adjusts monthly based on One-Month LIBOR as described under "Description of the Notes--Calculation of One-Month LIBOR" herein, subject to the Maximum Note Interest Rate and the Available Interest Rate. However, the Mortgage Rates on the Fixed Rate Mortgage Loans are fixed and will not vary with any index, and the Mortgage Rates on the Adjustable Rate Mortgage Loans adjust semi-annually (after an initial fixed rate period in the case of Delayed First Adjustment Mortgage Loans) based on the Index (which may not move in tandem with One-Month LIBOR), subject to periodic and lifetime limitations as described herein. Investors should note that approximately _____% of the Mortgage Loans are ____ year Delayed First Adjustment Mortgage Loans, approximately ____% of the Mortgage Loans are _____ year Delayed First Adjustment Loans and approximately _____% of the Mortgage Loans are Fixed Rate Mortgage Loans, in each case by aggregate principal balance as of the Cut-off Date. The weighted average month of origination of the two year Delayed First Adjustment Mortgage Loans is _____ ____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is ______ ____. Because of the application of the Maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the Notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the Mortgage Loans during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Notes during the related Interest Accrual Period. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in Interest Carry Forward Amounts with respect to one or more classes of Notes. As a result of the foregoing as well as other factors such as the prepayment behavior of the Mortgage Pool, relative increases in One-Month LIBOR or relative decreases in the weighted average of the Mortgage Rates on the Mortgage Loans (i) could cause the Current Interest Payment Amount generated by the Mortgage Pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the Notes, leading one or more classes of Notes to incur Interest Carry Forward Amounts, or (ii) could cause the Maximum Note Interest Rate to apply to one or more classes of Notes.

     Because the Mortgage Rate for each Adjustable Rate Mortgage Loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the Index and the related Gross Margin, such rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the Adjustable Rate Mortgage Loans after their adjustments.

     As described under "Description of the Notes--Allocation of Losses; Subordination", amounts otherwise distributable to holders of the Subordinate Notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors on such classes of Subordinate Notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of such classes of Subordinate Notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of Subordinate Notes. See "Description of the Notes--Principal Payments on the Notes" herein.


WEIGHTED AVERAGE LIVES

     Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of each class of Notes will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a prepayment rate for the Mortgage Loans of __% CPR. The Constant Prepayment Rate model ("CPR") assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at __% CPR or any other rate.

     The tables following the next paragraph indicate the percentage of the initial Note Balance of the Notes that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of such Notes. The tables are based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of __ Mortgage Loans with the characteristics set forth below, (ii) payments on such Notes are received, in cash, on the 25th day of each month, commencing in ___________, (iii) the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans,
(v) none of the majority holder of the Equity Certificates, the Seller, the Master Servicer, the Servicers or any other person purchases from the Trust Estate any Mortgage Loan or redeems the Notes pursuant to any obligation or option under the Indenture, the Servicing Agreements or any other agreement except as indicated in footnote two in the tables below, and no partial early redemption of the Notes occurs with respect to the ___________ Mortgage Loans,
(vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in ________ ____, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to stated maturity and remaining term to stated maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity, (ix) the Notes are purchased on ________ __, ____, (x) the Index remains constant at _____% per annum and the Mortgage Rate on each Adjustable Rate Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Periodic Rate Cap, (xi) One-Month LIBOR remains constant at _____% per annum, (xii) the monthly payment on each Adjustable Rate Mortgage Loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause
(viii) above and (xiii) the Master Servicing Fee Rate is as set forth in the Assumed Mortgage Loan Characteristics table below and the Master Servicing Fee is payable monthly, the Servicing Fee Rate for each Servicer is equal to ____% per annum and the Servicing Fees are payable monthly, and the Indenture Trustee Fee Rate is equal to ______% per annum and the Indenture Trustee Fee is paid monthly.


                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

 PRINCIPAL                ORIGINAL  REMAINING                                                        MASTER
  BALANCE                 TERM TO    TERM TO     NEXT                MAXIMUM    MINIMUM   PERIODIC  SERVICING  PREPAY
 AS OF THE     MORTGAGE   MATURITY  MATURITY  ADJUSTMENT   GROSS     MORTGAGE   MORTGAGE   RATE     FEE RATE   PENALTY
CUT-OFF DATE    RATE(%)   (MONTHS)  (MONTHS)     DATE     MARGIN(%)   RATE(%)   RATE(%)    CAP(%)     (%)      (YES/NO)
------------   --------   --------  --------  ----------  ---------  --------   --------  --------  ---------  --------










     There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial Note Balance outstanding (and the weighted average lives) of the Notes set forth in the tables. In addition, since the actual Mortgage Loans included in the Mortgage Pool will have characteristics that differ from those assumed in preparing the tables set forth below and since it is not likely the level of the Index or One-Month LIBOR will remain constant as assumed, the Notes may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Notes--Principal Payments on the Notes" herein, the occurrence of the Stepdown Date or a Trigger Event (each as defined herein) will have the effect of accelerating or decelerating the amortization of the Notes, affecting the weighted average lives of the Notes. Based on the foregoing assumptions, the tables indicate the weighted average lives of the Notes and set forth the percentages of the initial Note Balance of such Notes that would be outstanding after each of the Payment Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Note Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

                                     PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE
                                     SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                         CLASS A NOTES               CLASS M-1 NOTES               CLASS M-2 NOTES              CLASS M-3 NOTES
                         -------------               ---------------               ---------------              ---------------
PAYMENT DATE         0%  15%   28%  35%   45%     0%  15%   28%  35%  45%     0%   15%   28%   35%  45%      0%  15%  28%   35%  45%
------------         --  ---   ---  ---   ---     --  ---   ---  ---  ---     --   ---   ---   ---  ---      --  ---  ---   ---  ---
Closing Date........
 ....................
 ....................
 ....................
 ....................

Weighted Average
Life in Years(1)....
Weighted Average
Life in Years(2)....

_____________


(1) The weighted average life of a Note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the Notes.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to redeem the Notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See "The Indenture and Owner Trust
     Agreement--Redemption" herein.

     There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the Notes will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the Notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or Index level assumptions.

     The characteristics of the Mortgage Loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate or that the level of the Index will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the Index is consistent with the expectations of investors.


YIELD SENSITIVITY OF THE SUBORDINATE NOTES

     If on any Payment Date, the Overcollateralized Amount and the Note Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Notes. If on any Payment Date, the Overcollateralized Amount and the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Notes. If on any Payment Date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the Subordinate Notes, such Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of such classes of Notes, after certain distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the Equity Certificates are entitled to any distributions. See "Description of the Notes--Overcollateralization Provisions" herein.

     Investors in the Subordinate Notes should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Notes, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.



                            DESCRIPTION OF THE NOTES


GENERAL

     NAMCO MBN Trust Series ____-__, Mortgage-Backed Notes, Series ____-__ (the "Notes") will consist of ____ classes of notes, designated as (i) the Class A Notes and (ii) the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes (collectively, the "Subordinate Notes"). The Notes will be issued by NAMCO MBN Trust Series ____-__ (the "Issuer") pursuant to an indenture, dated as of ________ __, ____ (the "Indenture"), between the Issuer and the Indenture Trustee. Only the Notes are offered hereby. Trust Certificates, Series ____-__ (the "Equity Certificates") will be issued pursuant to a trust agreement, dated as of ________ __, ____ (the "Owner Trust Agreement"), between the Depositor and the Owner Trustee, and will represent the beneficial ownership interest in the Issuer. The Equity Certificates are not being offered hereby and will be delivered on the Closing Date to the ____________, as partial consideration for the conveyance of the Mortgage Loans by ________________ to the Depositor.

     Distributions on the Offered Notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in _______ ____ (each, a "Distribution Date").

     The Notes represent non-recourse debt obligations of the Issuer secured by a trust estate (the "Trust Estate"), which consists primarily of a segregated pool (the "Mortgage Pool") of conventional, one- to four-family, adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") having an aggregate principal balance as of _________ __, ____ (the "Cut-off Date") of approximately $___________, subject to a permitted variance as described herein under "The Mortgage Pool". Proceeds of the Trust Estate will be the sole source of payments on the Notes. The Issuer is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the Notes.

     The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial Note Balance of approximately $___________, approximately $_________, approximately $_________, and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus [5]%. The Note Interest Rates on the Notes are adjustable, subject to the Maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each Payment Date as described under "--Note Interest Rate" herein. The "Final Maturity Date" of the Notes is the Payment Date occurring in _______ ____.

     The Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess thereof.

     The Notes will initially be represented by one or more global notes registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No person acquiring an interest in any class of the Notes (a "Note Owner") will be entitled to receive a note representing such person's interest, except as set forth below under "--Definitive Notes". Unless and until Definitive Notes are issued under the limited circumstances described herein, all references to actions by Noteholders with respect to the Notes shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments, notices, reports and statements to Noteholders with respect to the Notes shall refer to payments, notices, reports and statements to DTC or CEDE, as the registered holder of the Notes, for payment to Note Owners in accordance with DTC procedures. See "--Registration" and "--Definitive Notes" herein.

     Any Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     All payments to holders of the Notes, other than the final payment on any class of Notes, will be made by or on behalf of the Indenture Trustee to the persons in whose names such Notes are registered at the close of business on each Record Date. The "Record Date" for each Payment Date (i) with respect to the Notes (other than any Definitive Notes) will be the close of business on the business day immediately preceding such Payment Date or (ii) with respect to the Definitive Notes will be the close of business on the last business day of the month preceding the month in which such Payment Date occurs. Such payments will be made either (a) by check mailed to the address of each such Noteholder as it appears in the Note Register or (b) upon written request to the

Indenture Trustee at least five business days prior to the relevant Record Date by any holder of Notes having an aggregate initial Note Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Note Balance of such class of Notes, by wire transfer in immediately available funds to the account of such Noteholder specified in the request. The final payment on any class of Notes will be made in like manner, but only upon presentment and surrender of such Notes at the corporate trust office of the Indenture Trustee or such other location specified in the notice to Noteholders of such final payment.


REGISTRATION

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entries, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers (including [Name of Underwriter]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Note Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Notes may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all payments of principal of and interest on the Notes from the Indenture Trustee through DTC and DTC Participants. The Indenture Trustee will forward payments to DTC in same day funds and DTC will forward such payments to Participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing such payments to Indirect Participants or to Note Owners. Unless and until Definitive Notes are issued, it is anticipated that the only holder of the Notes will be CEDE, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes among Participants and to receive and transmit payments of principal of, and interest on, the Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Definitive Notes, the Rules provide a mechanism by which Note Owners through their Participants and Indirect Participants will receive payments and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and on behalf of certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the absence of physical notes for the Notes. In addition, under a book-entry format, Note Owners may experience delays in their receipt of payments since payment will be made by the Indenture Trustee to CEDE, as nominee for DTC.

     Under the Rules, DTC will take action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose DTC account the Notes are credited. Cedel or the Euroclear Operator (as defined herein), as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant (as defined herein) or Euroclear Participant (as defined herein) only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary (as defined herein) to effect such actions on its behalf through DTC. Additionally, under the Rules, DTC will take such actions with respect to specified Voting Rights only at the direction of and on behalf of Participants whose holdings of Notes evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that Participants whose holdings of Notes evidence such Voting Rights, authorize divergent action.

     DTC management is aware that some computer applications, systems and similar items for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed its Participants and other members of the financial community (collectively, the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     The Issuer, the Originators, the Depositor, the Master Servicer, the Seller, ________, the Owner Trustee, the Indenture Trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


DEFINITIVE NOTES

     Definitive Notes will be issued to Note Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Notes and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (as defined herein), Note Owners representing in the aggregate not less than 51% of the Voting Rights of the Notes advise the Indenture Trustee and DTC through Participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Note Owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Note Owners through Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive notes representing the Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes issued in the respective principal amounts owned by individual Note Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as

Noteholders under the Indenture. Such Definitive Notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a
Note in an amount less than $10,000 immediately prior to the issuance of a Definitive Note shall be issued in a minimum denomination equal to the amount represented by such Note.


BOOK-ENTRY FACILITIES

     Note Owners may elect to hold their interests in the Notes through DTC in the United States or through Cedel or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Notes of each class will be issued in one or more notes which equal the aggregate Note Balance of such class and will initially be registered in the name of Cede, the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex I hereto.


NOTE INTEREST RATES

     The Note Interest Rate on the Class A Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) _____% per annum (the "Maximum
Note Interest Rate").

     The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) the Maximum Note Interest Rate.

     The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) the Maximum Note Interest Rate.

     The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) the Maximum Note Interest Rate.

     See "--Calculation of One-Month LIBOR" herein.

     With respect to any class of Notes and any Payment Date, the lesser of the rate described for such class in clause (i) above and the Maximum Note Interest Rate is referred to herein as the "Note Accrual Rate" or such class and such Payment Date. The "Available Interest Rate" for any Payment Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) the Current Interest Payment Amount for such Payment Date, and the denominator of which is (ii) the aggregate Note Balance of the Notes immediately prior to such Payment Date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

     The Note Interest Rate and the Note Accrual Rate for the Notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the Indenture Trustee at __________.


INTEREST PAYMENTS ON THE NOTES

     To the extent of the Current Interest Payment Amount, in the priorities set forth below, the holders of each class of Notes will be entitled to receive on each Payment Date interest payments in an amount equal to the Interest Payment Amount for such class. On each Payment Date, the Current Interest Payment Amount will be distributed in the following order of priority:

     FIRST, to the holders of the Class A Notes, the Interest Payment Amount for such Notes;

     SECOND, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for such Notes;

     THIRD, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for such Notes; and

     FOURTH, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for such Notes.

     The "Current Interest Payment Amount" for any Payment Date is an amount equal to interest collections or advances on the Mortgage Loans during the related Due Period (net of the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee).

     The "Interest Payment Amount" for the Notes of any class on any Payment Date is equal to interest accrued during the related Interest Accrual Period on the Note Balance of such Notes immediately prior to such Payment Date at the then-applicable Note Interest Rate for such class.

     With respect to any Payment Date, to the extent that the aggregate of the Interest Payment Amounts for the Notes is limited by the Current Interest Payment Amount for the related Due Period, the holders of certain classes of Notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for such classes and such Payment Date. With respect to any class of Notes and any Payment Date, any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on such class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on such class at the Available Interest Rate, together with any such shortfall in payment of interest remaining unpaid from previous Payment Dates plus interest accrued thereon at the related Note Accrual Rate, is referred to as an "Interest Carry Forward Amount". The Interest Carry Forward Amount, if any, for any class of the Notes for any Payment Date is payable to the extent of available funds remaining after certain other payments on the Notes on such Payment Date, but before any payments on the Equity Certificates on such Payment Date. See "--Overcollateralization Provisions" herein.

     The "Interest Accrual Period" for any Payment Date is the period commencing on the Payment Date of the month immediately preceding the month in which such Payment Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding such Payment Date. All payments of interest on the Notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

     The Note Balance of a Note outstanding at any time represents the then maximum amount that the holder thereof is entitled to receive as payments allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Estate. The "Note Balance" of any class of Notes as of any date of determination is equal to the initial Note Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Note and (b) any reductions in the Note Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein.


CALCULATION OF ONE-MONTH LIBOR

     With respect to each Interest Accrual Period, on the second business day preceding such Interest Accrual Period, (each such date, an "Interest Determination Date"), the Indenture Trustee will determine One-Month LIBOR for the next Interest Accrual Period. "One Month LIBOR" means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

     As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Indenture Trustee and (iii) not controlling, controlled by, or under common control with, the Depositor or the Issuer; and "Reserve Interest Rate" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.


PRINCIPAL PAYMENTS ON THE NOTES

     On each Payment Date, the Principal Payment Amount will be distributed to the holders of the Notes then entitled to payments of principal. The "Principal Payment Amount" for any Payment Date, other than the Final Maturity Date and the Payment Date immediately following the acceleration of the Notes due to an Event of Default, will be the lesser of:

         (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the Notes; and

         (b)  THE SUM OF:

                  (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

                  (ii) the principal portion of all proceeds received during the related Prepayment Period in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as contemplated in the Servicing Agreements;

                  (iii) the principal portion of all other unscheduled
              collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans;

                  (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any Mortgage Loans in the calendar month preceding such Payment Date to the extent covered by Net Monthly Excess Cashflow (as defined herein) for such Payment Date; and

                  (v) the amount of any Overcollateralization Increase Amount
              (as defined herein) for such Payment Date;

              MINUS

                  (vi) the amount of any Overcollateralization Reduction Amount
              (as defined herein) for such Payment Date.

The "Principal Payment Amount" for the Final Maturity Date or the Payment Date immediately following the acceleration of the Notes due to an Event of Default will equal the amount necessary to reduce the Note Balance of any Notes outstanding to zero. In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then-outstanding aggregate Note Balance of the Notes. The Principal Payment Amount for the first Payment Date will include approximately $_________ collected by the Servicers in respect of prepayments on the Mortgage Loans during the _________ ____ Prepayment Period.

     On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed: first, to the Class A Notes, until the Note Balance thereof has been reduced to zero; second, to the Class M-1 Notes, until the Note Balance thereof has been reduced to zero; third, to the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and fourth, to the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

     On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

     FIRST, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance thereof has been reduced to zero;

     SECOND, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the amount distributed to the holders of the Class A Notes pursuant to clause FIRST above and (y) the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance thereof has been reduced to zero;

     THIRD, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause FIRST above and to the holders of the Class M-1 Notes pursuant to clause SECOND above and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and

     FOURTH, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause FIRST above, to the holders of the Class M-1 Notes pursuant to clause SECOND above and to the holders of the Class M-2 Notes pursuant to clause THIRD above and (y) the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

On the Final Maturity Date or the Payment Date immediately following the acceleration of the Notes due to any Event of Default principal will be payable on each class of Notes in an amount equal to the Note Balance thereof on such Payment Date. On the Final Maturity Date or the Payment Date immediately following the acceleration of the Notes due to any Event of Default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of Notes in the priorities set forth in the Indenture. There can be no assurance, however, that sufficient funds will be available on any such date to retire the Note Balances and pay such other amounts.

     The allocation of payments in respect of principal to the Class A Notes on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Notes and the Overcollateralized Amount.

Increasing the respective percentage interest in the Trust Estate of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

     The "Available Payment Amount" for any Payment Date is equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, the Servicers, the Indenture Trustee or the Owner Trustee, of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all P&I Advances with respect to the Mortgage Loans received for such Payment Date. The holders of the Equity Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans and such amounts will not be available for distribution on the Notes.

     The "Class A Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the Note Balance of the Class A Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $_________.

     The "Class M-1 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date) and (ii) the Note Balance of the Class M-1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of
(i) _____% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $_________.

     The "Class M-2 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date) and (iii) the Note Balance of the Class M-2 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $__________.

     The "Class M-3 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on such date) and (iv) the Note Balance of the Class M-3 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $__________.

     The "Stepdown Date" for any Payment Date is the later to occur of (x) the Payment Date occurring in ____________ and (y) the first Payment Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans, but prior to any payment of the Principal

Payment Amount to the Notes then entitled to payments of principal on such Payment Date) is greater than or equal to _____%.

     With respect to any Payment Date, a "Trigger Event" is in effect if the percentage obtained by dividing (x) the principal amount of Mortgage Loans delinquent 60 days or more by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds the lesser of (i) _____% of the Credit Enhancement Percentage and (ii) ______%.

     The "Credit Enhancement Percentage" for any Payment Date is the percentage obtained by dividing (x) the sum of the Overcollateralized Amount and the aggregate Note Balance of the Subordinate Notes by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account payments of principal on the Mortgage Loans and payment of the Principal Payment Amount to the Notes on such Payment Date.


CREDIT ENHANCEMENT

     The Credit Enhancement provided for the benefit of the holders of the Notes consists of subordination, as described below, and overcollateralization, as described under "--Overcollateralization Provisions" herein.

     The rights of the holders of the Subordinate Notes and the Equity Certificates to receive payments will be subordinated, to the extent described herein, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford such holders protection against Realized Losses.

     The protection afforded to the holders of the Class A Notes by means of the subordination of the Subordinate Notes and the Equity Certificates will be accomplished by (i) the preferential right of the holders of the Class
A
Notes to receive on any Payment Date, prior to payment on the Subordinate Notes and the Equity Certificates, payments in respect of interest and principal, subject to available funds, and (ii) if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Subordinate Notes and the Equity Certificates.

     In addition, the rights of the holders of Subordinate Notes with lower numerical class designations will be senior to the rights of holders of Subordinate Notes with higher numerical class designations, and the rights of the holders of all of the Subordinate Notes to receive payments in respect of the Mortgage Loans will be senior to the rights of the holders of the Equity Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of Subordinate Notes with lower numerical class designations relative to the holders of Subordinate Notes with higher numerical class designations (and by the holders of all of the Subordinate Notes relative to the holders of the Equity Certificates) of the full amount of interest and principal to which they are entitled and to afford such holders protection against Realized Losses, as described under "--Allocation of Realized Losses" herein.


OVERCOLLATERALIZATION PROVISIONS

     The weighted average Mortgage Rate for the Mortgage Loans (adjusted to reflect the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee payable from interest received or advanced on the Mortgage Loans) is generally expected to be higher than the weighted average of the Note Interest Rates on the Notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the Notes. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be applied on such Payment Date as an accelerated payment of principal on class or classes of Notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described.

The "Net Monthly Excess Cashflow" for any Payment Date is equal to the sum of
(a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Payment Amount for such Payment Date over (y) the sum for such Payment Date of the aggregate of the Interest Payment Amounts payable to the holders of the Notes and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

     With respect to any Payment Date, any Net Monthly Excess Cashflow (or, in the case of clause FIRST below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

     FIRST, to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Mortgage Loans;

     SECOND, to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

     THIRD, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

     FOURTH, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

     FIFTH, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for such Notes;

     SIXTH, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

     SEVENTH, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for such Notes;

     EIGHTH, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

     NINTH, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for such Notes; and

     TENTH, to the holders of the Equity Certificates as provided in the Indenture.

     With respect to any Payment Date, the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans immediately following such Payment Date over (b) the Note Balance of the Notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on such Payment Date, is the "Overcollateralized Amount" for the Notes as of such Payment Date. As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate Note Balance of the Notes by an amount equal to approximately $_________. Such amount represents approximately ____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the Indenture. Under the Indenture, the Overcollateralized Amount is required to be maintained at the "Required Overcollateralized Amount". In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since such Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Note Balance of the Notes.

In such event, the Indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to any such overcollateralization deficiency, which shall constitute a principal payment on the Notes in reduction of the Note Balances thereof. This has the effect of accelerating the amortization of the Notes relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralized Amount. With respect to the Notes and any Payment Date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of such Payment Date is the "Overcollateralization Increase Amount".

     On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease ("step down") below the initial $_________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the Mortgage Loans (after giving effect to principal payments to be distributed on such Payment Date), subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any Payment Date, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the Notes on such Payment Date shall be distributed to the holders of the Equity Certificates, subject to the priorities set forth above. With respect to each such Payment Date, the Principal Payment Amount will be reduced by the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount (the "Overcollateralization Reduction Amount") after taking into account all other payments to be made on such Payment Date, which amount shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Notes relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralized Amount. However, if on any Payment Date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on such Payment Date.


ALLOCATION OF LOSSES; SUBORDINATION

     With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property (if acquired by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicers for P&I Advances, servicing advances and Servicing Fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Bankruptcy Losses are referred to herein as "Realized Losses".

     Any Realized Loss on the Mortgage Loans will be allocated on any Payment Date, first, to Net Monthly Excess Cashflow, second, to the Overcollateralized Amount, third, to the Class M-3 Notes, fourth, to the Class M-2 Notes, and fifth, to the Class M-1 Notes. With respect to any class of Subordinate Notes and any Payment Date, the sum of (i) any such Realized Loss allocated to such class of Subordinate Notes on such Payment Date and (ii) any Allocated Realized Loss Amount for such class remaining unpaid from previous Payment Dates plus accrued interest thereon at the Note Accrual Rate for such class is referred to as an "Allocated Realized Loss Amount". The Indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the such Notes, under certain loss scenarios there will not be enough principal and interest collected on the Mortgage Loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

     Once Realized Losses have been allocated to the Subordinate Notes, such Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of such classes of Notes, after certain distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the Equity Certificates are entitled to any distributions.

     Any allocation of a Realized Loss to a Note will be made by reducing the Note Balance thereof by the amount so allocated on the Payment Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Note Balance of any Note be reduced more than once in respect of any particular amount both (i) allocable to such Notes in respect of Realized Losses and (ii) payable as principal to the holder of such Notes from Net Monthly Excess Cashflow.

     A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.


P&I ADVANCES

     Subject to the following limitations, each Servicer will be obligated to advance or cause to be advanced on or before each Payment Date its own funds, or funds in the Certificate Account that are not included in the Available Payment Amount for such Payment Date, in an amount equal to the aggregate of all payments of principal and interest, net of the related Servicing Fee, that were due during the related Due Period on the Mortgage Loans serviced by such Servicer and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "P&I Advance").

     P&I Advances are required to be made only to the extent they are deemed by the related Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such P&I Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. The Servicers will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

     All P&I Advances will be reimbursable to the related Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the related Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the related Servicer out of any funds in the Certificate Account prior to the payments on the Notes. In the event that any Servicer fails in its obligation to make any required advance, the Master Servicer will be obligated to make such advance, and in the event that the Master Servicer fails in its obligation to make such advance, the Indenture Trustee will be obligated to make such advance, in each such case to the extent required in the related Servicing Agreement.



                                   THE ISSUER


     NAMCO MBN Trust Series ____-__ is a business trust formed under the laws of the State of Delaware pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the Depositor and the Owner Trustee for the transactions described in this Prospectus Supplement. The Owner Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the

Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the proceeds therefrom, (ii) issuing the Notes and the Equity Certificates, (iii) making payments on the Notes and the Equity Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Issuer is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the Notes. The assets of the Issuer will consist of the Mortgage Loans pledged to secure the Notes. The Issuer's principal offices are in __________, ________, in care of ________________, as
Owner Trustee.



                                   THE SELLER


     __________________ (the "Seller"), in its capacity as mortgage loan seller, will sell the Mortgage Loans to the ___________ pursuant to a Mortgage Loan Purchase Agreement, dated as of _________ __, ____, between the Seller and
__________.



                                THE OWNER TRUSTEE


     _________________ is the Owner Trustee under the Owner Trust Agreement. The Owner Trustee is a _________ banking corporation and its principal offices are located in _____________.

     Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Noteholders under the Owner Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Owner Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Owner Trust Agreement.

     The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Owner Trust Agreement will have been paid by or on behalf of the Issuer on or prior to the Closing Date.


                              THE INDENTURE TRUSTEE


     ____________________, a ____________ banking association, will act as
Indenture Trustee for the Notes pursuant to the Indenture. The Indenture Trustee's offices for notices under the Indenture are located at ______________________________ and its telephone number is ______________.

     The principal compensation to be paid to the Indenture Trustee in respect of its obligations under the Indenture (the "Indenture Trustee Fee") will be equal to (i) accrued interest at ________% per annum (the "Indenture Trustee Fee Rate") on the Scheduled Principal Balance of each Mortgage Loan, payable monthly, and (ii) any interest or other income earned on funds held in the Certificate Account (to the extent not payable as compensation to the related Servicer) as provided in the Indenture. The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by
(x) the
principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

     The Indenture will provide that the Indenture Trustee may withdraw funds from the Certificate Account (i) to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and (ii) to reimburse the Owner Trustee for all reasonable out-of pocket expenses incurred or made by the Owner Trustee for all services rendered by the Owner Trustee it in the Owner Trustee's execution of the trust created under the Owner Trust Agreement and in the exercise and performance of any of the Owner Trustee's powers and duties under the Owner Trust Agreement. Under the Indenture, the Issuer (from the assets of the Trust Estate) shall indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by the Indenture Trustee in connection with the administration of the Trust Estate and the performance of the Indenture Trustee's duties hereunder. The Issuer is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.



                            THE SERVICING AGREEMENTS


     The following summary describes certain terms of the Servicing Agreements, dated as of __________ __, ____ (the "Servicing Agreements"), among the Issuer, the Indenture Trustee, the Master Servicer and the related Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreements. Whenever particular sections or defined terms of the Servicing Agreements are referred to, such sections or defined terms are thereby incorporated herein by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Servicing Agreements. Requests should be addressed to the Secretary, NAMCO Securities Corp., NAMCO Securities Corp., 6200 Courtney Campbell Causeway, Suite 300, Tampa, Florida 33607.


ORIGINATORS AND SERVICERS

[ORIGINATOR]

     The information set forth in the following paragraphs has been provided by _______________. None of the Issuer, the other Originators, the Depositor, the Master Servicer, the Seller, _________, the Owner Trustee, the Indenture Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information. The following table summarizes ____________'s one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by __________ from other loan originators.


                                                                                      SIX-MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                       JUNE 30,
                            1994       1995               1996            1997               1998
                                                  (Dollars in Thousands)
Originations.........

Sales................

     The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family and multifamily) loans serviced by ___________ that were originated or purchased by ___________:



                                                                                       AT
                                                                                      JUNE
                                                      AT DECEMBER 31,                  30,
                                        1994         1995         1996      1997      1998
                                                 (Dollars in Thousands)
Total Outstanding Principal
  Balance...........................
Number of Loans.....................
DELINQUENCY
Period of Delinquency:
31-60 Days
    Principal Balance...............
    Number of Loans.................
    Delinquency as a Percentage
    of Total Outstanding Principal
      Balance.......................
    Delinquency as a Percentage
      of Number of Loans............
61-90 Days
    Principal Balance...............
    Number of Loans.................
    Delinquency as a Percentage
      of Total Outstanding
      Principal Balance.............
    Delinquency as a Percentage
      of Number of Loans............
91 Days or More
    Principal Balance...............
    Number of Loans.................
    Delinquency as a Percentage
      of Total Outstanding
      Principal Balance.............
    Delinquency as a Percentage
      of Number of Loans............
Total Delinquencies:
    Principal Balance...............
    Number of Loans.................
    Delinquency as a Percentage
      of Total Outstanding
      Principal Balance.............
    Delinquency as a Percentage
      of Number of Loans............
FORECLOSURES PENDING(1)
    Principal Balance...............
    Number of Loans.................
    Foreclosures Pending as a
      Percentage of Total
      Outstanding Principal
      Balance.......................
    Foreclosures Pending as
    a Percentage of Number of
    Loans...........................
NET LOAN LOSSES for the
  Period(2).........................
NET LOAN LOSSES as a
  Percentage of Total Outstanding
  Principal Balance.................

_______________

(1) Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of residential loans serviced by ________ have been conveyed to REMIC trust funds.



[ORIGINATOR]

     The information set forth in the following paragraphs has been provided by ______________. None of the Issuer, the other Originators, the Depositor, the Master Servicer, the Seller, _________, the Owner Trustee, the Indenture Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information. Pursuant to the related Servicing Agreement, ____________ will serve as servicer for the Mortgage Loans sold indirectly by it to the Depositor (in such capacity, with respect to such Mortgage Loans, the "Servicer"). Notwithstanding the foregoing, the Master Servicer and ___________ have advised the Depositor that with respect to a portion of the Mortgage Loans initially to be serviced by _____________, the servicing thereof is expected to be transferred to the Master Servicer, whereupon the Master Servicer will act in the capacity as "Servicer" under the applicable Servicing Agreement to the extent of such Mortgage Loans. Such portion of the Mortgage Loans that is expected to be subject to such servicing transfer represents approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date.

     The table below sets forth the overall delinquency experience on residential one-to-four-family mortgage loans for non-conforming credits which are currently serviced by ____________. No mortgage loan is considered delinquent for purposes of the table until a payment is 30 days past due on a contractual basis. It should be noted that ______________ commenced its servicing activities for these types of non-conforming mortgage loans in ____ and that its portfolio consists of mortgage loans that were originated during the periods from ____ to ______ in accordance with the underwriting standards it had established or other underwriting guidelines that it determined were substantially similar. The information in the table below is not intended to indicate or predict the expected delinquency experience on past, current or future pools of mortgage loans for which __________ _ is the primary servicer.

                NON-CONFORMING MORTGAGE LOAN PORTFOLIO EXPERIENCE

                                                       Year Ended December 31,      Six Months Ended
                                                    ----------------------------    ----------------
                                                     1995       1996       1997       June 30, 1998
                                                     ----       ----       ----       -------------
Total principal balance (at period end).........
Average portfolio principal balance(1)..........
DELINQUENCIES (at period end)(2) 30-59 Days:
  Principal balance.............................
  Percent(3)....................................
60-89 Days:
  Principal balance.............................
  Percent(3)....................................
90 Days or More:
  Principal balance.............................
  Percent(3)....................................
Total Delinquencies:
  Principal balance.............................
  Percent(3)....................................
FORECLOSURES
  Principal balance.............................
  Percent(3)....................................
REO (at period end).............................
Net gains/(losses) on liquidated loans..........
Percentage of net gains/(losses) on
  liquidated loans (based on average
  portfolio principal balance)..................


(1) Calculated by summing the actual outstanding principal balances at the end of each month and dividing the total by the number of months in the applicable period.
(2)  Delinquency information does not include loans in foreclosure or REO.
(3) Percentages are expressed based upon the total outstanding principal balance at the end of the indicated period.
(4)  Annualized.

     It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the mortgage portfolios set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the indicated mortgage servicing portfolios only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. The mortgage servicing portfolios set forth above include mortgage loans that were originated using a variety of different underwriting procedures and standards which may have been more selective. They include mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans comprising the Mortgage Pool. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by ______________. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to each Servicer in respect of its servicing activities for the Notes will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each Mortgage Loan serviced by it for each calendar month on the same principal balance on which interest on such Mortgage Loan accrues for such calendar month (the "Servicing Fee"). As additional servicing compensation, each Servicer is entitled to retain all assumption fees and late payment charges in respect of Mortgage Loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account (to the extent not payable as compensation to the Indenture Trustee) and any escrow accounts in respect of Mortgage Loans serviced by it.

     When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. Each Servicer is obligated to pay from its own funds ("Compensating Interest") only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the Mortgage Loans serviced by it ("Prepayment Interest Shortfall"), but only to the extent of its aggregate Servicing Fee for the related Due Period. Each Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool in respect of Mortgage Loans serviced by it and incurred by such Servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement therefor as provided in such Servicing Agreement. With respect to the Mortgage Loans serviced by _________, _________ will also be entitled to reimbursement of servicing advances and principal and interest advances made by it as servicer of such Mortgage Loans prior to the Cut-off Date. See "Description of the Securities--Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Servicers.



SALE OF DEFAULTED MORTGAGE LOANS

     If consent to the operation of the provisions described below shall have been given by the related Servicer (unless the Directing Holder, as defined below, is the Seller or an affiliate thereof, in which case such consent shall not be required), then with respect to any Mortgage Loan that is delinquent in excess of the number of days provided in the related Servicing Agreement, (i) the holder of a majority in Percentage Interest of the Equity Certificates (the "Directing Holder") may direct the related Servicer to commence foreclosure and
(ii) prior to commencement of foreclosure of any Mortgage Loan, such Servicer will notify the Directing Holder of such proposed foreclosure in order to permit the Directing Holder the right to instruct such Servicer to delay the proposed foreclosure. In the case of the exercise by the Directing Holder of the right to direct the related Servicer pursuant to either clause (i) or clause (ii) above, the Directing Holder will provide to such Servicer an appraisal of the related Mortgaged Property (the "Loan Appraisal"). Within two business days of instructing the related Servicer to commence or delay foreclosure, the Directing Holder will deposit in a segregated account maintained with the related Servicer (the related "Collateral Account") for the benefit of the Noteholders an amount equal to ___% of the Valuation (as defined below) of the related Mortgage Loan plus three months' interest at the related Mortgage Rate. While foreclosure is delayed pursuant to the direction of the Directing Holder, the Directing Holder may direct the related Servicer to proceed with foreclosure at anytime.

     With respect to any election by the Directing Holder to delay foreclosure, the "Valuation" of any Mortgage Loan shall be the greater of the outstanding principal balance thereof and the fair market value thereof as provided in the related Loan Appraisal. With respect to any election by the Directing Holder to commence foreclosure, the "Valuation" of any Mortgage Loan shall equal the outstanding principal balance thereof.

     Upon the liquidation of the related Mortgage Loan or the disposition of the related Mortgaged Property in accordance with the requirements set forth in the related Servicing Agreement, the related Servicer will calculate the amount, if any, by which the Valuation exceeds the actual sales price obtained for the related Mortgage Loan or the Mortgaged Property, as the case may be, and the related Servicer will withdraw the amount of such excess from the Collateral Account and deposit such amount into the related Certificate Account. If the amount realized pursuant to the above-described procedures exceeds the Valuation, the related Servicer will deposit immediately upon realization from such proceeds such excess into the Certificate Account. The related Servicer shall apply all such amounts as additional liquidation proceeds pursuant to the related Servicing Agreement. If any election to delay foreclosure is to be extended for a period in excess of three months from the Directing Holder's direction to the related Servicer to delay foreclosure, the Directing Holder will be required to deposit in the Collateral Account in advance the amount of each additional month's interest at the related Mortgage Rate. If the above-described procedures do not result in the Mortgage Loan being brought current within six months of the Directing Holder's direction to the related Servicer to delay foreclosure, the Directing Holder will be required to either (i) purchase the Mortgage Loan for a purchase price equal to the fair market value thereof as shown on the Loan Appraisal or (ii) allow the related Servicer to proceed with the commencement of foreclosure. Should the Directing Holder elect to purchase the Mortgage Loan, the related Servicer will first apply funds on deposit in the related Collateral Account towards such purchase price; any shortage will be paid by the Directing Holder and any excess will be returned to it.

     With respect to any Mortgage Loan as to which the Directing Holder has directed the related Servicer to commence foreclosure or to delay foreclosure, such Servicer may withdraw from the Collateral Account from time to time amounts necessary to reimburse such Servicer for all P&I Advances and servicing advances in accordance with the related Servicing Agreement. In the event that the related Mortgage Loan is brought current, the amounts so withdrawn from the Collateral Account by the related Servicer as reimbursement for P&I Advances or servicing advances shall be redeposited therein by the related Servicer and such Servicer shall be reimbursed as provided in the related Servicing Agreement. Following foreclosure, liquidation, disposition or the bringing current of the related Mortgage Loan, as applicable, all amounts remaining in the Collateral Account will be released to the Directing Holder. In the event that amounts on deposit in the Collateral Account are insufficient to cover the withdrawals that the related Servicer is entitled to make for P&I Advances, servicing advances or for deposit into the Certificate Account, the Directing Holder will be obligated to pay such amounts to the related Servicer for deposit into the Collateral Account. The Directing Holder may direct that amounts on deposit in the Collateral Account be invested in Permitted Investments. Interest or other income earned on funds in the Collateral Account will be paid to the Directing Holder and the amount of any loss on such funds will be immediately deposited into the Collateral Account by the Directing Holder when realized. The Directing Holder will grant to the related Servicer for the benefit of the Noteholders a security interest in the Collateral Account, all amounts deposited therein or invested in Permitted Investments, and all proceeds of the foregoing.

     Notwithstanding the foregoing, the provisions described above shall not be operative in the case of the Mortgage Loans serviced by ___________.



SERVICER EVENTS OF DEFAULT

     In addition to those Events of Default (as defined in the Prospectus) pertaining to the servicing of the Mortgage Loans and described under "Description of the Securities--Events of Default" in the Prospectus, upon the occurrence of certain loss triggers with respect to the Mortgage Loans, the Servicer may be removed as servicer of the Mortgage Loans serviced by it in accordance with the terms of the related Servicing Agreement. If any Servicer is removed in connection with an Event of Default applicable to such Servicer under the terms of the related Servicing Agreement, the Master Servicer will become the successor Servicer of the Mortgage Loans serviced by such terminated Servicer.



THE MASTER SERVICER

     _____________ (the "Master Servicer") is the Master Servicer under each of the Servicing Agreements. The Master Servicer is a ____________ corporation. The Master Servicer's principal offices are located in ___________.

     The principal compensation to be paid to the Master Servicer in respect of its obligations under the Servicing Agreements (the "Master Servicing Fee") will be equal to accrued interest at the Master Servicing Fee Rate on the Scheduled Principal Balance of each Mortgage Loan, payable monthly. The "Master Servicing Fee Rate" is equal to (i) ____% per annum in the case of each ____-____ Mortgage Loan and (ii) ____% per annum in the case of each other Mortgage Loan.



                     THE INDENTURE AND OWNER TRUST AGREEMENT


     The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Owner Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Owner Trust Agreement. Requests should be addressed to the Secretary, NAMCO Securities Corp., NAMCO Securities Corp., 6200 Courtney Campbell Causeway, Suite 300, Tampa, Florida 33607.


GENERAL

     The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture and the Owner Trust Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Notes. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Estate, the terms and conditions of the Indenture and the Owner Trust Agreement and the Notes. The Notes will be transferable and exchangeable at the corporate trust offices of the Indenture Trustee, located in _______________.


ASSIGNMENT OF MORTGAGE LOANS

     On or prior to the date the Notes are issued, the Seller will convey each Mortgage Loan to __________, who in turn will convey each such Mortgage Loan to the Depositor, who in turn will convey each Mortgage Loan to the Issuer.

     At the time of issuance of the Notes, the Issuer will pledge all of its right, title and interest in and to the Mortgage Loans, including all principal and interest due on each such Mortgage Loan after the Cut-off Dates, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on such Mortgage Loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date. The Indenture Trustee, concurrently with such assignment, will authenticate and deliver the Notes at the direction of the Issuer in exchange for, among other things, the Mortgage Loans.

     The Indenture will require the Issuer to deliver to the Indenture Trustee or to a custodian with respect to each Mortgage Loan (i) the mortgage note endorsed without recourse to the Indenture Trustee, (ii) the original mortgage with evidence of recording indicated thereon and (iii) an assignment of the mortgage in recordable form to the Indenture Trustee. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Seller, at the expense of the Seller, in the appropriate offices for real property records.


EVENTS OF DEFAULT

     Notwithstanding the Prospectus, an "Event of Default" under the Indenture with respect to the Notes is as follows: (a) the failure of the Issuer to pay the Interest Payment Amount, the Principal Payment Amount or any

Overcollateralization Increase Amount on any Payment Date, in each case to the extent that funds are available on such Payment Date to make such payments, which continues unremedied for a period of five days; (b) the failure by the Issuer on the Final Maturity Date to reduce the Note Balances of any Notes then outstanding to zero; (c) a default in the observance or performance of any covenant or agreement of the Issuer in the Indenture and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the Notes; (d) any representation or warranty made by the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in any material respect as of the time made, and the circumstance in respect of which such representation or warranty being incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the Notes; or (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

     Notwithstanding, the Prospectus, if an Event of Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the Voting Rights may declare the Note Balance of all the Notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding Voting Rights.

     If following an Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding Voting Rights consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding Notes at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding Voting Rights.

     In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     In the event the principal of the Notes is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     No Noteholder will have any right under the Indenture to institute any proceeding with respect to such Indenture unless (a) such holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of Notes of any class evidencing not less than 25% of the aggregate outstanding Note Balance constituting such class (i) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the holders of a majority of the Note Balance of such class. However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes covered by such Indenture, unless such holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.



VOTING RIGHTS

     At all times, 100% of all Voting Rights will be allocated among the holders of the Class A Notes (or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation) in proportion to the then outstanding Note Balances of their respective Notes.



OPTIONAL REDEMPTION

     The circumstances under which the obligations created by the Indenture will terminate in respect of the Notes are described in "Description of the Securities--Termination" in the Prospectus.

     At its option, the majority holder of the Equity Certificates may redeem the Notes, in whole but not in part, on any Payment Date on or after the Payment Date on which the aggregate Note Balance is reduced to less than 20% of the aggregate initial Note Balance. Any such redemption will be paid in cash at a price equal to the sum of (w) 100% of the aggregate Note Balance then outstanding, (x) the aggregate of any Allocated Realized Loss Amounts on the Notes remaining unpaid immediately prior to such Payment Date, (y) the aggregate of the Interest Payment Amounts on the Notes for such Payment Date and (z) the aggregate of any Interest Carry Forward Amounts for such Payment Date. Upon any such redemption, the remaining assets in the Trust Estate shall be released from the lien of the Indenture.

     In addition, with respect to the ____-___ Mortgage Loans, the majority holder of the Equity Certificates may at its option obtain the release of such portion of the Mortgage Pool (together with any properties acquired in respect thereof) remaining in the Trust Estate from the lien of the Indenture, and in connection therewith effect a partial redemption of the Notes, on any Payment Date on or after the Payment Date following the Due Period in which the aggregate principal balance of the ____-___ Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Estate is reduced to less than $_____________. The ____-___ Mortgage Loans have an aggregate principal balance of approximately $__________ as of the Cut-off Date. Any such redemption shall be paid in cash at a price generally equal to the sum of (x) 100% of the then-outstanding principal balance of each such Mortgage Loan plus accrued interest thereon at their respective Mortgage Rates through the last day of the calendar month preceding the month in which such redemption occurs, (y) the then fair market value of each such property and (z) the amount of any servicing advances reimbursable to the related Servicer in respect of such Mortgage Loans. For purposes of payments on the Notes and Equity Certificates on the Payment Date of such redemption, such redemption price shall be applied by the Indenture Trustee as a final liquidation of each of such Mortgage Loans and properties. The redemption price relating to any such properties, at their then fair market value, may result in a shortfall in payment to, and/or the allocation of Realized Losses to, one or more classes of the Notes. Furthermore, the Master Servicing Fee, the Servicing Fee and the Indenture Trustee Fee, as well as expenses and reimbursements permitted to be paid from the assets of the Trust Estate under the Indenture or the applicable Servicing Agreement, in each case to the extent payable or reimbursable with respect to such Mortgage Loans, will be payable from the amount received in respect of such redemption price and therefore, as provided in the Indenture, will be excluded from the Available Payment Amount for the Payment Date of such redemption.

     In no event will the trust created by the Indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Indenture. See "Description of the Securities--Termination" in the Prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES


     Upon the issuance of the Notes, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that based on the application of existing law and assuming compliance with the Owner Trust Agreement, for federal income tax purposes, (a) the Notes will be characterized as indebtedness and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuer or the Depositor and (b) the Issuer will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704 or (iii) a "taxable mortgage pool" within the meaning of Section 7701(i) of the Code. The Notes will not be treated as having been issued with "original issue discount" (as defined in the Prospectus). The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the Mortgage Loans will prepay at a rate equal to __% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences" in the Prospectus.

     The Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Notes will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

     Prospective investors in the Notes should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Notes.



                             METHOD OF DISTRIBUTION


     Subject to the terms and conditions set forth in the Underwriting Agreement, dated ________ __, ____ (the "Underwriting Agreement"), the Depositor has agreed to sell, and [Name of Underwriter] (the "Underwriter") has agreed to purchase the Notes. The Underwriter is obligated to purchase all Notes of the respective classes offered hereby if it purchases any. The Underwriter is an affiliate of the Depositor.

     The Notes will be purchased from the Depositor by the Underwriter and will be offered by the Underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Notes, before deducting expenses payable by the Depositor, will be approximately ___% of the aggregate initial Note Balance of the Notes. In connection with the purchase and sale of the Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Offered Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Notes will be made through the facilities of DTC on or about the Closing Date.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.



                                SECONDARY MARKET


     There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Notes will be the monthly statements discussed in the Prospectus under "Description of the Securities--Reports to Securityholders", which will include information as to the outstanding principal balance of the Notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Notes may adversely affect the liquidity of the Notes, even if a secondary market for the Notes becomes available.



                                 LEGAL OPINIONS


     Certain legal matters relating to the Notes will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood, New York, New York.



                                     RATINGS


     It is a condition of the issuance of the Notes that the Class A Notes be rated "AAA" by _____________ ("____") and "AAA" by _______________ ("_____"),
that the Class M-1 Notes be rated at least "AA" by ______ and at least "AA" by ____, that the Class M-2 Notes be rated at least "A" by ____ and at least "A" by
_____ and that the Class M-3 Notes be rated at least "BBB" by _____.

     The ratings of _____ and _____ assigned to the Notes address the likelihood of the receipt by Noteholders of all payments to which such Noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the Notes, including the nature of the underlying mortgage loans. The ratings assigned to the Notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of such prepayments will differ from that originally anticipated. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to non-credit events.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Notes.

     The Depositor has not requested that any rating agency rate the Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes as stated above.



                                LEGAL INVESTMENT


     The Class A Notes and the Class M-1 Notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the Prospectus) and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities", provided that such restricting legislation was enacted prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Notes and the Class M-3 Notes will not constitute "mortgage related securities" for purposes of SMMEA.

     The Depositor makes no representations as to the proper characterization of the Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Notes constitute a legal investment or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the Prospectus.



                              ERISA CONSIDERATIONS


     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements (including, but not limited to, individual retirement accounts and annuities), as well as on collective investment funds and certain separate and general accounts of insurance companies in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code; "Disqualified Persons") and "parties in interest" (within the meaning of ERISA; "Parties in Interest") who have certain specified relationships to the Plan. Accordingly, prior to making an investment in the Notes, investing Plans should determine whether the Issuer, the Depositor, the Seller, the Trust Estate, the Underwriter, any other underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Servicers, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a Party in Interest or Disqualified Person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. Additionally, an investment of the assets of a Plan in securities may cause the assets included in the Trust Estate to be deemed "Plan Assets" of such Plan, and any person with certain specified relationships to the Trust Estate to be deemed a Party in Interest or Disqualified Person. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R.
Section 2510.3-101 (the "Plan Asset Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Estate), the underlying assets of that entity may be considered to be Plan Assets. The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Although not entirely free from doubt, it is believed that, as of the date hereof, the Notes will be treated as debt obligations without significant equity features for the purposes of the Plan Asset Regulations. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the Plan Asset Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Notes.

                           $___________ (APPROXIMATE)


                             NAMCO SECURITIES CORP.
                                    Depositor


                     MORTGAGE-BACKED NOTES, SERIES ____-___



                              Prospectus Supplement
                             Dated _______ __, ____






                                 Master Servicer


                              [NAME OF UNDERWRITER]
                                   Underwriter








YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.


WE ARE NOT OFFERING THE NOTES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR COVER PAGES.


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ __, ____.

                                     ANNEX I


            GLOBAL CLEARANCE, SETTLEMENT AND DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered NAMCO Securities Corp., NAMCO MBN Trust Series ____-__, Mortgage-Backed Notes, Series ____-__, Class A, Class M-1, Class M-2 and Class M-3 Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC, SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (I.E., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Noteholders or their agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         Filing Fee for Registration Statement................         $      *
         Legal Fees and Expenses..............................                *
         Accounting Fees and Expenses.........................                *
         Trustee's Fees and Expenses
                (including counsel fees)......................                *
         Printing and Engraving Fees..........................                *
         Rating Agency Fees...................................                *
         Miscellaneous........................................                *
                                                                      ---------
         Total  ..............................................        $       *
                                                                      ---------

--------

* To be provided by amendment.

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The By-laws of NAMCO Securities Corp. (the "Company") provide, in effect, that to the fullest extent permitted by law, the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Company, by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Company, or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of any type or kind, domestic or foreign, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred as a result of such action, suit or proceeding.

         The Company presently does not have liability insurance maintained covering directors and principal officers of the Company.

         Section 8(b) of the proposed form of Underwriting Agreement provides that each Underwriter severally will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended, against any losses, claims, damages or liabilities to which any of them may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934 or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or an alleged untrue statement of a material fact contained in the registration statement when it became effective, or in the Registration Statement, any related preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Underwriter, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against such loss, claim, damage, liability or action.

         The Pooling and Servicing Agreements with respect to each series of Certificates and the Servicing Agreements, Indentures and Owner Trust Agreements with respect to each series of Notes will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements with respect to each series of Certificates and the Servicing Agreements, Indentures and Owner Trust Agreements with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Agreements and related Securities other than such expenses related to particular Mortgage Loans.

EXHIBITS (ITEM 16 OF FORM S-3).

Exhibits--
           1.1  -- Form of Underwriting Agreement
           3.1  -- Articles of Incorporation
           3.2  -- By-Laws
           4.1 -- Form of Pooling and Servicing Agreement for an offering of consisting of senior and subordinate certificate classes Mortgage-Backed Notes
           4.2 -- Form of Pooling and Servicing Agreement for alternate forms of credit support (single class)
           4.3 -- Form of Servicing Agreement for an offering of Mortgage-Backed Notes
           4.4  -- Form of Trust Agreement for an offering of Mortgage-Backed
                   Notes

          4.5   --  Form of Indenture for an offering of Mortgage-Backed Notes.
          5.1   --  Opinion of Thacher Proffitt & Wood with respect to legality.
          8.1 -- Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included with Exhibit 5.1).
          23.1  --  Consent of Thacher Proffitt & Wood (included as part of
                    Exhibit 5.1 and Exhibit 8.1).
          24.1  --  Power of Attorney.


UNDERTAKINGS (ITEM 17 OF FORM S-3).

A.  UNDERTAKINGS PURSUANT TO RULE 415.

  The Registrant hereby undertakes:

           (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that subparts (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those subparts is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (f) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

B.         UNDERTAKING IN RESPECT OF INDEMNIFICATION.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, NAMCO Securities Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, state of Florida, on the 17th of March, 1999.

                                           NAMCO SECURITIES CORP.

                                           By:/s/Richard A. Mirro
                                              -----------------------------
                                              Richard A. Mirro
                                              President & Director

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                    TITLE                                DATE
/s/Richard A. Mirro                               President & Director                       March 17, 1999
------------------------------------------        (Principal Executive Officer)
Richard A. Mirro



/s/Fred B. Koons                                  Vice President, Treasurer &                March 17, 1999
------------------------------------------        Director
Fred B. Koons                                     (Principal Financial Officer)
                                                  (Principal Accounting Officer)


/s/Francis B. Jacobs II                           Vice President, Secretary &                March 17, 1999
------------------------------------------        Director
Francis B. Jacobs II


EXHIBIT INDEX


    NUMBER                                        DESCRIPTION                                        LOCATION OF EXHIBIT
                                                                                                        IN SEQUENTIAL
                                                                                                       NUMBERING SYSTEM
1.1             Form of Underwriting Agreement

3.1             Certificate of Incorporation of NAMCO Securities Corp.

3.2             By-Laws of NAMCO Securities Corp.

4.1 Form of Pooling and Servicing Agreement for an offering of consisting of senior and subordinate certificate classes Mortgage-
                Backed Notes

4.2 Form of Pooling and Servicing Agreement for alternate forms of credit support (single class)

4.3             Form of Servicing Agreement for an offering of Mortgage-Backed
                Notes

4.4             Form of Trust Agreement for an offering of Mortgage-Backed Notes

4.5             Form of Indenture for an offering of Mortgage-Backed Notes

5.1             Opinion of Thacher Proffitt & Wood with respect to legality

8.1 Opinon of Thacher Proffitt & Wood with respect to certain tax matters (included in Exhibit 5.1)

23.1            Consent of Thacher Proffitt & Wood (included as part of Exhibit 5.1 and Exhibit 8.1)

24.1            Power of Attorney